     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1997.

                                                            REGISTRATION NO.

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 -------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 -------------
   SOUTHERN INVESTMENTS UK PLC      SOUTHERN INVESTMENTS UK CAPITAL TRUST I
  (EXACT NAME OF REGISTRANT AS
    SPECIFIED IN ITS CHARTER)

                                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS
                                                    CHARTER)

ENGLAND AND WALES       4911             NONE            DELAWARE                  6733                  52-2032200
(STATE OR OTHER       (PRIMARY          (I.R.S.        (STATE OR OTHER        (PRIMARY STANDARD            (I.R.S.
JURISDICTION OF       STANDARD          EMPLOYER       JURISDICTION OF    INDUSTRIAL CLASSIFICATION        EMPLOYER
 INCORPORATION       INDUSTRIAL      IDENTIFICATION   INCORPORATION OR           CODE NUMBER)           IDENTIFICATION
OR ORGANIZATION)    CLASSIFICATION         NO.)          ORGANIZATION)                                        NO.)
                     CODE NUMBER)

                   -------------
         800 PARK AVENUE                  C/O BANKERS TRUST (DELAWARE)
           AZTEC WEST                   1001 JEFFERSON STREET, SUITE 550
           ALMONDSBURY                  WILMINGTON, DELAWARE 19801-1457
    BRISTOL BS12 4SE, ENGLAND                    (302) 576-3305
         44-1454-201-101           (ADDRESS,INCLUDING ZIP CODE, AND TELEPHONE
  (ADDRESS, INCLUDING ZIP CODE,   NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
 AND TELEPHONE NUMBER, INCLUDING          PRINCIPAL EXECUTIVE OFFICES)
   AREA CODE, OF REGISTRANT'S                    JAMES A. WARD
  PRINCIPAL EXECUTIVE OFFICES)               SOUTHERN ENERGY, INC.
          JAMES A. WARD                       900 ASHWOOD PARKWAY
      SOUTHERN ENERGY, INC.                        SUITE 500
       900 ASHWOOD PARKWAY                ATLANTA, GEORGIA 30338-4780
            SUITE 500                            (770) 379-7000
   ATLANTA, GEORGIA 30338-4780      (NAME, ADDRESS, INCLUDING ZIP CODE, AND
         (770) 379-7000            TELEPHONE NUMBER, INCLUDING AREA CODE, OF
  (NAME, ADDRESS, INCLUDING ZIP                AGENT FOR SERVICE)
   CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF AGENT
          FOR SERVICE)           -------------
                 PLEASE SEND COPIES OF ALL CORRESPONDENCE TO:
                            THOMAS J. HARTLAND, JR.
                             TROUTMAN SANDERS LLP
                    600 PEACHTREE STREET, N.E., SUITE 5200
                            ATLANTA, GEORGIA 30308
                                (404) 885-3000
                                 -------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                                 -------------
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                                 -------------
                        CALCULATION OF REGISTRATION FEE
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
                                            PROPOSED        PROPOSED
                               AMOUNT       MAXIMUM          MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF        TO BE    OFFERING PRICE     AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED   PER UNIT(1)   OFFERING PRICE(1)    FEE(2)
--------------------------------------------------------------------------------------
 Exchange Capital
  Securities, Liquidation
  Amount $1000 per
  Capital Security, of
  Southern Investments UK
  Capital Trust I.......     $82,000,000      100%         $82,000,000      $24,849
--------------------------------------------------------------------------------------
 Exchange Subordinated
  Debentures of Southern
  Investments
  UK plc(2).............
--------------------------------------------------------------------------------------
 Southern Investments UK
  plc Exchange Guarantee
  with respect to
  Exchange Capital
  Securities(3)(4).......
--------------------------------------------------------------------------------------
 Total(5)................    $82,000,000      100%         $82,000,000      $24,849
--------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated for the sole purpose of computing the registration fee. Pursuant to Rule 547(n) under the Securities Act, no separate fee is payable with respect to the Exchange Capital Securities Guarantee (the "Exchange Guarantee").
(2) No separate consideration will be received for the Exchange Subordinated Deferrable Interest Debentures (the "Exchange Subordinated Debentures") distributed upon any liquidation of Southern Investments UK Capital Trust I.
(3) No separate consideration will be received for the Southern Investments UK plc Exchange Guarantee.
(4) This Registration Statement (as the same may be amended from time to time (the "Registration Statement")) is deemed to cover rights of holders of Exchange Capital Securities of Southern Investments UK Capital Trust I under the Amended and Restated Declaration of Trust (the "Declaration of Trust"), the rights of holders of Exchange Subordinated Debentures under the Indenture, the rights of the holders of such Exchange Capital Securities under the Exchange Guarantee and certain backup undertakings as described herein.
(5) Such amount represents the liquidation amount of the Southern Investments UK Capital Trust I Exchange Capital Securities to be exchanged hereunder and the principal amount of Exchange Subordinated Debentures that may be distributed to holders of such Exchange Capital Securities upon any liquidation of Southern Investments UK Capital Trust I.
                                 -------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to Completion, Dated May 12, 1997

                                  $82,000,000

                    SOUTHERN INVESTMENTS UK CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
             8.23% EXCHANGE SUBORDINATED CAPITAL INCOME SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
             8.23% ORIGINAL SUBORDINATED CAPITAL INCOME SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)

                                 ------------
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                          SOUTHERN INVESTMENTS UK PLC

                                 ------------

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON      , 1997, UNLESS EXTENDED.

                                 ------------

  Southern Investments UK Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $82,000,000 aggregate liquidation amount of its 8.23% Exchange Subordinated Capital Income Securities (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 8.23% Subordinated Capital Income Securities (the "Original Capital Securities"), of which $82,000,000 aggregate liquidation amount are issued and outstanding. Pursuant to the Exchange Offer, Southern Investments UK plc, a public limited company incorporated under the laws of England and Wales (the "Company"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Original Capital Securities (the "Original Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) $84,537,000 aggregate principal amount of its 8.23% Subordinated Debentures due February 1, 2027 (the "Original Subordinated Debentures") for a like aggregate principal amount of its 8.23% Exchange Subordinated Debentures due February 1, 2027 (the "Exchange Subordinated Debentures"), which Exchange Guarantee and Exchange Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Subordinated Debentures are collectively referred to herein as the "Exchange Securities."
                                                        (Continued on next page)

  This Prospectus and the Letter of Transmittal are first being mailed to all
holders of Original Capital Securities on      , 1997.
                                 ------------
  SEE "RISK FACTORS" COMMENCING ON PAGE 22 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.
                                 ------------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is    , 1997.

(Continued from the previous page)

  The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not contain the $100,000 minimum liquidation amount transfer restriction, (iii) the Exchange Capital Securities will not provide for any increase in the distribution rate thereon and (iv) the Exchange Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of the Exchange Capital Securities", "Description of the Exchange Subordinated Debentures" and "Description of the Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement dated as of January 29, 1997 (the "Registration Rights Agreement") among the Company, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Original Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration of (as defined herein).

  The Exchange Capital Securities and the Original Capital Securities (collectively, the "Capital Securities") represent preferred undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the undivided beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). Bankers Trust Company is the Institutional Trustee (the "Institutional Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Subordinated Debentures (as defined herein). The Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of the Exchange Capital Securities."

  Except as described herein, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds.

  Holders of the Exchange Capital Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Subordinated Debentures, accruing from January 29, 1997 and payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 1997, at the annual rate of 8.23% of the liquidation amount of $1,000 per Capital Security. The Company will have the right to defer payments of interest on the Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Subordinated Debentures are so deferred, semi-annual distributions on the Trust Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Subordinated Debentures. During an Extension Period, interest on the Subordinated Debentures will continue to accrue (and the amount of distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 8.23% per annum, compounded semi-annually, to the extent permitted by applicable law, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of the Exchange Subordinated Debentures--Option to Extend Interest Payment

Period" and "Certain Income Tax Considerations--US Federal Income Tax Considerations--Interest Income and Original Issue Discount."

  The Company will, through the Capital Securities Guarantee, the Declaration, the Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Securities. See "Relationship Among the Capital Securities, the Subordinated Debentures and the Capital Securities Guarantee-- Full and Unconditional Guarantee." The Capital Securities Guarantee will guarantee payments of distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of the Exchange Guarantee." If the Company fails to make a required payment on the Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including any semi-annual distributions, on the Trust Securities. The Capital Securities Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. The obligations of the Company under the Capital Securities Guarantee and the Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of the Exchange Subordinated Debentures--Subordination").

  The Trust Securities will be subject to mandatory redemption at the applicable Redemption Price (as defined herein), (a) in whole but not in part,
(i) on the Stated Maturity Date upon repayment of the Subordinated Debentures, or (ii) at any time, contemporaneously with the optional prepayment of the Subordinated Debentures by the Company in the event that it has or will become obligated to pay Additional Amounts (as defined herein) or upon the occurrence and continuation of a Special Event (as defined herein), and (b) in whole or in part, contemporaneously with the optional prepayment by the Company of the Subordinated Debentures on or after February 1, 2007. See "Description of the Exchange Capital Securities--Special Event Redemption or Distribution" and "Description of the Exchange Capital Securities--Mandatory Redemption."

  The Company will have the right at any time to terminate the Trust and cause a distribution of the Subordinated Debentures to the holders of the Trust Securities in liquidation of the Trust. Unless the Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a termination of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a liquidation amount of $1,000 per Capital Security plus accumulated distributions thereon to the date of payment. See "Description of the Exchange Capital Securities--Liquidation Distribution Upon Dissolution."

  The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital

Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act,
(a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

  Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such Exchange Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, for a period not exceeding 90 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

  In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein), that upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Subordinated Debentures, as applicable) may be resumed, as the case may be.

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although Lehman Brothers Inc. and J.P. Morgan Securities Inc., the initial purchasers of the Original Capital Securities (the "Initial Purchasers"), have informed the Company and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Company and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the NASD Automated Quotation System.

  Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  Original Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on      , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange

Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate liquidation amount of not less than $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 liquidation amount (one Original Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive distributions on such Original Capital Securities and will be deemed to have waived the right to receive any distributions on such Original Capital Securities accumulated from and after January 29, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of distributions on August 1, 1997 will be entitled to receive distributions accumulated from and after January 29, 1997. See "The Exchange Offer--Distributions on Exchange Capital Securities."

  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

  As used herein, (i) the "Indenture" means the Indenture, dated as of January 29, 1997, as supplemented from time to time, among the Company, Bankers Trust Company, as trustee (the "Indenture Trustee"), and Bankers Trust Luxembourg S.A., as paying and transfer agent, relating to the Subordinated Debentures,
(ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Company, as sponsor, Bankers Trust Company, as Institutional Trustee (the "Institutional Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Regular Trustees named therein, and (iii) the "Capital Securities Guarantee" means the Guarantee Agreement relating to the Capital Securities between the Company and Bankers Trust Company, as trustee (the "Guarantee Trustee"). In addition, as the context may require, (i) "Capital Securities" and "Trust Securities" include the Original Capital Securities and the Exchange Capital Securities, (ii) "Subordinated Debentures" includes the Original Subordinated Debentures and the Exchange Subordinated Debentures and (iii) "Capital Securities Guarantee" includes the Original Guarantee and the Exchange Guarantee.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

  No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no significant operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debentures, issuing the Trust Securities and engaging in other activities as are necessary, advisable or incidental thereto. See "Southern Investments UK Capital Trust I," "Description of the Exchange Capital Securities," "Description of the Exchange Subordinated Debentures" and "Description of the Exchange Guarantee." In addition, the Company does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

  This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      ENFORCEABILITY OF CIVIL LIABILITIES

  The Company is a public limited company incorporated under the laws of England and Wales. Several of the directors and executive officers of the Company (and certain experts named in this Prospectus) are citizens or residents of the United Kingdom (the "UK"). All or a substantial portion of the assets of such persons and substantially all the assets of the Company are located outside the United States of America (the "US"). As a result, it may not be possible for investors to effect service of process within the US upon such persons or the Company or to enforce against them judgments of US courts predicated upon civil liabilities under US federal securities laws. There is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of US courts, of civil liabilities predicated upon US federal securities laws.

  The Declaration and the Trust Securities will be governed by, and construed in accordance with, the laws of the State of Delaware. The Capital Securities Guarantee, the Indenture and the Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. The Company has submitted to the non-exclusive jurisdiction of the Supreme Court of New York, New York County and the United States District Court for the Southern District of New York and any appellate court from either thereof for any suit, legal action or proceeding against the Company or its properties, assets or revenues with respect to its obligations, liabilities or any other matter arising out of or in connection with the Capital Securities Guarantee, the Indenture and the Subordinated Debentures. See "Description of the Exchange Subordinated Debentures--Governing Law; Submission to Jurisdiction."

                               ----------------

  The Company accepts responsibility for the information contained in this document. To the best of the knowledge and belief of the Company (which has taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

                               ----------------

  The Company publishes its consolidated financial statements in pounds sterling. In this Prospectus, references to "pounds sterling," "(Pounds)," "pence" or "p" are to UK currency and references to "US dollars," "US$" or "$" are to US currency. For the convenience of the reader, this Prospectus contains translations of certain pounds sterling amounts into US dollars at specified rates, or, if not so specified, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") on December 31, 1996 of $1.7123 = (Pounds)1.00. No representation is made that the pounds sterling amounts have been, could have been or could be converted into US dollars at the rates indicated or at any other rates. See "Exchange Rates" for historical information regarding Noon Buying Rates.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed financial and other information contained elsewhere in this Prospectus. References herein to the "Predecessor Company" mean SWEB (as defined below) prior to its acquisition by the Company. All references to a "fiscal" year mean a year ended March 31 and all references to a "calendar" year mean a year ended December 31. References to Pro Forma Fiscal Year 1996 mean the unaudited pro forma financial information of the Company presented for fiscal year 1996 as if the acquisition of SWEB by the Company had occurred as of April 1, 1995.

                                  THE COMPANY

  The Company is a wholly-owned subsidiary of Southern Investments UK Holdings Limited ("Holdings"), of which 75% is owned indirectly by The Southern Company ("Southern," and, together with its subsidiaries, the "Southern Company system") and 25% is owned indirectly by PP&L Resources, Inc. ("PP&L Resources"). The Company was incorporated as a public limited company under the laws of England and Wales on June 23, 1995, as a vehicle for the acquisition of South Western Electricity plc ("SWEB"), one of the 12 regional electricity companies ("RECs") in England and Wales licensed to distribute, supply and, to a limited extent, generate electricity. In September 1995, the Company gained effective control of SWEB, having acquired approximately 84% of its shares. The Company subsequently replaced SWEB's board of directors and certain senior managers with officers and employees of companies from within the Southern Company system. In November 1995, the Company acquired the remaining shares of SWEB. The Company's sole investment and only significant asset is the entire share capital of SWEB, which is headquartered in Bristol, England. At December 31, 1996, the Company had consolidated assets of (Pounds)1.711 billion ($2.930 billion). See "The Company."

  SWEB's two main business lines are the distribution of electricity and the supply of electricity to approximately 1.3 million customers primarily in its franchise area in southwest England (the "Franchise Area"). This area covers approximately 5,560 square miles and has a resident population of approximately
2.8 million. The distribution business and the supply business are distinct business segments and produced operating income of (Pounds)112 million ($192 million) and (Pounds)15 million ($26 million), respectively, in Pro Forma Fiscal Year 1996, representing substantially all of the Company's consolidated operating income in that pro forma fiscal year. See "Business--SWEB's Main Businesses."

  SWEB is the only distributor of electricity in its Franchise Area, and management believes that economic, environmental and regulatory factors are likely to prevent competitors from entering this business in SWEB's Franchise Area. SWEB has an exclusive right to supply electricity to customers in its Franchise Area with demand of not more than 100kW, which is scheduled to continue until at least March 31, 1998. The supply business to consumers with demand above 100kW, both inside and outside SWEB's Franchise Area, is open to competition, and SWEB is able to competitively bid or negotiate to supply electricity to such customers. See "The Electric Utility Industry in Great Britain."

  The operations of SWEB are regulated under its Public Electricity Supply license ("PES license") pursuant to which the distribution business, and the supply business to consumers with demand of not more than 100kW, are subject to a price cap regulatory framework that provides economic incentives to SWEB to increase the number of units of electricity distributed and supplied and to operate in a more cost-efficient manner.

  SWEB also has ancillary business activities that support the main businesses, including power generation and gas supply. See "Business--SWEB's Other Business Activities."

                    SOUTHERN INVESTMENTS UK CAPITAL TRUST I

  The Trust is a statutory business trust formed under the Delaware Business Trust Act pursuant to (i) the Declaration executed by the Company, as Sponsor, Bankers Trust Company, as Institutional Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the two individual Regular Trustees named therein, and
(ii) the filing of a certificate of trust with the Delaware Secretary of State on January 21, 1997. The Trust's business and affairs are conducted by the Institutional Trustee, the Delaware Trustee, and the two individual Regular Trustees, who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer, (ii) using the proceeds from the sale of the Trust Securities to acquire the Original Subordinated Debentures issued by the Company, (iii) exchanging the Original Subordinated Debentures for Exchange Subordinated Debentures in the Exchange Offer, and (iv) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Subordinated Debentures are now and will be the sole assets of the Trust, and payments under the Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are owned by the Company.

                               THE EXCHANGE OFFER

The Exchange Offer..........  Up to $82,000,000 aggregate liquidation amount of
                              Exchange Capital Securities are being offered in exchange for a like aggregate liquidation amount of Original Capital Securities. Original Capital Securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 (one Original Capital Securi-ty) in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Original Capital Secu-rities. For a description of the procedures for tendering Original Capital Securities, see "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Expiration Date.............  5:00 p.m., New York City time, on    , 1997, un-
                              less the Exchange Offer is extended by the Com-pany or the Trust (in which case the Expiration
                              Date will be the latest date and time to which the Exchange Offer is extended). See "The Ex-change Offer--Terms of the Exchange Offer."

Conditions to the Exchange    The Exchange Offer is subject to certain condi-
 Offer......................  tions, which may be waived by the Company and the
                              Trust in their sole discretion. The Exchange Of-fer is not conditioned upon any minimum liquida-tion amount of Original Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer." The Company and the Trust reserve the right in their sole and absolute dis-cretion, subject to applicable law, at any time and from time to time, (i) to delay the accept-ance of the Original Capital Securities for ex-change, (ii) to terminate the Exchange Offer if certain specified conditions have not been satis-fied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital
                              Securities tendered pursuant to the Exchange Of-fer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securi-ties, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any re-spect. See "The Exchange Offer--Terms of the Ex-change Offer."

Withdrawal Rights...........  Tenders of Original Capital Securities may be
                              withdrawn at any time on or prior to the Expira-tion Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
 Original Capital             Tendering holders of Original Capital Securities
 Securities.................  must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other re-quired documents, to the Exchange Agent, either with the Original Capital Securities to be ten-dered or in compliance with the specified proce-dures for guaranteed delivery of Original Capital
                              Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Hold-ers of Original Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to con-tact such person promptly if they wish to tender
                              Original Capital Securities pursuant to the Ex-change Offer. See "The Exchange Offer--Procedures for Tendering Original Capital Securities."

                              Letters of Transmittal and certificates repre-senting Original Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange Capital
 Securities.................  The Company and the Trust are making the Exchange
                              Offer in reliance on the position of the staff of the Division of Corporation Finance of the Com-mission as set forth in certain interpretive let-ters addressed to third parties in other transac-tions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Divi-sion of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Divi-sion of Corporation Finance of the Commission, and subject to the two immediately following sen-tences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Cap-ital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery require-ments of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the mean-ing of the Securities Act) of such Exchange Capi-tal Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Company or the Trust or who intends to partici-pate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Original Cap-ital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption un-der the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the reg-istration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securi-ties unless such sale is made pursuant to an ex-emption from such requirements. In addition, as described below, if any broker-dealer holds Orig-inal Capital Securities acquired for its own ac-count as a result of market-making or other trad-ing activities and exchanges such Original Capi-tal Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Cap-ital Securities.

                              Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrange-ment or understanding with any person to partici-pate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securi-ties, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Ex-change Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Se-curities must acknowledge that such Original Cap-ital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that, by so acknowledging and by deliver-ing a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Divi-sion of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who ac-quired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon ex-change of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an ex-change offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Ac-cordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own ac-count as a result of market-making or other trad-ing activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Ex-change Offer--Resales of Exchange Capital Securi-ties," the Company and the Trust have agreed that this Prospectus, as it may be amended or supple-mented from time to time, may be used by a Par-ticipating Broker-Dealer in connection with re-sales of such Exchange Capital Securities for a period not exceeding 90 days after the Expiration Date (subject to extension under certain limited circumstances). See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any re-sale transaction. See "The Exchange Offer--Re-sales of Exchange Capital Securities."

Exchange Agent..............  The exchange agent with respect to the Exchange
                              Offer is Bankers Trust Company (the "Exchange Agent"). The addresses, and telephone and facsim-ile numbers, of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds.............  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Ex-change Capital Securities offered hereby. See "Use of Proceeds."

Certain United States
 Federal Income Tax
 Consequences; ERISA
 Considerations.............
                              Holders of Original Capital Securities should re-view the information set forth under "Certain In-come Tax Considerations--US Federal Income Tax Considerations" and "Certain ERISA Considera-tions" prior to tendering Original Capital Secu-rities in the Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

Securities Offered..........  Up to $82,000,000 aggregate liquidation amount of the Trust's Exchange Capital Securities which have been registered under the Securities Act (liquidation amount $1,000 per Exchange Capital Security). The Exchange Capital Securities will be issued and the Original Capital Securities were issued under the Declaration. The Exchange Capital Securities and any Original Capital Secu-rities which remain outstanding after consumma-tion of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of the Exchange Capital Securities--Voting Rights; Modification and Amendment of the Declaration." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Origi-nal Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Origi-nal Capital Securities and will not provide for any increase in the distribution rate thereon. See "The Exchange Offer--Purpose of the Exchange Offer," "Description of the Exchange Capital Se-curities" and "Description of the Original Secu-rities."

Distribution Dates..........  February 1 and August 1 of each year, commencing
                              August 1, 1997.

Extension Periods...........  Distributions on Capital Securities will be de-
                              ferred for the duration of any Extension Period elected by the Company with respect to the pay-ment of interest on the Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date. See "Description of the Exchange Subordinated Debentures--Option to Extend Inter-est Payment Period" and "Certain Income Tax Con-siderations--US Federal Income Tax Considera-tions--Interest Income and Original Issue Dis-count."

Ranking.....................  The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro ra-ta, with the Original Capital Securities and the Common Securities except as described under "De-scription of the Exchange Capital Securities." The Exchange Subordinated Debentures will consti-tute unsecured obligations of the Company and will rank junior in right of payment to all Se-nior Indebtedness of the Company to the extent and in the manner set forth in the Indenture. See "Description of the Exchange Subordinated Deben-tures--Subordination." The Company's obligation under the Exchange Capital Securities Guarantee to make any Guarantee Payments will rank pari passu with the Original Guarantee and will con-stitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company, including the Subordinated Debentures, except for liabilities made pari passu or subordinate by their terms. See "Description of the Exchange Capital Securities Guarantee--Status of the Capi-tal Securities Guarantee."

Redemption..................  The Trust Securities will be subject to mandatory redemption (a) in whole but not in part (i) on the Stated Maturity Date upon repayment of the Subordinated Debentures or (ii) upon the optional prepayment by the Company of the Subordinated De-bentures in the event the Company has or will be-come obligated to pay Additional Amounts (as de-fined herein) or upon the occurrence and continu-ation of a Special Event and (b) in whole or in part, at any time contemporaneously with the op-tional prepayment of the Subordinated Debentures by the Company on or after February 1, 2007, in each case at the applicable Redemption Price. See "Description of the Exchange Capital Securities-- Mandatory Redemption" and "Description of the Ex-change Capital Securities--Special Event Redemp-tion or Distribution."

Distribution of
 Subordinated Debentures....  The Company will have the right at any time to terminate the Trust and cause the Subordinated Debentures to be distributed to the holders of Capital Securities in liquidation of the Trust. See "Description of the Exchange Capital Securi-ties--Special Event Redemption or Distribution."

Ratings.....................  The Capital Securities are rated "A-" by Standard
                              & Poor's Ratings Services, "A-" by Duff & Phelps Credit Rating Company and "Baa2" by Moody's In-vestors Service, Inc.

ERISA Considerations........  Prospective purchasers must carefully consider the restrictions on purchases set forth under "Certain ERISA Considerations."

Transfer Restrictions ......  The Exchange Capital Securities will be issued, and may be transferred, only in minimum denomina-tions of not less than $1,000. See "Description of the Exchange Capital Securities--Restrictions on Transfer." Any such transfer of Exchange Capi-tal Securities in denominations of less than $1,000 shall be deemed to be void and of no legal effect whatsoever.

Absence of Market for the
 Exchange Capital             The Exchange Capital Securities will be a new is-
 Securities.................  sue of securities for which there currently is no market. Although the Initial Purchasers have in-formed the Trust and the Company that they each currently intend to make a market in the Exchange
                              Capital Securities, the Initial Purchasers are not obligated to do so, and any such market mak-ing may be discontinued at any time without no-tice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. If an active market does not develop, the market price and li-quidity of the Exchange Capital Securities may be adversely affected. The Trust and the Company do not intend to apply for listing of the Exchange
                              Capital Securities on any securities exchange or for quotation through the NASD Automated Quota-tion System. See "Plan of Distribution."

Governing Law...............  The Declaration and the Trust Securities will be governed by, and construed in accordance with, the laws of the State of Delaware. The Capital Securities Guarantee, the Indenture and the Sub-ordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

                         SUMMARY FINANCIAL INFORMATION

  The following table sets forth summary consolidated financial data for the Company (the "Successor Company" or the "Company") and the Predecessor Company. For a description of the financial statements and records from which the following financial data have been derived, see "Selected Financial Data." This information should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto of the Successor Company and the Predecessor Company included elsewhere in this Prospectus.

  The unaudited pro forma condensed consolidated income statement and other data presented below for fiscal year 1996 reflect the acquisition by the Company of SWEB as if it had occurred as of April 1, 1995. Such unaudited pro forma condensed consolidated income statement and other data have been prepared by the Successor Company based upon assumptions deemed proper by it and reflect a preliminary allocation of the purchase price paid for the Predecessor Company. The unaudited pro forma condensed consolidated income statement and other data presented herein are shown for illustrative purposes only and are not necessarily indicative of the future results of operations of the Successor Company or of the results of operations of the Successor Company that would have actually occurred had the transaction been in effect for the period presented.

                              PREDECESSOR COMPANY
                                   UK GAAP(1)

                                         YEAR ENDED MARCH 31,
                          ------------------------------------------------------
                              1992          1993          1994          1995
                          ------------  ------------  ------------  ------------
                                           (AMOUNTS IN MILLIONS,
                                          EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME
 STATEMENT DATA:
 Turnover...............  (Pounds) 847  (Pounds) 892  (Pounds) 900  (Pounds) 875
 Operating costs........          (759)         (790)         (791)         (755)
                          ------------  ------------  ------------  ------------
 Operating profit.......            88           102           109           120
 Exceptional item(2)....           --            --            --            (20)
 Other income...........            10            11            15            17
 Interest, net..........           (15)          (12)           (7)           (5)
 Tax on profit..........           (21)          (23)          (24)          (26)
                          ------------  ------------  ------------  ------------
 Profit for financial
  period(3).............  (Pounds)  62  (Pounds)  78  (Pounds)  93  (Pounds)  86
                          ============  ============  ============  ============
 Dividends declared per
  share.................  (Pounds)0.17  (Pounds)0.20  (Pounds)0.24  (Pounds)0.27
                          ============  ============  ============  ============
                                               MARCH 31,
                          ------------------------------------------------------
                              1992          1993          1994          1995
                          ------------  ------------  ------------  ------------
                                         (AMOUNTS IN MILLIONS)
CONSOLIDATED BALANCE
 SHEET DATA:
 Fixed assets...........  (Pounds) 490  (Pounds) 544  (Pounds) 579  (Pounds) 615
 Current assets.........           212           213           301           254
 Creditors: Amounts
  falling due within one
  year..................          (179)         (176)         (205)         (243)
                          ------------  ------------  ------------  ------------
 Total assets less cur-
  rent liabilities......           523           581           675           626
 Creditors: Amounts
  falling due in more
  than one year.........           (85)          (87)          (92)          (95)
 Total shareholders'
  funds.................           425           479           543           494
                                         YEAR ENDED MARCH 31,
                          ------------------------------------------------------
                              1992          1993          1994          1995
                          ------------  ------------  ------------  ------------
                                  (AMOUNTS IN MILLIONS, EXCEPT RATIO)
OTHER CONSOLIDATED DATA:
 EBIT(4)................  (Pounds)  99  (Pounds) 115  (Pounds) 126  (Pounds) 142
 EBITDA(5)..............           123           141           154           173
 Cash flow from opera-
  tions(6)..............           128           140           245           124
 Ratio of earnings to
  fixed charges(7)......             6             8            12            13

                              PREDECESSOR COMPANY
                                   US GAAP(1)

                                                        PERIOD FROM        PRO FORMA
                            YEAR ENDED MARCH 31,       APRIL 1, 1995   NINE MONTHS ENDED
                          --------------------------  TO SEPTEMBER 17, DECEMBER 31, 1995
                              1994          1995          1995(8)       (UNAUDITED)(9)
                          ------------  ------------  ---------------- -----------------
                                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME
 STATEMENT DATA:
 Operating revenues.....  (Pounds) 808  (Pounds) 776    (Pounds) 299      (Pounds) 541
 Operating income.......           122           139              40                80
 Interest, net..........            (7)           (4)             (3)              (48)
 Gain on Sale of invest-
  ment..................           --            --              --                  7
 Other, net.............            16            16               1                 3
 Provision for income
  taxes.................           (43)          (50)            (13)              (15)
                          ------------  ------------    ------------     -------------
 Income from continuing
  operations............            88           101              25                27
 Discontinued opera-
  tions.................            --            (7)             (1)               --
                          ------------  ------------    ------------     -------------
 Net income.............  (Pounds)  88  (Pounds)  94    (Pounds)  24     (Pounds)   27
                          ============  ============    ============     =============
 Dividends declared per
  share ................  (Pounds)0.21  (Pounds)0.25    (Pounds)0.85     (Pounds) 0.85
                          ============  ============    ============     =============
                                         MARCH 31,
                                            1995
                                        ------------
                                          (AMOUNTS
                                        IN MILLIONS)
CONSOLIDATED BALANCE
 SHEET DATA:
 Property, plant and
  equipment, net........                (Pounds) 541
 Total assets...........                         869
 Total stockholder's eq-
  uity..................                         374
 Long-term debt.........                          95
 Short-term debt........                          24
                                                        PERIOD FROM        PRO FORMA
                            YEAR ENDED MARCH 31,       APRIL 1, 1995   NINE MONTHS ENDED
                          --------------------------  TO SEPTEMBER 17, DECEMBER 31, 1995
                              1994          1995          1995(8)       (UNAUDITED)(9)
                          ------------  ------------  ---------------- -----------------
                                      (AMOUNTS IN MILLIONS, EXCEPT RATIO)
OTHER CONSOLIDATED DATA:
 EBIT(4)................  (Pounds) 142  (Pounds) 162    (Pounds)  43       (Pounds) 97
 EBITDA(5)..............           170           193              58               128
 Cash flow from opera-
  tions(6)..............           236           100              69               142
 Ratio of earnings to
  fixed charges(7)......            13            15               9                 2

                               SUCCESSOR COMPANY
                                    US GAAP

                               PERIOD FROM              PRO FORMA              NINE MONTHS
                                INCEPTION           FISCAL YEAR ENDED             ENDED
                             (JUNE 23, 1995)          MARCH 31, 1996        DECEMBER 31, 1996
                           TO MARCH 31, 1996(8)       (UNAUDITED)(9)           (UNAUDITED)
                          ----------------------------------------------  -------------------------
                             (Pounds)      $(10)     (Pounds)     $(10)      (Pounds)      $(10)
                          --------------  ----------------------  ------  --------------  ---------
                                     (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME
 STATEMENT DATA:
 Operating revenues.....  (Pounds)   481  $   823  (Pounds)  780  $1,336  (Pounds)   602  $ 1,031
 Operating income.......              86      147            129     221              90      154
 Interest, net..........             (21)     (36)           (57)    (98)            (38)     (65)
 Gain on sale of invest-
  ments.................              14       24             --      --               1        2
 Other, net.............               2        3              3       5               4        7
 Provision for income
  taxes.................             (28)     (48)           (26)    (44)            (22)     (38)
                          --------------  -------  -------------  ------  --------------  -------
 Income from continuing
  operations............              53       90  (Pounds)   49  $   84              35       60
                                                   =============  ======
 Extraordinary gain on
  early
  extinguishment of
  debt..................               6       10                                     --       --
                          --------------  -------                         --------------  -------
 Net income.............  (Pounds)    59  $   100                         (Pounds)    35  $    60
                          ==============  =======                         ==============  =======
 Dividends declared per
  share.................  (Pounds)  3.82  $  6.54  (Pounds) 4.67  $ 8.00  (Pounds)  0.02  $  0.03
                          ==============  =======  =============  ======  ==============  =======
                                                                            DECEMBER 31, 1996
                              MARCH 31, 1996                                   (UNAUDITED)
                          -------------------------                       -------------------------
                             (Pounds)      $(10)                             (Pounds)      $(10)
                          --------------  ---------                       --------------  ---------
                          (AMOUNTS IN MILLIONS)                           (AMOUNTS IN MILLIONS)
CONSOLIDATED BALANCE
 SHEET DATA:
 Property, plant and
  equipment, net........  (Pounds) 1,207  $ 2,067                         (Pounds) 1,249  $ 2,139
 Total assets...........           1,686    2,887                                  1,711    2,930
 Total stockholder's eq-
  uity..................             368      630                                    366      627
 Short-term debt........             650    1,113                                    332      568
                               PERIOD FROM              PRO FORMA              NINE MONTHS
                                INCEPTION           FISCAL YEAR ENDED             ENDED
                             (JUNE 23, 1995)          MARCH 31, 1996        DECEMBER 31, 1996
                           TO MARCH 31, 1996(8)       (UNAUDITED)(9)           (UNAUDITED)
                          ----------------------------------------------  -------------------------
                             (Pounds)      $(10)     (Pounds)     $(10)      (Pounds)      $(10)
                          --------------  ----------------------  ------  --------------  ---------
                                         (AMOUNTS IN MILLIONS, EXCEPT RATIO)
OTHER CONSOLIDATED DATA:
 EBIT(4)................  (Pounds)    95  $   163  (Pounds)  141  $  241  (Pounds)    96  $   165
 EBITDA(5)..............             117      200            182     311             128      220
 Cash flow from opera-
  tions(13).............              25       43             94     161              52       89
 Ratio of earnings to
  fixed charges(7)......               4                       2                       2

                               BUSINESS SEGMENTS

                              PREDECESSOR COMPANY
                                   UK GAAP(1)

                                       YEAR ENDED MARCH 31,
                          --------------------------------------------------
                             1992         1993         1994         1995
                          -----------  -----------  -----------  -----------
                                         (AMOUNTS IN MILLIONS)
TURNOVER:
 Electricity distribu-
  tion..................  (Pounds)230  (Pounds)235  (Pounds)250  (Pounds)274
 Electricity supply.....          763          787          772          725
 Retailing(2)...........           53           72           79           82
 Other..................           21           59           78           84
 Less: Intra-busi-
  ness(11)..............         (220)        (261)        (279)        (290)
                          -----------  -----------  -----------  -----------
    Total...............  (Pounds)847  (Pounds)892  (Pounds)900  (Pounds)875
OPERATING PROFIT (LOSS):
 Electricity distribu-
  tion..................  (Pounds) 90  (Pounds) 85  (Pounds) 77  (Pounds) 96
 Electricity supply.....            4           16           25           15
 Retailing(2)...........           (1)          (2)           1            1
 Other..................           (5)           4            6            9
 Less: Intra-busi-
  ness(11)..............          --           --           --            (1)
                          -----------  -----------  -----------  -----------
    Total...............  (Pounds) 88  (Pounds)103  (Pounds)109  (Pounds)120
                                             MARCH 31,
                          --------------------------------------------------
                             1992         1993         1994         1995
                          -----------  -----------  -----------  -----------
                                       (AMOUNTS IN MILLIONS)
ASSETS:
 Electricity distribu-
  tion..................  (Pounds)449  (Pounds)454  (Pounds)472  (Pounds)504
 Electricity supply.....          139          134           91           89
 Retailing(2)...........           32           38           56           64
 Other..................           82          131          261          212
                          -----------  -----------  -----------  -----------
    Total...............  (Pounds)702  (Pounds)757  (Pounds)880  (Pounds)869

                               BUSINESS SEGMENTS

                              PREDECESSOR COMPANY
                                   US GAAP(1)

                                      YEAR ENDED MARCH 31,        PERIOD FROM
                                    -------------------------   APRIL 1, 1995 TO
                                       1994          1995      SEPTEMBER 17, 1995
                                    -----------  ------------  ------------------
                                               (AMOUNTS IN MILLIONS)
OPERATING REVENUE:
 Electricity distribution.......... (Pounds)250  (Pounds)274      (Pounds) 105
 Electricity supply................         772          725               276
 Other.............................          54           57                23
 Less: Intra-business(11)..........        (268)        (280)             (105)
                                    -----------  -----------      ------------
    Total.......................... (Pounds)808  (Pounds)776      (Pounds) 299
OPERATING INCOME (LOSS):
 Electricity distribution.......... (Pounds) 84  (Pounds)112      (Pounds)  42
 Electricity supply................          27           18                 2
 Other.............................          11           10                (4)
 Less: Intra-business(11)..........         --            (1)               --
                                    -----------  -----------      ------------
    Total.......................... (Pounds)122  (Pounds)139      (Pounds)  40
                                                  MARCH 31,
                                                     1995
                                                 ------------
                                                   (AMOUNTS
                                                 IN MILLIONS)
ASSETS:
 Electricity distribution..........              (Pounds)531
 Electricity supply................                       93
 Other.............................                      245
                                                 -----------
    Total..........................              (Pounds)869

                               BUSINESS SEGMENTS
                               SUCCESSOR COMPANY
                                    US GAAP

                                                           PRO FORMA
                                 PERIOD FROM           FISCAL YEAR ENDED      NINE MONTHS ENDED
                          INCEPTION (JUNE 23, 1995)      MARCH 31, 1996       DECEMBER 31, 1996
                             TO MARCH 31, 1996(8)        (UNAUDITED)(9)          (UNAUDITED)
                          ------------------------------------------------  -------------------------
                              (Pounds)        $(10)     (Pounds)    $(10)      (Pounds)      $(10)
                          ----------------  ----------------------  ------  --------------  ---------
                                                 (AMOUNTS IN MILLIONS)
OPERATING REVENUE:
 Electricity distribu-
  tion..................  (Pounds)     147  $     252  (Pounds)252  $  431  (Pounds)   169  $   289
 Electricity supply.....               450        770          726   1,243             560      959
 Other..................                33         56           54      93              41       70
 Less: Intra-busi-
  ness(11)..............              (149)      (255)        (252)   (431)           (168)    (287)
                          ----------------  ---------  -----------  ------  --------------  -------
    Total...............  (Pounds)     481  $     823  (Pounds)780  $1,336  (Pounds)   602  $ 1,031
OPERATING INCOME (LOSS):
 Electricity distribu-
  tion..................  (Pounds)      72  $     123  (Pounds)112  $  192  (Pounds)    76  $   130
 Electricity supply.....                13         22           15      26              12       21
 Other..................                 1          2            3       5               3        5
 Less: Intra-busi-
  ness(11)..............               --         --            (1)     (2)             (1)      (2)
                          ----------------  ---------  -----------  ------  --------------  -------
    Total...............  (Pounds)      86  $     147  (Pounds)129  $  221  (Pounds)    90  $   154
                                                                              DECEMBER 31, 1996
                                MARCH 31, 1996                                   (UNAUDITED)
                          -----------------------------                     -------------------------
                              (Pounds)        $(10)                            (Pounds)      $(10)
                          ----------------  -----------                     --------------  ---------
                            (AMOUNTS IN MILLIONS)                           (AMOUNTS IN MILLIONS)
ASSETS(12):
 Electricity distribu-
  tion..................  (Pounds)   1,422  $   2,435                       (Pounds) 1,480  $ 2,534
 Electricity supply.....               102        175                                  132      226
 Other..................               162        277                                   99      170
                          ----------------  ---------                       --------------  -------
    Total...............  (Pounds)   1,686  $   2,887                       (Pounds) 1,711  $ 2,930

--------
 (1) The financial data for the Predecessor Company shown on pages (i) 16 and 19 and (ii) 17 and 20 were derived from financial statements for the Predecessor Company prepared, respectively, in accordance with UK GAAP and US GAAP. The principal differences between US GAAP and UK GAAP as applied to the Predecessor Company relate to the treatment of discontinued operations, pension costs and deferred taxes.
 (2) A provision for the disposition of the electrical appliance retailing business resulted in an exceptional item for the fiscal year ended March 31, 1995. The actual disposition of this business segment occurred in June 1995.
 (3) Excluding the exceptional item, profit for fiscal year 1995 would have been (Pounds)98 million.
 (4) EBIT equals income from continuing operations before the sum of interest expense and income taxes. EBIT for the period from inception (June 23, 1995) to March 31, 1996 and for Pro Forma Fiscal Year 1996 excludes a nonrecurring gain on sale of investment of (Pounds)14 million ($24 million). This information is provided for informational purposes only and such measure should not be construed as an alternative to operating income (as determined in accordance with US GAAP) as an indicator of operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with US GAAP) as a measure of liquidity.
 (5) EBITDA equals income from continuing operations before the sum of interest expense, income taxes, depreciation and amortization. EBITDA for the period from inception (June 23, 1995) to March 31, 1996 and for Pro Forma Fiscal Year 1996 excludes a nonrecurring gain on sale of investment of (Pounds)14 million ($24 million). This information is provided for informational purposes only and such measure should not be construed as an alternative to operating income (as determined in accordance with US GAAP) as an indicator of operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with US GAAP) as a measure of liquidity.
 (6) Cash flow from operations increased in fiscal year 1994 as a result of customers who paid bills in advance in order to avoid paying value added taxes which were introduced by the British government.
 (7) The ratio of earnings to fixed charges is computed as the sum of pretax income from continuing operations and fixed charges divided by fixed charges. Fixed charges consist of interest expensed.
 (8) On September 18, 1995, the Successor Company obtained effective control of the Predecessor Company pursuant to the Successor Company's offer to acquire the Predecessor Company.
 (9) Pro Forma Nine Months Ended December 31, 1995 and Pro Forma Fiscal Year 1996 financial information gives effect to the acquisition of the Predecessor Company by the Successor Company as if it had occurred on April 1, 1995. See pages F-42, F-43 and F-44 included in this Prospectus.
(10) Solely for the convenience of the reader, pounds sterling amounts have been translated into US dollars at the Noon Buying Rate on December 31, 1996 of $1.7123 = (Pounds)1.00.
(11) Intra-business eliminations consist primarily of intercompany transactions between the distribution business and the supply business and intra-business transactions between ancillary support businesses. Pursuant to the UK regulatory framework, SWEB's distribution of electricity to its supply customers within its own Franchise Area is billed to SWEB's supply business, which in turn incorporates the distribution charge into the bill sent to the final end user.
(12) Includes goodwill, net of amortization, and prepaid pension costs of (Pounds)173 million ($296 million) and (Pounds)95 million ($163 million), respectively, at March 31, 1996.
(13) Cash flow from operations for the period from inception (June 23, 1995) to March 31, 1996 includes the settlement of accounts payable balances of (Pounds)39 million ($67 million).

                                 RISK FACTORS

  Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the Exchange Capital Securities offered hereby.

FACTORS RELATING TO THE ELECTRIC UTILITY BUSINESS IN GREAT BRITAIN

PRICE REGULATION OF DISTRIBUTION

  The distribution business of SWEB is regulated under its PES license pursuant to which revenue of the distribution business is controlled by the Distribution Price Control Formula (as defined herein). The Distribution Price Control Formula determines the maximum average price per unit of electricity (expressed in kilowatt hours, a "unit") that a REC may charge. The elements used in the Distribution Price Control Formula are established for a five-year period and are subject to review by the Director General of Electricity Supply (the "Regulator") at the end of each five-year period and at other times in the discretion of the Regulator. At each review, the Regulator can adjust the value of certain elements in the Distribution Price Control Formula. In July 1994, a review resulted in a 14% price reduction, before allowing for inflation, effective April 1, 1995. In July 1995, a further review of distribution prices was concluded by the Regulator for fiscal years 1997 to 2000. As a result of this further review, SWEB's distribution prices were reduced by a further 11%, before allowing for inflation, effective April 1, 1996. There can be no assurance that any review by the Regulator will not adversely affect the Company. See "The Electric Utility Industry in Great Britain--The Structure of the Electricity Industry in Great Britain-- Distribution of Electricity."

COMPETITION IN SUPPLY

  Each PES license holder currently has an exclusive right, subject to price cap regulation, to supply customers in its franchise area with a maximum demand of not more than 100kW ("Franchise Supply Customers"). However, the supply business is being progressively opened to competition. The market for customers with a maximum demand above 1MW has been open to competition for suppliers of electricity since privatization while, for customers with a maximum demand above 100kW ("Non-Franchise Supply Customers"), the market became competitive in April 1994. The final stage of this process is expected to take place over a period of six months commencing April 1, 1998 when competition in supply to Franchise Supply Customers will be phased in. There can be no assurance that competition among suppliers of electricity will not adversely affect the Company. See "Business--SWEB's Main Businesses--Supply Business."

POOL PURCHASE PRICE VOLATILITY

  SWEB's supply business to Non-Franchise Supply Customers generally involves entering into fixed price contracts to supply electricity to its customers. SWEB obtains the electricity to satisfy its obligations under such contracts primarily by purchases from the wholesale trading market for electricity in England and Wales (the "Pool"), which was established at the time of privatization for bulk trading of electricity in England and Wales between generators and suppliers. See "The Electric Utility Industry in Great Britain." Because the price of electricity purchased from the Pool can be volatile, to the extent that SWEB purchases electricity from the Pool, SWEB is exposed to risk arising from differences between the fixed price at which it sells and the fluctuating prices at which it purchases electricity unless it can effectively hedge such exposure. SWEB's ability to manage such risk at acceptable levels will depend, in part, on the specifics of the supply contracts that SWEB enters into, SWEB's ability to implement and manage an appropriate hedging strategy and the development of an adequate market for hedging instruments. No assurance can be given that this risk will be effectively mitigated. See "Business--SWEB's Main Businesses--Supply Business."

FACTORS RELATING TO THE EXCHANGE OFFER

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

  The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities which remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Original Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

  The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of the Exchange Capital Securities--Voting Rights; Modification and Amendment of the Declaration."

  The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 28, 1997 and declared effective by July 28, 1997, the distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement has been filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of the Original Securities."

EXCHANGE OFFER PROCEDURES

  Issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Original Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

FACTORS RELATING TO THE CAPITAL SECURITIES AND THE SUBORDINATED DEBENTURES

RANKING OF SUBORDINATED OBLIGATIONS UNDER CAPITAL SECURITIES GUARANTEE AND SUBORDINATED DEBENTURES

  The obligations of the Company under the Subordinated Debentures are unsecured obligations of the Company and will be subordinate and junior in right of payment, to the extent set forth herein, to all Senior Indebtedness of the Company, except obligations and securities made pari passu or subordinate by their terms, but senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of its capital stock. The Company's obligations under the Capital

Securities Guarantee to make any Guarantee Payments will constitute unsecured obligations and will rank subordinate and junior in right of payment to all other liabilities of the Company, including the Subordinated Debentures, except for liabilities made pari passu or subordinate by their terms. At December 31, 1996, liabilities of the Company on a consolidated basis aggregated approximately (Pounds)1,345 million ($2,303 million). The terms of the Capital Securities, the Subordinated Debentures or the Capital Securities Guarantee do not limit the ability of the Company to incur additional indebtedness or other liabilities, including indebtedness that ranks senior to or pari passu with the Subordinated Debentures and the Capital Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness or other liabilities. See "Description of the Exchange Guarantee--Status of the Capital Securities Guarantee" and "Description of the Exchange Subordinated Debentures--Subordination."

  The Indenture contains no provisions which would afford the holders of Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company or a change of control of the Company.

TRUST DISTRIBUTIONS DEPENDENT ON THE COMPANY'S PAYMENTS ON SUBORDINATED
DEBENTURES

  The Trust's ability to make distributions and other payments on the Capital Securities is solely dependent upon the Company making interest and other payments on the Subordinated Debentures deposited as trust assets as and when required. If the Company were not to make distributions or other payments on the Subordinated Debentures for any reason, including as a result of the Company's election to defer the payment of interest on the Subordinated Debentures by extending the interest period on the Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Capital Securities would not be able to rely on the Capital Securities Guarantee since distributions and other payments on the Capital Securities are subject to such Guarantee only if and to the extent that the Company has made a payment to the Trust of interest or principal on the Subordinated Debentures deposited in the Trust as trust assets. Instead, holders of Capital Securities would rely on the enforcement by the Institutional Trustee of its rights against the Company pursuant to the terms of the Indenture. However, if the Trust's failure to make distributions on the Capital Securities is a consequence of the Company's exercise of its right to extend the interest payment period for the Subordinated Debentures, the Institutional Trustee will have no right to enforce the payment of distributions on the Capital Securities until an Event of Default under the Declaration shall have occurred.

  The Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject.

THE COMPANY MAY DEFER INTEREST PAYMENTS ON SUBORDINATED DEBENTURES

  So long as the Company shall not be in default in the payment of interest on the Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures for an Extension Period not exceeding 10 consecutive semi-annual interest periods, during which no interest shall be due and payable, provided that no Extension Period may extend beyond the Stated Maturity Date of the Subordinated Debentures. In such an event, semi-annual distributions on the Capital Securities would not be made (but would continue to accrue with interest thereon at the rate of 8.23% per annum, compounded semi-annually, to the extent permitted by applicable law) by the Trust during any such Extension Period. If the Company exercises the right to extend an interest payment period, the Company may not during such Extension Period (a) declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock except for dividends, payments or distributions payable in shares of its capital stock, reclassifications of its capital stock and conversions or exchanges of capital stock of one class or series for capital stock of another class or series and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan or other similar arrangement of the Company or any of its subsidiaries or (b) make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures (except by conversion into or exchange for shares of its capital stock) or (c) make any guarantee payment with respect to the foregoing. Any Extension Period with respect to payment of interest on the Subordinated Debentures will apply to distributions with respect to the Capital Securities.

  Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also pay on any Interest Payment Date all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 10 consecutive semi-annual interest periods each or more numerous shorter Extension Periods) throughout the term of the Subordinated Debentures. See "Description of the Exchange Capital Securities--Distributions" and "Description of the Exchange Subordinated Debentures--Option to Extend Interest Payment Period."

TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIODS

  Should an Extension Period occur, a holder of Capital Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the Subordinated Debentures held by the Trust for United States federal income tax purposes. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of distributions. See "Certain Income Tax Considerations--US Federal Income Tax Considerations-- Interest Income and Original Issue Discount."

POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

  As described above, the Company has the right to extend an interest payment period on the Subordinated Debentures from time to time for periods not exceeding 10 consecutive semi-annual interest periods. If the Company determines to extend an interest payment period, the market price of the Capital Securities is likely to be adversely affected. In addition, as a result of such rights, the market price of the Capital Securities (which represent an undivided interest in the Trust) may be more volatile than other similar securities that do not have such rights. A holder that disposes of its Capital Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Capital Securities. See "Description of the Exchange Subordinated Debentures--Option to Extend Interest Payment Period."

LACK OF ESTABLISHED TRADING MARKET FOR EXCHANGE CAPITAL SECURITIES


  The Original Capital Securities were issued to, and the Company believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Original Capital Securities may be transferred by the holders thereof only in blocks having a liquidation amount of not less than $100,000 (100 Original Capital Securities). The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities, or as to the liquidity of or the trading market for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

  If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Company and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

  Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

  Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

SPECIAL EVENT REDEMPTION; DISTRIBUTION OF SUBORDINATED DEBENTURES

  Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), the Company will have the option to redeem the Subordinated Debentures in cash (with the result that the Capital Securities shall be redeemed). In addition, the Company will have the right at any time to terminate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Exchange Capital Securities--Special Event Redemption or Distribution." There can be no assurance as to the market prices for the Subordinated Debentures that may be distributed in exchange for Capital Securities if a termination and liquidation of the Trust were to occur.

  Under current United States federal income tax law, a distribution of the Subordinated Debentures upon liquidation of the Trust would not be a taxable event to holders of the Capital Securities, provided, however, that a redemption of the Subordinated Debentures may be taxable. See "Certain Income Tax Considerations--US Federal Income Tax Considerations--Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

LIMITED VOTING RIGHTS

  Holders of Capital Securities will have limited voting rights and will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the holders of the Common Securities. See "Description of the Exchange Capital Securities--Voting Rights."

OTHER FACTORS

CHANGE OF GOVERNMENT IN THE UK

  On May 1, 1997 a new Labour government in the UK was elected. The Labour Party's election manifesto included the commitment to introduce a windfall tax on excess profits of privatised utilities. Neither the total amount of government revenue to be raised by the tax nor the allocation of the tax between utilities has been announced. There can be no assurance that the introduction of a windfall tax or other policies of the new government would not adversely affect the Company.

                    SOUTHERN INVESTMENTS UK CAPITAL TRUST I

  The Trust is a statutory business trust that was formed under the Delaware Business Trust Act (the "Business Trust Act") on January 21, 1997 pursuant to a declaration of trust dated January 21, 1997, as amended and restated on January 29, 1997 among the Trustees (as defined herein) and the Company, as sponsor, and the filing of a certificate of trust with the Secretary of State of Delaware. The Trust exists for the purpose of (a) issuing and selling the Trust Securities and effecting the Exchange Offer, (b) using the proceeds from the sale of the Trust Securities to acquire the Original Subordinated Debentures, (c) exchanging the Original Subordinated Debentures for the Exchange Subordinated Debentures in the Exchange Offer and (d) engaging in such other activities as are necessary, advisable or incidental thereto. The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Trust Indenture Act (as defined below) to the extent applicable and the Business Trust Act. The Company acquired Common Securities in an amount equal to at least 3% of the total capital of the Trust and owns, directly or indirectly, all of the issued and outstanding Common Securities. The Capital Securities and the Common Securities have equivalent terms; provided that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Capital Securities will have a priority over holders of the Common Securities with respect to distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees.

  The number of Trustees of the Trust is initially four. Two of the Trustees are the Regular Trustees, who are employees or officers of or affiliated with the Company. The third trustee is Bankers Trust Company, as Institutional Trustee, which will act as the indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The fourth trustee is Bankers Trust (Delaware), which will serve as the Delaware Trustee. The Regular Trustees, the Institutional Trustee and the Delaware Trustee are sometimes collectively referred to herein as the "Trustees". Pursuant to the Declaration, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Subordinated Debentures. The Institutional Trustee will promptly make distributions to the holders of the Trust Securities out of any funds in the Trust. The Capital Securities Guarantee will be held by Bankers Trust Company, acting in its separate capacity as Capital Securities Guarantee Trustee for the benefit of the holders of the Capital Securities.

  Under the Declaration, the Trust shall not, and the Trustees (including the Institutional Trustee) shall cause the Trust not to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the Declaration. In particular, the Trust shall not and the Trustees (including the Institutional Trustee) shall not (a) invest any proceeds received by the Trust from holding the Subordinated Debentures but shall promptly distribute all such proceeds to holders of Trust Securities pursuant to the terms of the Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any investments, other than investments represented by the Subordinated Debentures; (e) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Securities in any way whatsoever;
(f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities; (g) incur any indebtedness for borrowed money or (h)(1) except as otherwise provided in the Declaration or the Capital Securities, direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee with respect to the Subordinated Debentures, (2) waive any past default that is waivable under the applicable provisions of the Indenture, (3) exercise any right to rescind or annul any declaration that the principal of all of the Subordinated Debentures shall be due and payable or (4) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures or the Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Institutional Trustee shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such action will not cause more than an insubstantial risk that the Trust will not be classified as a grantor trust for United States federal income tax purposes.

  Except as provided below or under the Business Trust Act and the Trust Indenture Act, holders of Capital Securities will have no voting rights. See "Description of the Exchange Capital Securities--Voting Rights."

  The Institutional Trustee, for the benefit of the holders of the Trust Securities, is authorized under the Declaration to exercise all rights under the Indenture with respect to the Subordinated Debentures and to enforce the Company's obligations under the Subordinated Debentures upon the occurrence of an Indenture Event of Default. The Institutional Trustee, as the Guarantee Trustee, shall also be authorized to enforce the rights of holders of Capital Securities under the Capital Securities Guarantee. If the Trust's failure to make distributions on the Capital Securities is a consequence of the Company's exercise of its right to extend the interest payment period for the Subordinated Debentures, the Institutional Trustee will have no right to enforce the payment of distributions on the Capital Securities until an Event of Default under the Declaration shall have occurred. Holders of at least a majority in liquidation amount of the Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and the Capital Securities Guarantee. Any holder of Capital Securities may institute a legal proceeding against the Company to enforce the Capital Securities Guarantee. See "Description of the Exchange Capital Securities--Voting Rights."

  If an Indenture Event of Default occurs and is continuing with respect to any Subordinated Debenture, an Event of Default under the Declaration will occur and be continuing with respect to the Trust Securities. In such event, the Declaration provides that the holders of Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Capital Securities have been cured or waived. Until all such Events of Default with respect to the Capital Securities have been so cured or waived, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and consequently under the Indenture. If any Event of Default with respect to the Capital Securities is waived by the holders of the Capital Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "Description of the Exchange Capital Securities."

  The Declaration provides that the Trustees may treat the person in whose name a Capital Security is registered on the books and records of the Trust as the sole holder thereof for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Capital Securities on the part of any person, whether or not the Trust shall have actual or other notice thereof. Capital Securities will be issued in fully registered form. Subject to the rules and procedures of DTC described under "Description of the Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer," interests in the Capital Securities will be held in the form of a global certificate registered on the books and records of the Trust in the name of DTC or its nominee. Under the Declaration:

    (i) the Trust and the Trustees shall be entitled to deal with DTC (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the Declaration, and except as set forth in the Declaration, shall have no obligation to persons owning Capital Securities ("Capital Security Beneficial Owners") registered in the name of and held by DTC (or any successor depositary) or its nominee; and

    (ii) the rights of Capital Security Beneficial Owners shall be exercised only through DTC (or any successor depositary) and shall be limited to those established by law and agreements between such Capital Security Beneficial Owners and DTC and/or its participating organizations ("Participants"). See "Description of the Exchange Capital Securities-- Form, Denomination, Book-Entry Procedures and Transfer." With respect to Capital Securities registered in the name of and held by DTC or its nominee, all notices and other communications required under the Declaration shall be given to, and all distributions on such Capital Securities shall be given or made to, DTC (or its successor).

  In the Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Risk Factors--Trust Distributions Dependent on the Company's Payments on Subordinated Debentures." The foregoing obligations of the Company under the Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has agreed in the Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

  THE FOREGOING SUMMARY OF CERTAIN PROVISIONS OF THE DECLARATION IS A DISCUSSION OF THE MATERIAL TERMS OF THE DECLARATION, BUT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DECLARATION.

  The business address of the Trust is Southern Investments UK Capital Trust I c/o Bankers Trust (Delaware), 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801-1457.

                                  THE COMPANY

  The Company is a wholly-owned subsidiary of Holdings, of which 75% is owned indirectly by Southern and 25% is owned indirectly by PP&L Resources. The Company was incorporated as a public limited company under the laws of England and Wales on June 23, 1995, as a vehicle for the acquisition of SWEB, one of the 12 RECs in England and Wales licensed to distribute, supply and, to a limited extent, generate electricity. In September 1995, the Company gained effective control of SWEB, having acquired approximately 84% of its shares. The Company subsequently replaced SWEB's board of directors and certain senior managers with officers and employees of companies from within the Southern Company system. In November 1995, the Company acquired the remaining shares of SWEB. The Company's sole investment and only significant asset is the entire share capital of SWEB, which is headquartered in Bristol, England. At December 31, 1996, the Company had consolidated assets of (Pounds)1.711 billion ($2.930 billion). The following organizational chart illustrates the ownership structure of the Company and SWEB in summary form.

                                     LOGO

  SWEB's two main business lines are the distribution of electricity and the supply of electricity to approximately 1.3 million customers in its Franchise Area. The distribution business and the supply business are distinct business segments and produced operating income of (Pounds)112 million ($192 million) and (Pounds)15 million ($26 million), respectively, in Pro Forma Fiscal Year 1996, representing substantially all of the Company's consolidated operating income in that pro forma fiscal year.

  The Company's registered office and principal executive offices are located at 800 Park Avenue, Aztec West, Almondsbury, Bristol BS12 4SE, England, and its telephone number is 44 -1454 -201-101.

FRANCHISE AREA

  SWEB operates primarily in its Franchise Area which covers approximately 5,560 square miles extending from Bristol and Bath in the northeast, 188 miles southwest along the peninsula to Land's End and 28 miles beyond to the Isles of Scilly. SWEB's Franchise Area has a resident population of approximately
2.8 million.

REGULATION

  The revenues and operations of SWEB are regulated by the Regulator through SWEB's PES license. Under that license, SWEB provides electricity distribution services to virtually all consumers in its Franchise Area

(whether supplied by SWEB's independent supply business or by other suppliers) and must offer electricity supply services to all consumers in its Franchise Area. Franchise Supply Customers within the Franchise Area (primarily residential/domestic and small commercial consumers) can only be supplied by SWEB. Non-Franchise Supply Customers within the Franchise Area (primarily large commercial and agricultural and industrial consumers) may choose to be supplied by SWEB or another supplier. Similarly, SWEB may supply electricity to Non-Franchise Supply Customers outside SWEB's Franchise Area.

  Under the terms of SWEB's PES license, the distribution business and the supply business to Franchise Supply Customers are subject to a price cap regulatory framework that provides economic incentives to SWEB to increase the number of units of electricity distributed and supplied and to operate in a cost-efficient manner. The price cap framework, however, does not apply to Non-Franchise Supply Customers, and SWEB is able to competitively bid or negotiate to supply electricity to such customers. SWEB's PES license also limits the scope of SWEB's business activities and its ability, among other things, to transfer assets and make loans. See "The Electric Utility Industry in Great Britain--The Structure of the Electricity Industry in Great Britain-- Distribution of Electricity" and "--Electricity Supply."

DISTRIBUTION BUSINESS

  SWEB's distribution business is the ownership, management and operation of the electricity distribution network within SWEB's Franchise Area. The primary activity of the distribution business is the receipt of electricity from the national grid transmission system and its distribution to end users of electricity that are connected to SWEB's power lines. Virtually all electricity supplied (whether by SWEB's independent supply business or by other suppliers) to consumers in SWEB's Franchise Area is transported through its distribution network, thus providing SWEB with distribution volume that is stable from year to year.

  SWEB's distribution business has grown in both its customer base and in the number of units distributed, primarily reflecting economic and population growth in the South West of England. The South West, of which the Franchise Area forms the greater part, has benefited from economic growth (as measured by gross domestic product, "GDP") which exceeded the UK average from 1991 through 1996 and has also benefited from an average unemployment rate during calendar year 1996 of approximately 6.3%, which was below the UK average of 7.5%, according to a 1997 study by Cambridge Econometrics. At March 31, 1996, SWEB had experienced a 5-year compound annual growth rate of 0.8% in customers and a 5-year compound annual growth rate of 2.3% in units distributed.

  Since its acquisition by the Company, SWEB has introduced several initiatives that focus on its distribution business. A number of areas for cost savings and performance improvement have been identified which, together with service innovations, are expected to improve the current level of customer satisfaction and SWEB's financial performance. In this regard, a total of 667 staff reductions (mainly in the distribution business and representing 20% of staff at the time of the acquisition by the Company of
SWEB) are planned, of which 611 occurred prior to December 31, 1996. In addition, new work practices developed in consultation with SWEB's unions have contributed to cost savings. See "Business--SWEB's Main Businesses-- Distribution Business--Strategy."

SUPPLY BUSINESS

  SWEB's supply business is selling electricity to end users, purchasing such electricity, primarily from the Pool, and arranging for its distribution to those end users. SWEB's supply business is comprised predominantly of supplying Franchise Supply Customers. In fiscal year 1996, these customers accounted for approximately 82% of all units of electricity supplied by SWEB. SWEB's exclusive right to supply these customers is scheduled to continue, subject to price regulation, until March 31, 1998, from which date competition to supply Franchise Supply Customers is scheduled to be progressively introduced.

  Since its acquisition by the Company, SWEB has completed a review of the supply market, established new goals for its supply business and adopted new strategies for achieving those goals. The key goals established are the retention of its current Franchise Supply Customers as supply customers after March 31, 1998 and the increase of SWEB's share of electricity supplied to Non-Franchise Supply Customers both inside and outside SWEB's Franchise Area. As a result of this strategy, SWEB expects to supply a larger portion of units to Non-Franchise Supply Customers than in fiscal year 1996.

  SWEB's strategy for retaining its Franchise Supply Customers is to build customer loyalty and offer competitive prices. SWEB seeks to build customer loyalty by providing superior service, including reliable distribution service. To provide responsive service for billing and other matters, SWEB has installed a state-of-the-art call center to handle customers' needs and is continuing work on improving and enhancing a billing system to provide customers with important information in a user-friendly format.

  Most of SWEB's Non-Franchise Supply Customers, who are primarily large commercial and industrial companies, are located in SWEB's Franchise Area. They are typically supplied through individual contracts for a duration of one to two years based on competitively bid or negotiated prices.

  SWEB's strategy for increasing market share among Non-Franchise Supply Customers is to provide more competitive pricing, the superior service described above and customized service that will be supported through an expanded staff of key customer account managers utilizing new integrated information systems.

OTHER BUSINESS ACTIVITIES

  SWEB also has ancillary business activities that support the main electricity businesses, including power generation and gas supply. See "Business--SWEB's Other Business Activities."

PARENT COMPANIES

  Southern owns several companies that together constitute one of the largest investor-owned electric utility systems in the United States in terms of total sales, electricity revenues and installed capacity. The Southern Company system provides energy to approximately 4.8 million customers in Alabama, Georgia, the panhandle of Florida, southeastern Mississippi and southwestern England through its five southeastern United States utility operating subsidiaries, which are Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company and Savannah Electric and Power Company, and in England through SWEB. The Southern Company system currently has ownership interests in over 75 power plants with more than 320 generating units and with total electric generating capacity of over 36,000 MW. Southern Energy, Inc. ("Southern Energy"), a wholly owned subsidiary of Southern, focuses on management of, and investment opportunities related to, international and domestic power generation, the independent US domestic power market and international electricity businesses. Within the Southern Company system, Southern Energy has management supervisory responsibility for Holdings, the Company and SWEB, as well as certain other investments by the Southern Company system in electricity businesses in the United States, Argentina, Chile, China, the Bahamas, Indonesia, the Philippines and Trinidad and Tobago. SWEB is the third largest operating company in the Southern Company system in terms of revenue, assets and number of customers. The acquisition of SWEB is consistent with Southern's stated objective of growing businesses outside of its core US regulated utilities to contribute to the consolidated earnings growth of Southern. In January 1997, Southern indirectly acquired a controlling interest in Consolidated Electric Power Asia ("CEPA"). CEPA is the largest independent power producer in Asia.

  PP&L Resources is the holding company for Pennsylvania Power & Light Company ("PP&L") and Power Markets Development Company ("PMDC"). PP&L, a public utility company headquartered in Allentown, Pennsylvania, provides electric service to approximately 1.2 million homes and businesses throughout a 10,000 square mile area in central and eastern Pennsylvania. PMDC, which has been a subsidiary of PP&L Resources since 1995, develops, owns and operates electric generation and distribution companies in Argentina, Bolivia, Peru, Spain, Portugal, and the United Kingdom, with the most significant commitment to date being PMDC's investment in Holdings. In March 1997, PMDC entered into an agreement to acquire a controlling interest in a Chilean holding company that owns several electric distribution companies in Chile and Bolivia. PMDC intends to continue its strategic growth in Europe and Latin America with the intent of providing a significant contribution to PP&L Resources earnings by the year 2000.

                                USE OF PROCEEDS

  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities and the Exchange Guarantee offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like liquidation amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

  All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Subordinated Debentures. The Company used the net proceeds from the sale of the Original Subordinated Debentures, amounting to approximately $81 million ((Pounds)50 million), to refinance a term loan and for general corporate purposes.

                                CAPITALIZATION

  The following table sets forth, at December 31, 1996, (i) the actual consolidated capitalization of the Successor Company, and (ii) the consolidated capitalization adjusted to reflect the issuance of the Subordinated Debentures and the application of the net proceeds thereof. This table should be read in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto of the Successor Company included elsewhere in this Prospectus.

                                        DECEMBER 31, 1996
                          ----------------------------------------------------
                                  ACTUAL                  AS ADJUSTED
                          -------------------------  -------------------------
                           (Pounds)     $        %    (Pounds)     $        %
                          ----------- ------    ---  ----------- ------    ---
                                 (AMOUNTS IN MILLIONS, EXCEPT %)
Capitalization:
  Short-term debt........ (Pounds)307 $  525(1)  31% (Pounds)282 $  483(1)  28%
  Senior Notes...........         300    500     31          300    500     30
  Company Obligated
   Mandatorily Redeemable
   Subordinated Capital
   Income Securities of
   Subsidiary Trust Hold-
   ing Company Subordi-
   nated Debentures(3)...         --     --     --            50     82(2)   5
  Total stockholder's eq-
   uity..................         366    627(1)  38          366    627(1)  37
                          ----------- ------    ---  ----------- ------    ---
  Total capitalization... (Pounds)973 $1,652    100% (Pounds)998 $1,692    100%
                          =========== ======    ===  =========== ======    ===

--------
(1) Solely for convenience of the reader, UK pounds sterling amounts have been translated into US dollars at the Noon Buying Rate on December 31, 1996 of $1.7123 = (Pounds)1.00.
(2) Adjusted on the basis that the net proceeds of the issuance of the Capital Securities were $81 million ((Pounds)50 million).
(3) As described in this Prospectus, all of the assets of the Trust will be the Subordinated Debentures of the Company with an aggregate principal amount not exceeding $84,537,000, and upon redemption of such debt, the Capital Securities will be mandatorily redeemable.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be presented as a separate line item in the consolidated balance sheet of the Company, and appropriate disclosures concerning the Capital Securities, the Capital Securities Guarantee and the Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Capital Securities as an expense.

                                EXCHANGE RATES

  The following table sets out, for the periods indicated, certain information concerning the exchange rates between UK pounds sterling and US dollars based on the Noon Buying Rates.

   FISCAL YEAR                                   PERIOD END AVERAGE(1) HIGH LOW
   -----------                                   ---------- ---------- ---- ----
                                                      ($ PER (Pounds)1.00)
   1992.........................................    1.51       1.77    2.00 1.51
   1993.........................................    1.48       1.50    1.59 1.42
   1994.........................................    1.57       1.53    1.64 1.46
   1995.........................................    1.55       1.58    1.64 1.53
   1996.........................................    1.53       1.53    1.56 1.50
   1997, through December 31....................    1.71       1.59    1.71 1.50

--------
(1) The average of the Noon Buying Rates in effect on the last business day of each month during the relevant period.

                            SELECTED FINANCIAL DATA

  The income statement and balance sheet data of the Predecessor Company for each of the four fiscal years ended 1995 and for the period from April 1 to September 17, 1995, and of the Company (the "Successor Company" or the "Company") for the period from inception (June 23, 1995) to March 31, 1996, have been derived from the audited consolidated financial statements of the Predecessor Company and the Successor Company, respectively. The unaudited consolidated income statement data for the nine months ended December 31, 1995 and 1996 have been derived from the unaudited consolidated financial statements of the Predecessor and Successor Company, respectively. The unaudited consolidated balance sheet data as of December 31, 1996 have been derived from the financial statements of the Successor Company. In the opinion of the management of the Company, all adjustments (consisting of only normal recurring adjustments) considered necessary for fair presentation of the condensed unaudited consolidated financial statements have been included, and the accompanying condensed consolidated financial statements present fairly the financial position and the results of operations for the interim periods presented. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto of the Predecessor Company and the Successor Company included elsewhere in this Prospectus.

  The unaudited pro forma condensed consolidated income statement and other data presented below for fiscal year 1996 reflect the acquisition by the Company of SWEB as if it had occurred as of April 1, 1995. Such unaudited pro forma condensed consolidated income statement and other data have been prepared by the Successor Company based upon assumptions deemed proper by it and reflect a preliminary allocation of the purchase price paid for the Predecessor Company. The unaudited pro forma condensed consolidated income statement and other data presented herein are shown for illustrative purposes only and are not necessarily indicative of the future results of operations of the Successor Company or of the results of operations of the Successor Company that would have actually occurred had the transaction been in effect for the period presented.

                              PREDECESSOR COMPANY
                                  UK GAAP(1)

                                         YEAR ENDED MARCH 31,
                          ------------------------------------------------------
                              1992          1993          1994          1995
                          ------------  ------------  ------------  ------------
                                           (AMOUNTS IN MILLIONS,
                                          EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME
 STATEMENT DATA:
 Turnover...............  (Pounds) 847  (Pounds) 892  (Pounds) 900  (Pounds) 875
 Operating costs........          (759)         (790)         (791)         (755)
                          ------------  ------------  ------------  ------------
 Operating profit.......            88           102           109           120
 Exceptional item(2)....           --            --            --            (20)
 Other income...........            10            11            15            17
 Interest, net..........           (15)          (12)           (7)           (5)
 Tax on profit..........           (21)          (23)          (24)          (26)
                          ------------  ------------  ------------  ------------
 Profit for financial
  period(3).............  (Pounds)  62  (Pounds)  78  (Pounds)  93  (Pounds)  86
                          ============  ============  ============  ============
 Dividends declared per
  share.................  (Pounds)0.17  (Pounds)0.20  (Pounds)0.24  (Pounds)0.27
                          ============  ============  ============  ============
                                         YEAR ENDED MARCH 31,
                          ------------------------------------------------------
                              1992          1993          1994          1995
                          ------------  ------------  ------------  ------------
                                         (AMOUNTS IN MILLIONS)
CONSOLIDATED BALANCE
 SHEET DATA:
 Fixed assets...........  (Pounds) 490  (Pounds) 544  (Pounds) 579  (Pounds) 615
 Current assets.........           212           213           301           254
 Creditors: Amounts
  falling due within one
  year..................          (179)         (176)         (205)         (243)
                          ------------  ------------  ------------  ------------
 Total assets less cur-
  rent liabilities......           523           581           675           626
 Creditors: Amounts
  falling due in more
  than one year.........           (85)          (87)          (92)          (95)
 Total shareholders'
  funds.................           425           479           543           494
                                         YEAR ENDED MARCH 31,
                          ------------------------------------------------------
                              1992          1993          1994          1995
                          ------------  ------------  ------------  ------------
                                  (AMOUNTS IN MILLIONS, EXCEPT RATIO)
OTHER CONSOLIDATED DATA:
 EBIT(4)................  (Pounds)  99  (Pounds) 115  (Pounds) 126  (Pounds) 142
 EBITDA(5)..............           123           141           154           173
 Cash flow from opera-
  tions(6)..............           128           140           245           124
 Ratio of earnings to
  fixed charges(7)......             6             8            12            13

                              PREDECESSOR COMPANY
                                   US GAAP(1)

                                                        PERIOD FROM        PRO FORMA
                            YEAR ENDED MARCH 31,       APRIL 1, 1995   NINE MONTHS ENDED
                          --------------------------  TO SEPTEMBER 17, DECEMBER 31, 1995
                              1994          1995          1995(8)       (UNAUDITED)(9)
                          ------------  ------------  ---------------- -----------------
                                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME
 STATEMENT DATA:
 Operating revenues.....  (Pounds) 808  (Pounds) 776    (Pounds) 299     (Pounds) 541
 Operating income.......           122           139              40               80
 Interest, net..........            (7)           (4)             (3)             (48)
 Gain on sale of invest-
  ment..................            --            --              --                7
 Other, net.............            16            16               1                3
 Provision for income
  taxes.................           (43)          (50)            (13)             (15)
                          ------------  ------------    ------------     ------------
 Income from continuing
  operations............            88           101              25               27
 Discontinued opera-
  tions.................            --            (7)             (1)              --
                          ------------  ------------    ------------     ------------
 Net income.............  (Pounds)  88  (Pounds)  94    (Pounds)  24     (Pounds)  27
                          ============  ============    ============     ============
 Dividends declared per
  share ................  (Pounds)0.21  (Pounds)0.25    (Pounds)0.85     (Pounds)0.85
                          ============  ============    ============     ============
                                         MARCH 31,
                                            1995
                                        ------------
                                          (AMOUNTS
                                        IN MILLIONS)
CONSOLIDATED BALANCE
 SHEET DATA:
 Property, plant and
  equipment, net........                (Pounds) 541
 Total assets...........                         869
 Total stockholder's eq-
  uity..................                         374
 Long-term debt.........                          95
 Short-term debt........                          24
                                                                           PRO FORMA
                                                        PERIOD FROM    NINE MONTHS ENDED
                            YEAR ENDED MARCH 31,       APRIL 1, 1995       DECEMBER
                          --------------------------  TO SEPTEMBER 17,      31, 1995
                              1994          1995          1995(8)       (UNAUDITED)(9)
                          ------------  ------------  ---------------- -----------------
                                      (AMOUNTS IN MILLIONS, EXCEPT RATIO)
OTHER CONSOLIDATED DATA:
 EBIT(4)................  (Pounds) 142  (Pounds) 162    (Pounds)  43      (Pounds) 97
 EBITDA(5)..............           170           193              58              128
 Cash flow from opera-
  tions(6)..............           236           100              69              142
 Ratio of earnings to
  fixed charges(7)......            13            15               9                2

                               SUCCESSOR COMPANY
                                    US GAAP

                                                            PRO FORMA              NINE MONTHS
                                 PERIOD FROM            FISCAL YEAR ENDED             ENDED
                          INCEPTION (JUNE 23, 1995)       MARCH 31, 1996        DECEMBER 31, 1996
                             TO MARCH 31, 1996(8)         (UNAUDITED)(9)           (UNAUDITED)
                          --------------------------------------------------  -------------------------
                              (Pounds)        $(10)      (Pounds)     $(10)      (Pounds)      $(10)
                          ----------------  ------------------------  ------  --------------  ---------
                                       (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED INCOME
 STATEMENT DATA:
 Operating revenues.....  (Pounds)     481  $     823  (Pounds)  780  $1,336  (Pounds)   602  $ 1,031
 Operating income.......                86        147            129     221              90      154
 Interest, net..........               (21)       (36)           (57)    (98)            (38)     (65)
 Gain on sale of invest-
  ments.................                14         24            --      --                1        2
 Other, net.............                 2          3              3       5               4        7
 Provision for income
  taxes.................               (28)       (48)           (26)    (44)            (22)     (38)
                          ----------------  ---------  -------------  ------  --------------  -------
 Income from continuing
  operations............                53         90  (Pounds)   49  $   84              35       60
                                                       =============  ======
 Extraordinary gain on
  early extinguishment
  of debt...............                 6         10                                    --       --
                          ----------------  ---------                         --------------  -------
 Net income.............  (Pounds)      59  $     100                         (Pounds)    35  $    60
                          ================  =========                         ==============  =======
 Dividends declared per
  share.................  (Pounds)    3.82  $    6.54  (Pounds) 4.67  $ 8.00  (Pounds)  0.07  $  0.12
                          ================  =========  =============  ======  ==============  =======
                                                                                DECEMBER 31, 1996
                                MARCH 31, 1996                                     (UNAUDITED)
                          -----------------------------                       -------------------------
                              (Pounds)        $(10)                              (Pounds)      $(10)
                          ----------------  -----------                       --------------  ---------
                            (AMOUNTS IN MILLIONS)                             (AMOUNTS IN MILLIONS)
CONSOLIDATED BALANCE
 SHEET DATA:
 Property, plant and
  equipment, net........  (Pounds)   1,207  $   2,068                         (Pounds) 1,249  $ 2,139
 Total assets...........             1,686      2,887                                  1,711    2,930
 Total stockholder's eq-
  uity..................               368        630                                    366      627
 Short-term debt........               650      1,113                                    332      568
                                                            PRO FORMA              NINE MONTHS
                                 PERIOD FROM            FISCAL YEAR ENDED             ENDED
                          INCEPTION (JUNE 23, 1995)       MARCH 31, 1996        DECEMBER 31, 1996
                             TO MARCH 31, 1996(8)         (UNAUDITED)(9)           (UNAUDITED)
                          --------------------------------------------------  -------------------------
                              (Pounds)        $(10)      (Pounds)     $(10)      (Pounds)      $(10)
                          ----------------  ------------------------  ------  --------------  ---------
                                           (AMOUNTS IN MILLIONS, EXCEPT RATIO)
OTHER CONSOLIDATED DATA:
 EBIT(4)................  (Pounds)      95  $     163  (Pounds)  141  $  241  (Pounds)    96  $   165
 EBITDA(5)..............               117        200            182     311             128      220
 Cash flow from opera-
  tions(13).............                25         43             94     161              52       89
 Ratio of earnings to
  fixed charges(7)......                 4                         2                       2

                               BUSINESS SEGMENTS

                              PREDECESSOR COMPANY
                                   UK GAAP(1)

                                       YEAR ENDED MARCH 31,
                          --------------------------------------------------
                             1992         1993         1994         1995
                          -----------  -----------  -----------  -----------
                                         (AMOUNTS IN MILLIONS)
TURNOVER:
 Electricity distribu-
  tion..................  (Pounds)230  (Pounds)235  (Pounds)250  (Pounds)274
 Electricity supply.....          763          787          772          725
 Retailing(2)...........           53           72           79           82
 Other..................           21           59           78           84
 Less: Intra-busi-
  ness(11)..............         (220)        (261)        (279)        (290)
                          -----------  -----------  -----------  -----------
    Total...............  (Pounds)847  (Pounds)892  (Pounds)900  (Pounds)875
OPERATING PROFIT (LOSS):
 Electricity distribu-
  tion..................  (Pounds) 90  (Pounds) 85  (Pounds) 77  (Pounds) 96
 Electricity supply.....            4           16           25           15
 Retailing(2)...........           (1)          (2)           1            1
 Other..................           (5)           4            6            9
 Less: Intra-busi-
  ness(11)..............          --           --           --            (1)
                          -----------  -----------  -----------  -----------
    Total...............  (Pounds) 88  (Pounds)103  (Pounds)109  (Pounds)120
                                       YEAR ENDED MARCH 31,
                          --------------------------------------------------
                             1992         1993         1994         1995
                          -----------  -----------  -----------  -----------
                                       (AMOUNTS IN MILLIONS)
ASSETS:
 Electricity distribu-
  tion..................  (Pounds)449  (Pounds)454  (Pounds)472  (Pounds)504
 Electricity supply.....          139          134           91           89
 Retailing(2)...........           32           38           56           64
 Other..................           82          131          261          212
                          -----------  -----------  -----------  -----------
    Total...............  (Pounds)702  (Pounds)757  (Pounds)880  (Pounds)869

                               BUSINESS SEGMENTS

                              PREDECESSOR COMPANY
                                   US GAAP(1)

                                       YEAR ENDED
                                       MARCH 31,              PERIOD FROM
                                -------------------------   APRIL 1, 1995 TO
                                   1994          1995      SEPTEMBER 17, 1995
                                -----------  ------------  ------------------
                                             (AMOUNTS IN MILLIONS)
OPERATING REVENUE:
 Electricity distribution...... (Pounds)250  (Pounds)274      (Pounds) 105
 Electricity supply............         772          725               276
 Other.........................          54           57                23
 Less: Intra-business(11)......        (268)        (280)             (105)
                                -----------  -----------      ------------
    Total...................... (Pounds)808  (Pounds)776      (Pounds) 299
OPERATING INCOME (LOSS):
 Electricity distribution...... (Pounds) 84  (Pounds)112      (Pounds)  42
 Electricity supply............          27           18                 2
 Other.........................          11           10                (4)
 Less: Intra-business(11)......         --           (1)                --
                                -----------  -----------      ------------
    Total...................... (Pounds)122  (Pounds)139      (Pounds)  40
                                              MARCH 31,
                                                 1995
                                             ------------
                                               (AMOUNTS
                                             IN MILLIONS)
ASSETS:
 Electricity distribution......              (Pounds)531
 Electricity supply............                       93
 Other.........................                      245
                                             -----------
    Total......................              (Pounds)869

                               BUSINESS SEGMENTS
                               SUCCESSOR COMPANY
                                    US GAAP

                               PERIOD FROM             PRO FORMA             NINE MONTHS
                                INCEPTION          FISCAL YEAR ENDED            ENDED
                            (JUNE 23, 1995) TO       MARCH 31, 1996       DECEMBER 31, 1996
                            MARCH 31, 1996(8)        (UNAUDITED)(9)          (UNAUDITED)
                          --------------------------------------------  -------------------------
                             (Pounds)      $(10)    (Pounds)    $(10)      (Pounds)      $(10)
                          --------------  --------------------  ------  --------------  ---------
                                               (AMOUNTS IN MILLIONS)
OPERATING REVENUE:
 Electricity distribu-
  tion..................  (Pounds)   147  $   252  (Pounds)252  $  431  (Pounds)   169  $   289
 Electricity supply.....             450      770          726   1,243             560      959
 Other..................              33       56           54      93              41       70
 Less: Intra-busi-
  ness(11)..............            (149)    (255)        (252)   (431)           (168)    (287)
                          --------------  -------  -----------  ------  --------------  -------
    Total...............  (Pounds)   481  $   823  (Pounds)780  $1,336  (Pounds)   602  $ 1,031
OPERATING INCOME (LOSS):
 Electricity distribu-
  tion..................  (Pounds)    72  $   123  (Pounds)112  $  192  (Pounds)    76  $   130
 Electricity supply.....              13       22           15      26              12       21
 Other..................               1        2            3       5               3        5
 Less: Intra-busi-
  ness(11)..............             --       --           (1)      (2)             (1)      (2)
                          --------------  -------  -----------  ------  --------------  -------
    Total...............  (Pounds)    86  $   147  (Pounds)129  $  221  (Pounds)    90  $   154
                                                                          DECEMBER 31, 1996
                              MARCH 31, 1996                                 (UNAUDITED)
                          -------------------------                     -------------------------
                             (Pounds)      $(10)                           (Pounds)      $(10)
                          --------------  ---------                     --------------  ---------
                          (AMOUNTS IN MILLIONS)                         (AMOUNTS IN MILLIONS)
ASSETS(12):
 Electricity distribu-
  tion..................  (Pounds) 1,422  $ 2,435                       (Pounds) 1,480  $ 2,534
 Electricity supply.....             102      175                                  132      226
 Other..................             162      277                                   99      170
                          --------------  -------                       --------------  -------
    Total...............  (Pounds) 1,686  $ 2,887                       (Pounds) 1,711  $ 2,930

--------
 (1) The financial data for the Predecessor Company shown on pages (i) 35 and 38 and (ii) 36 and 39 were derived from financial statements for the Predecessor Company prepared, respectively, in accordance with UK GAAP and US GAAP. The principal differences between US GAAP and UK GAAP as applied to the Predecessor Company relate to the treatment of discontinued operations, pension costs and deferred taxes.
 (2) A provision for the disposition of the electrical appliance retailing business resulted in an exceptional item for the fiscal year ended March 31, 1995. The actual disposition of this business segment occurred in June 1995.
 (3) Excluding the exceptional item, profit for fiscal year 1995 would have been (Pounds)98 million.
 (4) EBIT equals income from continuing operations before the sum of interest expense and income taxes. EBIT for the period from inception (June 23, 1995) to March 31, 1996 and for Pro Forma Fiscal Year 1996 excludes a nonrecurring gain on sale of investment of (Pounds)14 million ($24 million). This information is provided for informational purposes only and such measure should not be construed as an alternative to operating income (as determined in accordance with US GAAP) as an indicator of operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with US GAAP) as a measure of liquidity.
 (5) EBITDA equals income from continuing operations before the sum of interest expense, income taxes, depreciation and amortization. EBITDA for the period from inception (June 23, 1995) to March 31, 1996 and for Pro Forma Fiscal Year 1996 excludes a nonrecurring gain on sale of investment of (Pounds)14 million ($24 million). This information is provided for informational purposes only and such measure should not be construed as an alternative to operating income (as determined in accordance with US
     GAAP) as an indicator of operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with US
     GAAP) as a measure of liquidity.
 (6) Cash flow from operations increased in fiscal year 1994 as a result of customers who paid bills in advance in order to avoid paying value added taxes which were introduced by the British government.
 (7) The ratio of earnings to fixed charges is computed as the sum of pretax income from continuing operations and fixed charges divided by fixed charges. Fixed charges consist of interest expensed.
 (8) On September 18, 1995, the Successor Company obtained effective control of the Predecessor Company pursuant to the Successor Company's offer to acquire the Predecessor Company.
 (9) Pro Forma Nine Months Ended December 31, 1995 and Pro Forma Fiscal Year 1996 financial information gives effect to the acquisition of the Predecessor Company by the Successor Company as if it had occurred on April 1, 1995. See pages F-42, F-43 and F-44 included in this Prospectus.
(10) Solely for the convenience of the reader, pounds sterling amounts have been translated into US dollars at the Noon Buying Rate on December 31, 1996 of $1.7123 = (Pounds)1.00.
(11) Intra-business eliminations consist primarily of intercompany transactions between the distribution business and the supply business and intra-business transactions between ancillary support businesses. Pursuant to the UK regulatory framework, SWEB's distribution of electricity to its supply customers within its own Franchise Area is billed to SWEB's supply business, which in turn incorporates the distribution charge into the bill sent to the final end user.
(12) Includes goodwill, net of amortization, and prepaid pension costs of (Pounds)173 million ($296 million) and (Pounds)95 million ($163 million), respectively, at March 31, 1996.
(13) Cash flow from operations for the period from inception (June 23, 1995) to March 31, 1996 includes the settlement of accounts payable balances of (Pounds)39 million ($67 million).

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the consolidated financial statements and the notes thereto of Southern Investments UK plc (the "Successor Company" or the "Company") and with the consolidated financial statements and the notes thereto of South Western Electricity plc and its subsidiaries (the "Predecessor Company" or "SWEB") and "Selected Financial Data" included elsewhere in this Prospectus. The consolidated financial statements of the Successor Company and the consolidated financial statements of the Predecessor Company discussed in this Section are presented in accordance with US GAAP.

INTRODUCTION

BACKGROUND

  The Company was incorporated as a public limited company under the laws of England and Wales in June 1995, as a vehicle for the acquisition of SWEB. In September 1995, the Company gained effective control of SWEB, having acquired approximately 84% of its shares. The Company subsequently replaced SWEB's board of directors and certain senior managers with officers and employees of companies from within the Southern Company system. In November 1995, the Company acquired the remaining shares of SWEB. Total consideration for the acquisition was (Pounds)1.063 billion ($1.820 billion) excluding a special dividend of (Pounds)52 million ($89 million) paid by SWEB to its former shareholders (other than those whose shares the Company had purchased in the open market). Such dividend, when considered in aggregate with the final dividend of (Pounds)23 million ($39 million) paid in October 1995 in respect of fiscal year 1995, yields the (Pounds)75 million ($128 million) payment of preacquisition dividends disclosed in the financial statements located elsewhere in this Prospectus.

ACCOUNTING FOR THE ACQUISITION

  The recorded assets and liabilities of SWEB immediately prior to the time the Company gained effective control of SWEB were (Pounds)855 million and (Pounds)515 million, respectively. As a result of the purchase method of accounting, the amount of SWEB's assets recorded on the books of the Company was increased by (Pounds)910 million to their fair value of (Pounds)1.765 billion ($3.022 billion), and the amount of SWEB's liabilities recorded on the books of the Company was increased by (Pounds)362 million to their fair value of (Pounds)877 million ($1.502 billion). The increase in liabilities included the establishment of reserves totaling (Pounds)44 million related principally to staff reductions and the disposition of ancillary businesses. The resulting difference between the purchase price of (Pounds)1.063 billion and the difference between the fair value of the assets acquired and the fair value of the liabilities assumed as well as the reserves established resulted in goodwill of (Pounds)175 million.

  The unaudited pro forma information presented for fiscal year 1996 ("Pro Forma Fiscal Year 1996") consists of the historical results of operations of the Predecessor Company prior to the acquisition and the results of operations of the Successor Company subsequent to the acquisition, both of which have been adjusted for the effects of the acquisition as though it had taken place on April 1, 1995. The effects of the acquisition that are reflected in Pro Forma Fiscal Year 1996 include: (i) depreciation expense based on property, plant and equipment valued according to the purchase method of accounting as if the acquisition had occurred on April 1, 1995, (ii) amortization of goodwill valued according to the purchase method of accounting as if the acquisition had occurred on April 1, 1995, (iii) fair valuation of existing liabilities and the related interest expense as if the acquisition had occurred on April 1, 1995, (iv) debt issued to finance the acquisition and the related interest expense as if the acquisition had occurred on April 1, 1995 and (v) recognition of pension fund surplus and the reduction of pension expense in the accounts of the Company.

  The unaudited pro forma information presented for the nine months ended December 31, 1995, consists of the historical results of the Company for the period from inception (June 23, 1995) to December 31, 1995 and of SWEB for the period from April 1, 1995 to September 17, 1995, both of which have been adjusted for the effects of the acquisition as though it had taken place on April 1, 1995. The pro forma adjustments relate to the allocation of fair values of assets acquired and liabilities assumed, as well as the reversal of certain non-recurring items.

  The information for Pro Forma Fiscal Year 1996 and that for the pro forma nine months ended December 31, 1995 has been prepared for illustrative purposes only and, because of its nature, cannot give a complete picture of the Company's results of operations for the relevant period had the transactions been consummated on the date assumed and does not project the Company's financial position or results of operations for any future date or period.

  Unaudited amounts have been prepared based upon the consolidated financial statements of the Company, which have been prepared in accordance with US GAAP.

SIGNIFICANT EVENTS

  During fiscal year 1996, the sale by SWEB of its shares in The National Grid Group plc ("NGG") and related actions produced a nonrecurring pre-tax gain of (Pounds)14 million over the fair value established at the time of the Company's acquisition of effective control of SWEB and resulted in net pre-tax cash flow of (Pounds)241 million. In October 1995, the 12 RECs and Her Majesty's Government (owning one special share) agreed to seek a listing for the NGG shares on the London Stock Exchange. The listing took place in December 1995. Following that, SWEB progressively sold its approximately 6.3% ownership interest in NGG for total proceeds of (Pounds)213 million, including (Pounds)12 million in respect of shares sold by SWEB to the Company. The listing was conditional upon the prior demerger of NGG's pumped storage electricity generation business ("PSB") in order for NGG to sell that business. PSB was sold in December 1995. SWEB had received (Pounds)36 million of its share of the total proceeds from that sale by the end of fiscal year 1996. SWEB's estimated total share of the proceeds from the sale is (Pounds)39 million. As part of the agreement among the shareholders of NGG, each of the RECs agreed to provide a discount to each of their respective Franchise Supply Customers which, together with the associated reduction in the Fossil Fuel Levy (as defined in "The Electric Utility Industry in Great Britain"), produced a credit on each Franchise Supply Customer's bill of just over (Pounds)50. The cost to SWEB of providing the discount amounted to (Pounds)57 million which was credited to customers in the last quarter of fiscal year 1996. In order to compensate the RECs for the cost of the customer discount and other costs associated with the listing and sale, NGG paid a special dividend shortly before the listing. SWEB's share of the special dividend after taxation amounted to (Pounds)61 million. Between September 18, 1995 and March 31, 1996, SWEB paid to the Company and the Company paid to Holdings a dividend of (Pounds)191 million which was made possible because of the proceeds from the sale of SWEB's interest in NGG.

  SWEB has progressively withdrawn from its involvement in non-core businesses. Neither the contribution to SWEB's or the Company's operating income from the disposed businesses nor the effect of the dispositions on SWEB's or the Company's net income was material after taking into account the reserves established in connection with the acquisition. SWEB sold its appliance retailing business in June 1995; its appliance servicing business in February 1996; its creditor and warranty insurance business and electrical installation and contracting business in March 1996; and its interest in a cable television and telecommunications company in July 1996.

RESULTS OF OPERATIONS

PRO FORMA NINE MONTHS ENDED DECEMBER 31, 1995 COMPARED WITH NINE MONTHS ENDED DECEMBER 31, 1996

  The revenues recorded for the Franchise Supply Business for the pro forma nine months ended December 31, 1995 and the nine months ended December 31, 1996 are recognized, in part, using management estimates of the revenues which will be permitted by the Regulator to be earned during the respective fiscal years ended March 31. See "The Electric Utility Industry in Great Britain-- Electricity Supply." Accordingly, increases in revenue, operating income and net income between the two periods discussed below are not necessarily indicative of the comparative results which actually have been realized between the pro forma nine months ended December 31, 1995 and the nine months ended December 31, 1996 or which may actually be realized between the full fiscal years.

 Earnings

  Operating income increased by (Pounds)10 million (13%) from (Pounds)80 million in the pro forma nine months ended December 31, 1995 to (Pounds)90 million in the nine months ended December 31, 1996. This increase was primarily due to a (Pounds)1 million increase in operating income from the supply business, a (Pounds)5 million increase in operating income from the distribution business and a (Pounds)4 million increase in operating income from ancillary businesses.

  Net income increased by (Pounds)8 million from (Pounds)27 million in the pro forma nine months ended December 31, 1995 to (Pounds)35 million in the nine months ended December 31, 1996. This increase was primarily attributable to reduced after-tax interest expense of (Pounds)11 million resulting from the repayment during the second half of fiscal year 1996 of debt issued to finance the acquisition, increased operating income as described above, partly offset by the decrease in after-tax interest income of (Pounds)4 million and in after-tax gain on sale of investments of (Pounds)4 million.

 Revenues

  Operating revenues increased by (Pounds)61 million (11%) from (Pounds)541 million in the pro forma nine months ended December 31, 1995 to (Pounds)602 million in the nine months ended December 31, 1996 as follows:

                                                       OPERATING REVENUES
                                                --------------------------------
                                                INCREASE (DECREASE) FROM THE PRO
                                                    FORMA NINE MONTHS ENDED
                                                    DECEMBER 31, 1995 TO THE
                                                       NINE MONTHS ENDED
                                                       DECEMBER 31, 1996
                                                --------------------------------
                                                 ((Pounds) MILLIONS, EXCEPT %)
   Electricity distribution....................               (12)
   Electricity supply..........................                57
   Other.......................................                 3
   Less:Intra-business(1)......................               (13)
                                                              ---
     Total operating revenues..................                61
                                                              ===
     Percentage change.........................                11%
                                                              ===

--------
(1) The change in intra-business revenues has the effect of increasing total operating revenues due to the elimination of intra-business revenues in consolidation.

  Two factors determine the amount of revenues produced by the main electricity distribution business: the unit price of the electricity distributed (which is controlled by the Distribution Price Control Formula) and the number of electricity units distributed. Following the Regulator's distribution price review in 1994, the Regulator reduced SWEB's allowable expected distribution revenues, effective beginning fiscal year 1996, by 14%, before an allowed increase for inflation. Subsequently, the Regulator announced a further distribution price reduction which has had and will continue to have the effect of reducing SWEB's allowable expected distribution revenues, effective beginning fiscal year 1997, by a further 11%, before an allowed increase for inflation. See "The Electric Utility Industry in Great Britain." In the nine months ended December 31, 1996, application of the Distribution Price Control Formula resulted in a reduction in SWEB's distribution revenues as compared to the pro forma nine months ended December 31, 1995. The number of units distributed depends on the demands of SWEB's customers for electricity. That demand varies based in part upon weather conditions and economic activity. Revenues from the distribution business decreased by (Pounds)12 million (7%) from (Pounds)181 million for the pro forma nine months ended December 31, 1995 to (Pounds)169 million for the nine months ended December 31, 1996 as a result of the following factors:

                                                   OPERATING REVENUES FROM
                                                   ELECTRICITY DISTRIBUTION
                                               --------------------------------
                                               INCREASE (DECREASE) FROM THE PRO
                                                   FORMA NINE MONTHS ENDED
                                                   DECEMBER 31, 1995 TO THE
                                                      NINE MONTHS ENDED
                                                      DECEMBER 31, 1996
                                               --------------------------------
                                                ((Pounds) MILLIONS, EXCEPT %)
   Application of Distribution Price Control
    Formula..................................                (12)
   Sales growth..............................                  2
   Other revenue attributable to distribution
    businesses...............................                 (2)
                                                             ---
   Total distribution revenues...............                (12)
                                                             ===
   Percentage change.........................                 (7)%
                                                             ===

  Two factors determine the amount of revenues produced by the supply business: the unit price of the electricity supplied (which, in the case of the Franchise Supply Customers, is controlled by the Supply Price Control Formula) and the number of electricity units supplied. Until April 1998, SWEB is expected to have the exclusive right to supply all Franchise Supply Customers in its Franchise Area.

  Franchise Supply Customers are generally residential/domestic and small commercial customers. The volume of unit sales of electricity for Franchise Supply Customers is influenced largely by the number of customers in the Franchise Area, weather conditions and prevailing economic conditions. Unit sales to Non-Franchise Supply Customers are determined primarily by the success of the supply business in entering into contracts to supply customers with electricity.

  Revenues from the supply business increased by (Pounds)57 million (11%) from (Pounds)503 million for the pro forma nine months ended December 31, 1995 to (Pounds)560 million for the nine months ended December 31, 1996. In the nine months ended December 31, 1996, the number of electricity units supplied increased by 26% but total revenues produced by the supply business increased by only 11%, because a majority of the increase in total units supplied was to Non-Franchise Supply Customers, who are the larger energy users charged at generally lower average unit prices than those charged to Franchise Supply Customers. Within the franchise market, the number of electricity units supplied increased by 2%, offset by a reduction in allowable income as set by the Supply Price Control Formula.

 Cost of Sales

  Cost of sales increased by (Pounds)74 million (22%) from (Pounds)343 million in the pro forma nine months ended December 31, 1995 to (Pounds)417 million in the nine months ended December 31, 1996. This increase was principally the result of an increase in the supply business cost of sales of (Pounds)62 million reflecting an increase in purchases of electricity to supply the increase in unit sales as discussed above.

 Operating Expenses

  Operating expenses decreased by (Pounds)23 million (19%) from (Pounds)118 million in the pro forma nine months ended December 31, 1995 to (Pounds)95 million in the nine months ended December 31, 1996. This decrease was primarily due to a (Pounds)4 million decrease in maintenance costs and a (Pounds)20 million decrease in selling, general and administrative costs, which were partially offset by a (Pounds)1 million increase in depreciation and amortization resulting from the application of the purchase method of accounting.

  The decrease in selling, general and administrative costs resulted in part from a decrease in certain classes of computer software development costs which were expensed during the pro forma nine months ended December 31, 1995 but were capitalized in the nine months ended December 31, 1996, having satisfied the criteria for capitalization under the Company's accounting policy (see Note 1 to the Consolidated Financial Statements of the Successor Company). The decrease in selling, general and administrative costs was also due to a decrease in labor costs resulting from a reduction in personnel.

 Interest Expense

  Interest expense decreased by (Pounds)16 million from (Pounds)55 million in the pro forma nine months ended December 31, 1995 to (Pounds)39 million in the nine months ended December 31, 1996, principally as a result of the financing costs associated with the amount of debt issued for the acquisition. Interest expense for pro forma nine months ended December 31, 1995 reflects interest expense recorded in connection with the acquisition as if the acquisition had occurred on April 1, 1995, and had been 100% financed with short-term borrowings at an interest rate of 6% per year. However, in the nine months ended December 31, 1996, the Company benefitted from the retirement of (Pounds)96 million of debt and the conversion of (Pounds)500 million of debt to equity during the second half of fiscal year 1996. Such retirement and conversion were not reflected in the financial statements for pro forma nine months ended December 31, 1995.

 Gain on sale of investments

  The decrease is largely due to a pretax gain of (Pounds)7 million realized in December 1995 in respect of the sale of a substantial portion of SWEB's equity holding in NGG. This gain is nonrecurring in nature as it is the result of changes in circumstances after the fair valuation of the investment in NGG resulting from the application of APB No. 16 which valuation was finalized shortly after the date of acquisition.

 Income Taxes

  Income taxes increased by (Pounds)7 million from (Pounds)15 million in the pro forma nine months ended December 31, 1995 to (Pounds)22 million in the nine months ended December 31, 1996. This increase was primarily attributable to an increase in pre-tax income.

FISCAL YEAR 1995 COMPARED WITH PRO FORMA FISCAL YEAR 1996

 Earnings

  Operating income decreased by (Pounds)10 million (7%) from (Pounds)139 million in fiscal year 1995 to (Pounds)129 million in Pro Forma Fiscal Year 1996. This decrease was due to a (Pounds)24 million increase in cost of sales, partially offset by a (Pounds)4 million increase in operating revenues and a (Pounds)10 million decrease in operating expenses.

  Net income decreased by (Pounds)45 million (48%) from (Pounds)94 million in fiscal year 1995 to (Pounds)49 million in Pro Forma Fiscal Year 1996. In addition to the factors discussed in the previous paragraph which reduced operating income, the decrease in net income was primarily due to increased after-tax interest expense of (Pounds)37 million principally due to debt issued for the acquisition.

 Revenues

  Operating revenues increased by (Pounds)4 million (1%) from (Pounds)776 million in fiscal year 1995 to (Pounds)780 million in Pro Forma Fiscal Year 1996 as follows:

                                                        OPERATING REVENUES
                                                   -----------------------------
                                                        INCREASE (DECREASE)
                                                       FROM FISCAL YEAR 1995
                                                   TO PRO FORMA FISCAL YEAR 1996
                                                   -----------------------------
                                                   ((Pounds) MILLIONS, EXCEPT %)
   Electricity distribution.......................              (22)
   Electricity supply.............................                1
   Other activities...............................               (3)
   Less: Intra-business(1)........................              (28)
                                                                ---
     Total operating revenues.....................                4
                                                                ===
     Percentage change............................                1%
                                                                ===

--------
(1) The change in intra-business revenues has the effect of increasing total operating revenues due to the elimination of intra-business revenues in consolidation.

  Following the Regulator's distribution price review in 1994, the Regulator reduced SWEB's allowable expected distribution revenues, effective beginning fiscal year 1996, by 14%, before an allowed increase for inflation. Subsequently, the Regulator announced a further distribution price reduction which has had and will continue to have the effect of reducing SWEB's allowable expected distribution revenues, effective beginning fiscal year 1997, by a further 11%, before an allowed increase for inflation. See "The Electric Utility Industry in Great Britain." Revenues from the distribution business decreased by (Pounds)22 million (8%) from (Pounds)274 million in fiscal year 1995 to (Pounds)252 million in Pro Forma Fiscal Year 1996 as a result of the following factors:

                                                    OPERATING REVENUES FROM
                                                   ELECTRICITY DISTRIBUTION
                                                 -----------------------------
                                                      INCREASE (DECREASE)
                                                     FROM FISCAL YEAR 1995
                                                 TO PRO FORMA FISCAL YEAR 1996
                                                 -----------------------------
                                                 ((Pounds) MILLIONS, EXCEPT %)
   Application of Distribution Price Control
    Formula.....................................              (20)
   Sales growth.................................                9
   Other revenue attributed to distribution
    business(1).................................              (11)
                                                              ---
     Total distribution revenues................              (22)
                                                              ===
     Percentage change..........................              (8)%
                                                              ===

--------
(1) Represents non-recurring revenues received in fiscal year 1995 for installing the telecommunications fiberoptic infrastructure.

  Revenues from the supply business increased by (Pounds)1 million from (Pounds)725 million in fiscal year 1995 to (Pounds)726 million in Pro Forma Fiscal Year 1996. This increase reflects an increase of (Pounds)11 million in revenues from the franchise supply market which offset a (Pounds)10 million reduction in revenues from the non-franchise supply market which was primarily due to lower unit sales. This increase was the result of an overall increase in unit sales to supply customers and application of the Supply Price Control Formula which resulted in an upward inflation adjustment that exceeded the downward regulatory factor adjustment.

  Intra-business revenues decreased by (Pounds)28 million (10%) from (Pounds)280 million in fiscal year 1995 to (Pounds)252 million in Pro Forma Fiscal Year 1996 primarily as the result of the decrease in revenues from the distribution business described above.

 Cost of Sales

  Cost of sales increased by (Pounds)24 million (5%) from (Pounds)480 million in fiscal year 1995 to (Pounds)504 million in Pro Forma Fiscal Year 1996. This increase is principally the result of an increase in the supply business energy purchase costs of (Pounds)20 million.

 Operating Expenses

  Operating expenses decreased by (Pounds)10 million (6%) from (Pounds)157 million in fiscal year 1995 to (Pounds)147 million in Pro Forma Fiscal Year 1996. This decrease was principally due to a reduction in severance costs of (Pounds)6 million as a result of providing for severance costs under the purchase method of accounting at the acquisition date and a net decrease in certain classes of computer software development costs which were expensed during fiscal year 1995 but were capitalized in Pro Forma Fiscal Year 1996, having satisfied the criteria for capitalization under the Company's accounting policy (see Note 1 to the Consolidated Financial Statements of the Successor Company), partially offset by an increase in net pension costs and an increase in depreciation and amortization expense.

 Interest Expense

  Interest expense increased by (Pounds)55 million from (Pounds)11 million in fiscal year 1995 to (Pounds)66 million in Pro Forma Fiscal Year 1996 principally as a result of the financing costs associated with the increased amount of debt issued for the acquisition. Interest expense for Pro Forma Fiscal Year 1996 reflects interest expense recorded in connection with the acquisition as if the acquisition had occurred on April 1, 1995 and had been 100% financed with short-term borrowings at an interest rate of 6% per year. However, in fiscal year 1996, the Company retired an aggregate of (Pounds)96 million of debt and converted (Pounds)500 million of debt to equity, and such retirement and conversion were not reflected in the financial statements for Pro Forma Fiscal Year 1996. The weighted average balance of debt outstanding during the Pro Forma Fiscal Year 1996 was (Pounds)876 million at a weighted average interest rate of 7.5% compared to (Pounds)93 million at 11.9% during fiscal year 1995.

 Income Taxes

  Income taxes decreased by (Pounds)24 million from (Pounds)50 million in fiscal year 1995 to (Pounds)26 million in Pro Forma Fiscal Year 1996. This decrease is primarily attributable to a decrease in pre-tax income.

FISCAL YEAR 1994 COMPARED WITH FISCAL YEAR 1995

 Earnings

  Operating income increased by (Pounds)17 million (14%) from (Pounds)122 million in fiscal year 1994 to (Pounds)139 million in fiscal year 1995, primarily due to a (Pounds)28 million increase in operating income from the distribution business which was partially offset by a (Pounds)9 million decrease in operating income from the supply business.

  Net income increased by (Pounds)6 million (7%) from (Pounds)88 million in fiscal year 1994 to (Pounds)94 million in fiscal year 1995. The increase was primarily due to an increase of (Pounds)11 million in after-tax operating income, an increase of (Pounds)2 million in after-tax interest income and an increase of (Pounds)1 million in after-tax gain from discontinued operations, partly offset by a one-time, after-tax loss of (Pounds)8 million on the sale of the retail appliance business.

 Revenues

  Operating revenues decreased by (Pounds)32 million (4%) from (Pounds)808 million in fiscal year 1994 to (Pounds)776 million in fiscal year 1995 as follows:

                                                        OPERATING REVENUES
                                                   -----------------------------
                                                        INCREASE (DECREASE)
                                                       FROM FISCAL YEAR 1994
                                                        TO FISCAL YEAR 1995
                                                   -----------------------------
                                                   ((Pounds) MILLIONS, EXCEPT %)
   Electricity distribution.......................               24
   Electricity supply.............................              (47)
   Other activities...............................                3
   Less: Intra-business(1)........................               12
                                                                ---
     Total operating revenues.....................              (32)
                                                                ===
     Percentage change............................               (4)%
                                                                ===

--------
(1) The increase in intra-business revenues has the effect of decreasing total operating revenues due to the elimination of intra-business revenues in consolidation.

  Revenues from the distribution business increased by (Pounds)24 million (10%) from (Pounds)250 million in fiscal year 1994 to (Pounds)274 million in fiscal year 1995 as a result of the following factors:

                                                    OPERATING REVENUES FROM
                                                   ELECTRICITY DISTRIBUTION
                                                 -----------------------------
                                                         INCREASE FROM
                                                       FISCAL YEAR 1994
                                                      TO FISCAL YEAR 1995
                                                 -----------------------------
                                                 ((Pounds) MILLIONS, EXCEPT %)
   Application of Distribution Price Control
    Formula.....................................                8
   Sales growth.................................                2
   Other revenue attributed to distribution
    business(1).................................               14
                                                              ---
     Total operating revenue....................               24
                                                              ===
     Percentage change..........................               10%
                                                              ===

--------
(1) Represents primarily non-recurring revenues received in fiscal year 1995 for installing the telecommunications fiberoptic infrastructure.

  Revenues from the supply business decreased by (Pounds)47 million (6%) from (Pounds)772 million in fiscal year 1994 to (Pounds)725 million in fiscal year 1995 almost entirely as a result of lower unit sales in the non-franchise supply market. The impact of the first supply price review was to reduce revenues from Franchise Supply Customers by approximately (Pounds)3 million, although additional revenues of (Pounds)14 million were achieved in the franchise supply market as a result of extinguishing the under-recovery from fiscal year 1994.

 Cost of Sales

  Cost of sales decreased by (Pounds)31 million (6%) from (Pounds)511 million in fiscal year 1994 to (Pounds)480 million in fiscal year 1995. This decrease was principally the result of a decrease in the amount of energy purchased due to a reduction in unit sales to Non-Franchise Supply Customers.

 Operating Expenses

  Operating expenses decreased by (Pounds)18 million (10%) from (Pounds)175 million in fiscal year 1994 to (Pounds)157 million in fiscal year 1995 resulting primarily from a (Pounds)10 million reduction in severance costs and a (Pounds)10 million reduction in pension costs, partially offset by an increase of (Pounds)2 million in other expenses.

 Income Taxes

  Income taxes increased by (Pounds)7 million from (Pounds)43 million in fiscal year 1994 to (Pounds)50 million in fiscal year 1995 reflecting an increase in pre-tax income.

LIQUIDITY AND CAPITAL RESOURCES

  The principal sources of funds during Pro Forma Fiscal Year 1996 were (Pounds)94 million ($161 million) cash from operations, (Pounds)270 million ($462 million) of proceeds from the disposal of the Company's investment in NGG, (Pounds)500 million ($856 million) of equity contributions from Southern, and (Pounds)1,247 million ($2,135 million) of proceeds from the issuance of short-term debt. During Pro Forma Fiscal Year 1996, the Company invested cash of (Pounds)1,023 million ($1,752 million) in its acquisition of SWEB, and (Pounds)59 million ($101 million) in capital expenditures. In addition, the Company repaid (Pounds)696 million ($1,192 million) of its short-term debt, paid (Pounds)75 million ($128 million) in dividends related to activities of SWEB prior to the acquisition, and paid (Pounds)191 million ($327 million) of dividends related to activities subsequent to the acquisition.

  The principal sources of funds of the Predecessor Company during fiscal year 1995 were (Pounds)100 million ($171 million) cash from operations and (Pounds)24 million ($41 million) of net additional short-term borrowings. During fiscal year 1995, the Predecessor Company invested (Pounds)68 million ($116 million) in capital expenditures, paid dividends of (Pounds)30 million ($51 million), and repurchased common stock totaling (Pounds)103 million ($176 million).

  The principal sources of funds of the Predecessor Company during fiscal year 1994 were (Pounds)236 million ($404 million) cash from operations. During fiscal year 1994, the Predecessor Company invested (Pounds)61 million ($104 million) in capital expenditures, purchased (Pounds)15 million ($26 million) of investments, paid dividends of (Pounds)26 million ($45 million) and reduced its short-term borrowings by (Pounds)37 million ($63 million).

  At March 31, 1996, the Company had negative working capital of (Pounds)649 million ($1,111 million), compared to positive working capital of the Predecessor Company of (Pounds)14 million ($24 million) at March 31, 1995. The working capital deficit at March 31, 1996 is primarily the result of the initial financing structure of the acquisition of SWEB.

  To meet short-term cash needs and contingencies, the Company had approximately (Pounds)20 million of cash and cash equivalents, on a consolidated basis, at the end of fiscal year 1996.

  The Company's sole investment and only significant asset is the entire share capital of SWEB. The Company is therefore dependent upon dividends from SWEB for its cash flow. The Company's primary need for liquidity is to pay interest on its debt, and the Company expects to receive sufficient amounts of dividends from SWEB to make such payments. SWEB can make distributions of dividends to the Company under English law to the extent that it has distributable reserves, subject to the retention of sufficient financial resources to conduct its supply and distribution businesses as required by its PES license. The Company believes that sufficient distributable reserves will exist at SWEB to allow for any and all cash flow generated at SWEB through operations to be distributed to the Company through dividends to the Company. SWEB's need for liquidity is to pay interest on its debt and to fund its costs of operations and capital expenditure programs.

  The Company, on a consolidated basis, has four primary sources of liquidity available to it. SWEB's internal source of funds is cash from operations, which totalled (Pounds)74 million in Pro Forma Fiscal Year 1996. SWEB has a (Pounds)292 million ($500 million), three-year revolving credit facility provided by a banking consortium. SWEB also has five bilateral committed loan facilities totaling (Pounds)120 million and several uncommitted loan facilities totalling (Pounds)90 million provided by banking institutions. At the end of fiscal year 1996, a total of (Pounds)292 million had been drawn from these facilities.

  Demand for electricity in Great Britain, in general, and in SWEB's Franchise Area, in particular, is seasonal, with demand being higher in the winter months and lower in the summer months. SWEB bills its Franchise Supply Customers on a staggered quarterly basis while it is generally required to pay related expenses

(principally the cost of purchased electricity) on 28-day terms. However, approximately 40% of the Franchise Supply Customers settle their accounts using regular payment plans which either allow prepayment or spreading of the cost of their annual bill evenly throughout the year. A majority of SWEB's contracts for supply of electricity to Non-Franchise Supply Customers require SWEB's customers to pay a fixed price per unit, while the cost of supply to SWEB from the Pool, if not covered by hedging mechanisms, varies throughout the year, generally being higher in winter months and lower in summer months. SWEB balances the effect of these timing and cyclical influences on its working capital needs with drawings under its available credit facilities.

  The distribution business charges licensed suppliers monthly for the provision of its distribution services. The majority of the distribution revenue is received from SWEB's supply business. In the case of second-tier suppliers to Non-Franchise Supply Customers in SWEB's Franchise Area, distribution charges are billed directly to the suppliers on a monthly basis.

  SWEB's capital expenditures are primarily related to the distribution business and include expenditures for load-related, non-load-related and non-operational capital assets. Load-related capital expenditures are largely required by new business growth. Customer contributions are normally received where capital expenditures are made to extend or upgrade service to customers (except to the extent that such capital expenditures are made to enhance SWEB's distribution network generally). Non-load-related capital expenditures include asset replacement which is expected to continue until at least the next decade. Other non-load-related expenditures include system upgrade work that provides for load growth and has the additional benefit of improving network security and reliability. Non-operational capital expenditures are for assets such as generation, fixtures and equipment. For the fiscal years 1994, 1995, 1996 and 1997, capital expenditures, net of customer contributions, were (Pounds)61 million, (Pounds)68 million, (Pounds)60 million and (Pounds)69 million, respectively. SWEB expects total capital expenditures, net of customer contributions, to be approximately (Pounds)70 million in fiscal year 1998. The Company expects the levels of load-related and non-load-related capital expenditures to remain stable relative to current levels for several years. Since its inception, SWEB has generated sufficient funds from operations to meet its capital expenditure requirements and is expected to do so in the future.

  In November 1996, the Company issued its $168,000,000 6.375% Senior Notes due 2001 and its $332,000,000 6.800% Senior Notes due 2006. In January 1997, the Company and the Trust issued the Original Securities.

  At the end of 1996, the Company had outstanding approximately (Pounds)15 million of loan notes issued as part of the Company's acquisition of SWEB. Holders of the loan notes have the right to require the Company to redeem the loan notes on semi-annual interest payment dates. The Company intends to meet those redemption obligations with cash on hand.

  To assure the stability of future interest charges, the Company has entered into a series of interest rate swap transactions with total notional amounts of (Pounds)500 million. These transactions have maturities of between 5 and 15 years. The Company effectively reversed certain of the swap agreements at the time of issuance of fixed rate Senior Notes in November 1996 and issuance of the Subordinated Debentures in January 1997.

  The Company has foreign currency swap contracts in place, which swap the US dollar liabilities associated with the Senior Notes back to pounds sterling to effectively hedge the currency risk associated with the interest on and principal of the Senior Notes. The Company has also entered into foreign currency swap contracts to hedge the currency risk associated with the interest and principal on the Subordinated Debentures, by swapping the US dollar liabilities back to pounds sterling for the period to February 2007.

  Management believes that cash flow from operations, together with its existing sources of credit and the proceeds from the offering of the Original Securities, will provide sufficient financial resources to meet the

Company's capital needs and expenditure requirements for at least the next twelve months. Management further believes that cash flow from operations, together with its existing sources of credit, will provide sufficient financial resources to meet the Company's projected capital needs and other expenditure requirements for the foreseeable future.

  The financial statements included elsewhere in this Prospectus have not been prepared in accordance with the policies of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("SFAS No. 71"). This pronouncement, under which most US electric utilities report financial statements, applies to entities which are subject to cost-based rate regulation. By contrast, SWEB is not subject to rate regulation, but rather is subject to price cap regulation and therefore the provisions of SFAS No. 71 do not apply. Financial statements presented in accordance with SFAS No. 71 contain deferred items which have not yet been included in rates charged to customers in compliance with the respective regulatory authorities, but which would have been included in the income statement of enterprises in general under US GAAP. The accompanying financial statements of the Company do not contain such deferrals.

                                   BUSINESS

GENERAL

  The Company is a wholly-owned subsidiary of Holdings, of which 75% is owned indirectly by Southern and 25% is owned indirectly by PP&L Resources. The Company was incorporated as a public limited company under the laws of England and Wales in June 1995 as a vehicle for the acquisition of SWEB, one of the 12 RECs in England and Wales licensed to distribute, supply and, to a limited extent, generate electricity. In September 1995, the Company gained effective control of SWEB, having acquired approximately 84% of its shares. The Company subsequently replaced SWEB's board of directors and certain senior managers with officers and employees of companies from within the Southern Company system. In November 1995, the Company acquired the remaining shares of SWEB. The Company's sole investment and only significant asset is the entire share capital of SWEB, which is headquartered in Bristol, England. At December 31, 1996 the Company had consolidated assets of (Pounds)1.711 billion ($2.930 billion).

  SWEB's two main business lines are the distribution of electricity and supply of electricity to approximately 1.3 million customers in its Franchise Area in southwest England. The distribution business and the supply business are distinct business segments and produced operating income of (Pounds)112 million ($192 million) and (Pounds)15 million ($26 million), respectively, in Pro Forma Fiscal Year 1996, representing substantially all of the Company's consolidated operating income in that pro forma fiscal year.

  SWEB's Franchise Area covers approximately 5,560 square miles extending from Bristol and Bath in the northeast, 188 miles southwest along the peninsula to Land's End and 28 miles beyond to the Isles of Scilly, and has a resident population of approximately 2.8 million. The South West of England, of which the Franchise Area forms the greater part, has benefitted from economic growth (as measured by GDP) which exceeded the UK average from 1991 through 1996 and has also benefited from an average unemployment rate during calendar year 1996 of approximately 6.3% which was below the UK average of 7.5% according to a 1997 study by Cambridge Econometrics. The largest cities and towns in SWEB's Franchise Area are Bath, Bristol, Exeter, Plymouth and Taunton. Business activity is generally concentrated in the population centers around Bristol, Bath and Plymouth. The Bristol and Bath area is served by the M4 and M5 motorways, a strong rail network, the rail link between Bristol and London and a commercial port at Avonmouth.

  The Company and SWEB have undertaken to make SWEB a more focused and competitive company concentrating on the main electricity businesses of distribution and supply. Several businesses not related to distribution and supply have been sold, and the remaining ancillary businesses have been redirected to focus on support for the main electricity businesses.

  The key goals which the Company and SWEB are pursuing include cost savings and improved customer service. The objective of cost savings is to increase profitability. Cost savings have been realized through programs of staff reduction and working with the unions on a program of job redesign leading to changes in work practices. The objective of improved customer service is to prepare for the increasingly competitive aspects of the supply business by building customer loyalty through improvements in system performance and responsiveness to customers' needs, and to meet and exceed the performance criteria established by the Regulator. Improvements in customer service are being pursued in part through improvements in system performance, as measured primarily by reductions in customer minutes lost and overall number of outages.

OVERVIEW OF THE ELECTRIC UTILITY INDUSTRY IN GREAT BRITAIN

  In 1990, the electric utility industry in Great Britain was privatized, and SWEB was created along with the other 11 RECs. In connection with the privatization, distribution assets in England and Wales, previously owned indirectly by Her Majesty's Government, were allocated among the RECs, licensing requirements were established for the RECs and price controls were implemented in the areas of distribution and supply. In England and Wales, generation assets (other than nuclear facilities) were allocated to two generating companies, and the high voltage transmission assets were allocated to The National Grid Company plc ("NGC," which is wholly owned by NGG). See "The Electric Utility Industry in Great Britain."

  The high voltage transmission system in England and Wales, which is generally referred to as the "national grid," carries the generated electricity in bulk from the power stations to the regional and local distribution systems. This transmission system is owned and operated by NGC.

  Distributors transfer electricity over their networks, generally at lower voltage than the national grid, from supply points on the national grid to final consumers. The distribution systems in England and Wales are owned by the 12 RECs. Virtually all customers in England and Wales are connected to the distribution system of the RECs and have no choice as to the distribution system from which they receive their electricity. Distribution prices charged by the RECs are regulated by the Distribution Price Control Formula.

  Suppliers sell electricity to end users. Each REC is required to have a PES license which authorizes it to supply electricity to any customers within its franchise area. Electricity customers fall into two categories, Franchise Supply Customers and Non-Franchise Supply Customers. Prices for supply of electricity to Franchise Supply Customers are regulated by the Supply Price Control Formula. Such price control is currently scheduled to expire on March 31, 1998 after which some form of price restraint is likely to apply for smaller customers at least for a transitional period. The franchise supply market is expected to be opened progressively over a six month period commencing April 1, 1998 (see "The Electric Utility Industry in Great Britain--The Structure of the Electricity Industry in Great Britain-- Electricity Supply") to any competitors who have obtained the necessary license, which is generally referred to as a "second tier license." Non-Franchise Supply Customers may already be supplied by anyone who has obtained a second tier license. Such second tier suppliers, including SWEB, compete for business nationally and at prices determined by competitive bids or negotiation.

  At the time of privatization, the Pool was established for bulk trading of electricity in England and Wales between generators and suppliers. The Pool reflects two principal characteristics of the physical generation and supply of electricity from a particular generator to a particular supplier. First, it is not possible to trace electricity from a particular generator to a particular supplier. Second, it is not practicable to store electricity in significant quantities, creating the need for a constant matching of supply and demand. Subject to certain exceptions, all electricity generated in England and Wales must be sold and purchased through the Pool. All licensed generators and suppliers must become signatories to a pooling and settlement agreement, which governs the constitution and operation of the Pool and the calculation of payments due to and from generators and suppliers (the "Pooling and Settlement Agreement"). The Pool also provides centralized settlement of accounts and clearing. Prices for electricity are set by the Pool daily for each half hour of the following day based on the bids of the generators and a complex set of calculations matching supply and demand and taking account of system stability, security and other costs. See "The Electric Utility Industry in Great Britain--The Structure of the Electricity Industry in Great Britain-- The Pool."

SWEB'S MAIN BUSINESSES

DISTRIBUTION BUSINESS

  SWEB's distribution business is the ownership, management and operation of the electricity distribution network within SWEB's Franchise Area. The primary activity of the distribution business is the receipt of electricity from the national grid transmission system and its distribution to end users of electricity that are connected to SWEB's power lines. Virtually all electricity supplied (whether by SWEB's independent supply business or by other suppliers) to consumers in SWEB's Franchise Area is transported through its distribution network, thus providing SWEB with distribution volume that is stable from year to year. As a holder of a PES license, SWEB is subject to a price cap regulatory framework that provides economic incentives to increase the number of units of electricity distributed and to operate in a more cost-efficient manner. See "The Electric Utility Industry in Great Britain."

  SWEB's distribution business has grown in both its customer base and in the number of units distributed, primarily reflecting economic and population growth in the South West of England. At March 31, 1996 SWEB had experienced a 5-year compound annual growth rate of 0.8% in customers and a 5-year compound annual growth rate of 1.6% in units distributed.

 Strategy

  Since being acquired by the Company, SWEB has reviewed and refined its distribution strategy and has established key goals of cost savings and improved customer service.

  Staff reductions play a key role in cost savings. SWEB has implemented a plan of voluntary and other staff reductions to reduce the number of employees by 667 (mainly in the distribution business and representing 20% of staff at the time of the acquisition of SWEB by the Company), of which 611 reductions occurred prior to December 31, 1996. Part of these reductions are made possible due to new work practices which SWEB has developed with the cooperation of SWEB's unions. Team restructuring in the engineering department of SWEB has commenced, and the establishment of multi-skilled independent teams has been achieved. In addition, management restructuring has produced a flatter organizational structure by reducing management levels from seven to three.

  Improvements in customer service in the distribution business, if achieved, are part of SWEB's strategy to retain Franchise Supply Customers in its Franchise Area after March 31, 1998 and are expected to enable SWEB to meet or exceed the performance criteria established by the Regulator who is responsible for setting the performance standards of the RECs. SWEB believes that achieving these goals is important both for building customer loyalty for the benefit of the supply business by maintaining and improving customer satisfaction and for maintaining good relations with the Regulator. Improvements in customer service are being pursued, in part, through improvements in system performance, measured primarily in terms of customer minutes lost and overall number of outages. To that end, several initiatives are being pursued including:

  . eliminating the backlog of tree-trimming near distribution lines;

  . implementing a program of network improvements that will create more dual routing;

  . reordering the priorities of SWEB's capital expenditure program to focus on improving system reliability; and

  . introducing a single-number telephone call center supported by new computerized information systems which allows employees at the call center (including advisory engineers) to initiate engineering work orders to satisfy customer needs for repairs or maintenance of the distribution network.

 Customers

  Most of SWEB's distribution customers are Franchise Supply Customers. This customer group consists predominantly of residential and small commercial consumers which provides SWEB a stable customer base. SWEB's fastest growing category of distribution customers, in terms of units distributed and revenues, is large commercial and small industrial customers. Commercial activity of SWEB's customers is mostly service based and includes financial services, electronics and technology-related businesses. SWEB also distributes electricity to industrial concerns in its Franchise Area. The principal activities of SWEB's largest distribution customers include china clay extraction, ship repair, fertilizer production, aerospace, defense engineering, cement and paper manufacturing and water supply. SWEB's 20 largest distribution customers in its Franchise Area accounted for 9.8% of total electricity distributed by SWEB in fiscal year 1996 in terms of units distributed, with no single customer exceeding 2.3% of total electricity distributed. The following table sets out details of SWEB's distribution customers and units distributed.

                                                  DISTRIBUTION BUSINESS
                         -----------------------------------------------------------------------------
                            DISTRIBUTION CUSTOMERS     ELECTRICITY UNITS DISTRIBUTED             REVENUES(5)
                         ---------------------------- ----------------------------------    ----------------------
                                              5 YEAR    VOLUME       % OF       5-YEAR
                         NUMBER(1) % OF TOTAL CAGR(2)  (TWH)(3)     TOTAL      CAGR(4)      % OF TOTAL
                         --------- ---------- ------- -----------  ---------  ----------    ----------
not more than 100kW..... 1,309,819    99.78    0.81%           8.6         62        1.57%      80
above 100kW to 1MW......     2,600     0.20    4.48            2.3         17        4.86       11
above 1MW...............       235     0.02    4.62            2.9         21        2.44        9
                         ---------   ------    ----     ----------  ---------  ----------      ---
  Total................. 1,312,654   100.00    0.82           13.8        100        2.26      100
                         =========   ======    ====     ==========  =========  ==========      ===

--------
(1) At December 31, 1996.
(2) Represents the compound annual growth rate ("CAGR") for the period from January 1, 1992 through December 31, 1996.
(3) In terawatt hours for calendar year 1996.
(4) Represents the CAGR for the period from January 1, 1992 through December 31, 1996.
(5) For calendar year 1996.

 Distribution Facilities

  Electricity is transported across the national grid transmission system at 400kv or 275kv to eight grid supply points within SWEB's distribution network, where it is transformed by SWEB to 132kv and enters SWEB's distribution system. Electricity is also transported to two national grid supply points located in neighboring RECs' franchise areas, which are connected to SWEB's distribution system by overhead lines and underground cables. Substantially all electricity which enters SWEB's system is received at these ten grid supply points.

  At December 31, 1996, SWEB's electricity distribution network (excluding service connections to consumers) included overhead lines and underground cables at the operating voltage levels indicated in the table below:

                                                                   UNDERGROUND
                                                 OVERHEAD LINES      CABLES
   OPERATING VOLTAGE:                            (CIRCUIT MILES) (CIRCUIT MILES)
   ------------------                            --------------- ---------------
   132kv........................................        907              37
   33kv.........................................      1,740             610
   11kv.........................................     10,732           3,882
   6.6kv........................................         15              77
   480 or 415/240v..............................      4,751           6,960
                                                     ------          ------
     Total......................................     18,145          11,566
                                                     ======          ======

  In addition to the circuits referred to above, SWEB's distribution facilities also include approximately:

                                                            AGGREGATE CAPACITY
                                                                (MEGA VOLT
   TRANSFORMERS:                                     NUMBER      AMPERES)
   -------------                                     ------ ------------------
   132kv/lower voltages.............................     83       5,070
   33kv/11kv or 6.6kv...............................    551       7,510
   11kv or 6.6kv/lower voltages (including 36,291
    pole mounted transformers)...................... 47,797       6,536
   SUBSTATIONS:
   ------------
   132kv/33kv.......................................     40
   33kv/11kv or 6.6kv...............................    309
   11kv or 6.6kv/415v or 240v....................... 11,790

  Substantially all substations are owned in freehold, and most of the balance are held on leases which will not expire within 10 years.

  Electricity is received by customers at various voltages depending upon their requirements. At March 31, 1997, SWEB's distribution system was connected to over 1.3 million customers. In providing service connections to customers and to street lighting, traffic lights and other installations from its network, SWEB uses lengths of overhead lines and underground cables in addition to those referred to above.

  Operation and control of SWEB's distribution system is continuously monitored and coordinated from a control center located in Exeter. A telecontrol system has been implemented to provide remote information gathering and to provide remote operation of 132kv and selected 33kv and 11kv switchgear.

SUPPLY BUSINESS

  SWEB's supply business is selling electricity to end users, purchasing such electricity, primarily from the Pool, and arranging for its distribution to those end users. SWEB's supply business is comprised predominantly of supplying Franchise Supply Customers. In fiscal year 1996, these customers accounted for approximately 82% of all units of electricity supplied by SWEB. SWEB's exclusive right to supply all these customers is scheduled to continue, subject to price regulation, until March 31, 1998, at which time competition to supply Franchise Supply Customers is scheduled to commence in phases over a six month period. Supply prices for these customers are currently regulated, and SWEB's prudent costs of purchasing and delivering electricity and hedging the purchase price are charged to them.

  The market to supply Non-Franchise Supply Customers is fully competitive, principally with other RECs and the major generators. Non-Franchise Supply Customers are typically supplied through individual contracts for a duration of one to two years with competitively bid or negotiated prices.

 Strategy

  Since its acquisition by the Company, SWEB has completed a review of the supply market, established new goals for its supply business and adopted new strategies for achieving those goals. The key goals established are the retention of its current Franchise Supply Customers as supply customers after March 31, 1998 and the increase of SWEB's share of electricity supplied to Non-Franchise Supply Customers both inside and outside SWEB's Franchise Area. As a result of this strategy, SWEB expects to supply a larger portion of units to Non-Franchise Supply Customers than in fiscal year 1996.

  SWEB's strategy for retaining its Franchise Supply Customers is to build customer loyalty and to offer competitive prices. SWEB seeks to build customer loyalty by providing superior service, including reliable distribution service, responsive service in dealing with billing and other matters and providing other service enhancements. SWEB is revamping its marketing, sales and customer service operations under the direction of Executive Directors of SWEB transferred from other companies within the Southern Company system, who are experienced in competitive electricity marketing.

  Initiatives in relation to the Franchise Supply Customers include:

  . a single-number, local rate, telephone service call center (which has been in place since April 1996);

  . improvements and enhancements to the billing and customer service system which will enable employees at the call center to act on or resolve customer billing and account inquiries on line during their calls (which should be operational in 1998); and

  . a restructuring of meter reading operations which should enable almost all meters to be read quarterly, thereby reducing estimated readings (which has already begun and is expected to be completed in 1997). (In Great Britain, most meters are located within structures, and meter readers are required to obtain access from occupants in order to read meters. As a result, actual readings were often obtained only on an annual or biennial basis.)

  SWEB's strategy for expanding its market share of electricity sold to Non-Franchise Supply Customers both inside and outside its Franchise Area is to offer competitive pricing and, with respect to its Non-Franchise Supply Customers inside its Franchise Area, to build customer loyalty through the measures described above and through the measures described in "--Distribution Business."

  Additional initiatives to support growth in market share in the Non-Franchise Supply Customer market include:

  . the expanded use of account managers for Non-Franchise Supply Customers
    (which has already begun);

  . increasing the number of proposals and bids made to customers and potential customers (which has already begun);

  . development of an integrated contract customer sales, electronic registration and marketing system with full customer life-cycle management and tracking facilities (which was brought into service during February 1997); and

  . further enhancement of a competitive price setting system used to determine appropriate contract supply prices (which was completed in March 1997).

 Franchise Supply Market

  Under the terms of its PES license, SWEB currently holds the right to supply approximately 1.3 million Franchise Supply Customers within its Franchise Area. See "Business--General." During fiscal year 1996, sales to Franchise Supply Customers represented 82% of total units supplied by SWEB and produced 86% of SWEB's total supply revenue.

  The exclusive right to supply Franchise Supply Customers is scheduled to be phased out over a six month period commencing April 1, 1998, after which all supply customers will have the ability to choose their electricity supplier. SWEB intends to retain its market share of these customers by providing superior customer service and competitive pricing. During 1996 SWEB met or exceeded all eight Overall Standards of Performance set by the Regulator and achieved a 99.98% success rate in meeting the Guaranteed Standard of Service. See "--Strategy."

 Non-Franchise Supply Market

  In addition to competing for Non-Franchise Supply Customers in its Franchise Area, SWEB holds a second tier license to compete with the RECs and other suppliers to provide electricity to Non-Franchise Supply Customers outside its Franchise Area. At the end of fiscal year 1996, SWEB had approximately 1,500 Non-Franchise Supply Customers, consisting primarily of large commercial and industrial accounts. Revenue from these customers during fiscal year 1996 accounted for only 14% of total supply revenues. SWEB has achieved a significant increase in the number of Non-Franchise Supply Customers since the Company acquired SWEB.

SWEB'S OTHER BUSINESS ACTIVITIES

  SWEB also has ancillary business activities that support its main electricity distribution and supply businesses, including electricity generation and gas supply. SWEB owns generating assets with 24MW of capacity used to back up the distribution network as well as minority investments in windfarms and a 7.7% interest in Teesside Power Limited, owner of a 1,875 MW combined cycle plant. SWEB has a 75% joint venture interest in a supplier of gas and derives small amounts of revenue from the lease of fibers within the fiber optic cables carried on its distribution network. SWEB also markets and develops property no longer used in the main electricity businesses.

RISK MANAGEMENT

  Because SWEB's distribution business does not involve the purchase and sale of electricity, SWEB's risk management efforts are focused on the supply business which is exposed to Pool price volatility.

  Regulations governing the franchise supply market permit the pass-through to customers of prudent costs which include the cost of arrangements such as contracts for differences ("CFDs") to hedge against Pool price volatility. CFDs are contracts predominantly between generators and suppliers which fix the price of electricity for a contracted quantity of electricity over a specific time period. Differences between the actual price set by the Pool and the agreed prices give rise to difference payments between the parties to the particular CFD. At the present time, SWEB's forecast franchise supply market demand for fiscal year 1998 is substantially hedged through various types of agreements including CFDs.

  The most common contracts for supply to Non-Franchise Supply Customers are for a twelve-month term and contain fixed rates. SWEB is exposed to two principal risks associated with such contracts: load shape risk (the risk associated with a shift in the customer's usage pattern, including absolute amounts demanded and timing of amounts demanded) and purchasing price risk (the cost of purchased electricity relative to the price received from the supply customer). SWEB employs risk management methods to maximize its return consistent with an acceptable level of risk. Generally load shape risk decreases as SWEB's portfolio of supply customers in the non-franchise supply market increases. SWEB hedges purchasing price risk by employing a variety of risk management tools, including management of its supply contract portfolio, hedging contracts and other means which mitigate risk of future Pool price volatility.

  SWEB's ability to manage its purchasing price risk depends, in part, on the future availability of properly priced risk management mechanisms such as CFDs. No assurance can be given that an adequate, transparent market for such products will in fact be available.

  SWEB is also investigating whether owning its own source of generation or contracting for such source or sources would be an appropriate method for partially managing purchase price risk, but no assurance can be given that such methods would be available to or economically appropriate for SWEB.

UK ENVIRONMENTAL REGULATION

  SWEB's businesses are subject to numerous regulatory requirements with respect to the protection of the environment. The Electricity Act 1989 (the "Electricity Act") obligates the UK Secretary of State for Trade and Industry (the "Secretary of State") to take into account the effect of electricity generation, transmission and supply activities upon the physical environment in approving applications for the construction of generating facilities and the location of overhead power lines. The Electricity Act requires SWEB to have regard to the desirability of preserving natural beauty and the conservation of natural and man-made features of particular interest, when it formulates proposals for development in connection with certain of its activities. The Company mitigates the effects its proposals have on natural and man-made features and is required to carry out an environmental assessment when it intends to lay cables, construct overhead lines or carry out any other development in connection with its licensed activities. SWEB also has produced an Environmental Policy Statement which sets out the manner in which it intends to comply with its obligations under the Electricity Act.

  The Environmental Protection Act 1990 addresses waste management issues and imposes certain obligations and duties on companies which handle and dispose of waste. Some of SWEB's distribution activities produce waste, but SWEB believes that it is in compliance with the applicable standards in such regard.

  Possible adverse health effects of electromagnetic fields ("EMFs") from various sources, including transmission and distribution lines, have been the subject of a number of studies and increasing public discussion. The scientific research currently is inconclusive as to whether EMFs may cause adverse health effects. The only UK standards for exposure to power frequency EMFs are those promulgated by the National Radiological Protection Board and relate to the levels above which non-reversible physiological effects may be observed. SWEB fully complies with these standards. However, there is the possibility that passage of legislation and change of regulatory standards would require measures to mitigate EMFs, with resulting increases in capital and operating costs. In addition, the potential exists for public liability with respect to lawsuits brought by plaintiffs alleging damages caused by EMFs.

  SWEB believes that it has taken and continues to take measures to comply with the applicable laws and governmental regulations for the protection of the environment. There are no material legal or administrative proceedings pending against SWEB or the Company with respect to any environmental matter.

EMPLOYEES

  SWEB had 3,178 employees (3,079 full time equivalent) and the Company had no employees at the end of fiscal year 1996. At December 31, 1996, SWEB had 2,729 employees (2,640 full time equivalent). Of SWEB's employees, 95% are represented by labor unions. All SWEB employees who are not party to a personal employment contract are subject to a collective bargaining agreement called The Electricity Business Agreement. This Agreement may be amended by agreement between SWEB and the unions and is terminable with 12 months notice by either side. SWEB is currently holding discussions with the unions to introduce a separate collective bargaining agreement to include meter reading staff. SWEB believes that its relations with its employees are favorable. Legal proceedings concerning the Electricity Supply Pension Scheme involving another company have been taken and may affect SWEB in the future. See "Business--Legal Proceedings."

PROPERTY

  The Company through a subsidiary of SWEB owns the freehold of its principal executive offices in Bristol. SWEB has both network and non-network land and buildings.

NETWORK LAND AND BUILDINGS

  SWEB has freehold and leasehold interests in approximately 12,000 network properties, comprising principally sub-station sites. The recorded cost of total network land and buildings at March 31, 1996 was (Pounds)62 million. SWEB owns, directly or indirectly, the freehold of such land and buildings.

NON-NETWORK LAND AND BUILDINGS

  SWEB has freehold and leasehold interests in non-network properties comprising chiefly offices, former retail outlets, depots, warehouses and workshops. The recorded cost of total non-network land and buildings at March 31, 1996 was (Pounds)40.3 million.

  The number of properties in each category is:

                                                         FREEHOLD OR
                                                        LONG LEASEHOLD LEASEHOLD
                                                        -------------- ---------
     Depots............................................       24            1
     Offices...........................................        8          --
     Surplus property(1)...............................       78           25

--------
(1) Largely unused retail sites. The number of freeholds is approximated.

  For a discussion of other properties and other assets of SWEB, see "Business--SWEB's Main Businesses--Distribution Facilities."

LEGAL PROCEEDINGS

  The Company and SWEB are routinely party to legal proceedings arising in the ordinary course of business which are not material, either individually or in the aggregate. The Company is not a party to any material legal proceedings nor is it currently aware of any threatened material legal proceedings, except as described below.

  The Pensions Ombudsman (a UK statutorily appointed independent arbitrator) has issued a determination in favor of complaints made by members of the Electricity Supply Pension Scheme ("ESPS") relating to another employer's use of ESPS surplus to offset the employer's costs of providing enhanced pensions on redundancies. Under that determination the Pensions Ombudsman directed the employer to pay into ESPS the amount of that use of the surplus plus interest. The determination is being challenged in the courts and no payments are required until such challenge has been heard. If the challenge is unsuccessful, either at the first challenge or on a subsequent appeal, it will have an adverse effect on SWEB. It is not practical to make an estimate of the exposure at the present time.

                THE ELECTRIC UTILITY INDUSTRY IN GREAT BRITAIN

THE STRUCTURE OF THE ELECTRICITY INDUSTRY IN GREAT BRITAIN

  The electric utility industry in Great Britain consists of the following activities:

Generation: the production of electricity at power stations;

Transmission:
            the bulk transfer of electricity across a high voltage transmission system;

Distribution:
            the transfer of electricity from the high voltage transmission system and its delivery, across low voltage distribution systems, to consumers; and

Supply: the bulk purchase of electricity by suppliers and its sale to consumers.

INDUSTRY STRUCTURE

  Great Britain has two separate but connected markets, each with a different commercial framework. In England and Wales electricity is produced by generators, the largest of which are National Power, PowerGen and Nuclear Electric, a subsidiary of the recently privatized British Energy. Electricity is transmitted through the national grid transmission system by NGC and distributed by the twelve RECs in their respective franchise, or authorized, areas. Most customers are currently supplied with electricity by their local REC, although there are other suppliers holding second tier supply licenses, including other generators and RECs, who can compete to supply larger customers in that REC's authorized area.

  In Scotland there are two vertically integrated companies, Scottish Power and Hydro-Electric, each generating, transmitting, distributing and supplying electricity within their respective franchise areas as well as competing to supply electricity elsewhere. Scottish Nuclear, another subsidiary of British Energy, sells all the electricity it generates to Scottish Power and Hydro-Electric under the Nuclear Energy Agreement.

  The interconnection between the two transmission systems, owned by Scottish Power and NGC, is capable of transferring electricity between Scotland and England and Wales. There is also an interconnection with France, owned by NGC and Electricite de France, through which electricity can be transferred between the transmission systems of France and England and Wales.

  Virtually all electricity generated in England and Wales is sold by generators and bought by suppliers through the Pool. A generator which is a Pool member and also a licensed supplier must nevertheless sell all the electricity it generates into the Pool, and purchase all the electricity which it supplies from the Pool. Because Pool prices fluctuate, generators and suppliers may enter into bilateral arrangements, such as CFDs, to provide a degree of protection against such fluctuations.

  There is no equivalent to the Pool in Scotland, but Scottish Power and Hydro-Electric are obligated by their licenses to offer electricity for sale to second tier suppliers. They are also required to provide access to their transmission and distribution systems on a non-discriminatory basis to competing suppliers and generators.

INDUSTRY BACKGROUND

  The industry structure described above was put in place in March 1990. At the same time, a licensing regime was introduced for the electricity industry both in England and Wales and in Scotland. The Regulator was first appointed in 1989.

  The RECs, which at that time collectively owned NGG, NGC's holding company, were privatized in December 1990. National Power and PowerGen were privatized in March 1991 (with the balance of the UK Government's holding being sold in March 1995), Scottish Power and Hydro-Electric were privatized in June 1991 and British Energy was privatized in July 1996. NGG was listed on the London Stock Exchange in

December 1995. Since the summer of 1995, eleven of the RECs have been acquired by other companies. In particular, SWEB was acquired by the Company in September 1995.

  In 1990, the vast majority of generating capacity was owned by three generators. However, since that time competition in generation has increased as RECs and other new entrant generators have constructed new plant and as imports through the interconnections with Scotland and France have grown. In addition, pursuant to undertakings given to the Regulator, National Power and PowerGen have disposed of an aggregate of 6,000 MW of plant to Eastern Group plc (a REC holding company which was acquired by Hanson PLC; this company subsequently has obtained a stock market listing as part of the demerger of Hanson's energy related interests).

  Competition in supply has also been progressively introduced both in England and Wales and in Scotland. The RECs in England and Wales, and Scottish Power and Hydro-Electric in Scotland, are subject to competition from second tier suppliers for the supply of electricity to larger customers in their respective franchise areas. Under the current licensing regime, competition for the supply of electricity to all customers in Great Britain, including domestic customers, is scheduled to be introduced in phases over a six month period commencing April 1, 1998.

DISTRIBUTION OF ELECTRICITY

  Each of the RECs is required to offer terms for connection to its distribution system to any person, for use of its distribution system to any authorized electricity operator and for the provision of top-up and stand-by supplies to any person. In providing use of its distribution system, a REC must not discriminate between its own supply business and that of any other authorized electricity operator, or between those of other authorized electricity operators; nor may its charges differ except where justified by differences in cost. Similar principles apply to the provision of top-up and stand-by supplies of electricity, and in the carrying out of connection works. Disputes over the terms of offers may be determined by the Regulator.

  Most revenue of the distribution business is controlled by a formula based on P+RPI-Xd where Xd is currently 3% (the "Distribution Price Control Formula"). P reflects the previous maximum average price per unit of electricity distributed. RPI reflects the percentage change in the Retail Price Index between the previous year and the current year. The Xd factor is established by the Regulator following review. This formula determines the maximum average price per unit of electricity distributed (in pence per kilowatt hour) which a REC is entitled to charge. This price, when multiplied by the expected number of units to be distributed, determines the expected distribution revenues of the REC for the relevant year. The Distribution Price Control Formula permits RECs to partially retain additional revenues due to increased distribution of units and allows for a pound-for-pound increase in operating income for efficient operations and reduction of expenses. The current Distribution Price Control Formula has been in effect since April 1, 1996 and applies for the four year period ending March 31, 2000.

  On August 11, 1994, the Regulator announced the results of a review of the Distribution Price Control Formula. A one-time reduction in the distribution charges of all the RECs was made with effect from April 1, 1995 and ranged from 11% to 17% (the reduction in SWEB's case being 14%), in each case before allowing for inflation. In addition, the Regulator halved from 100% to 50% the weight of units in the Distribution Price Control Formula and allocated the remaining 50% to the number of customers. The stated intention of the Regulator in introducing this change was "to remove any artificial incentive on the companies to sell more electricity, while retaining a general incentive for companies to seek out and meet the needs of their customers." In the light of information concerning the financial position of the RECs that emerged during the course of the unsuccessful bid by Trafalgar House plc for Northern Electric plc (one of the RECs), the Regulator further reduced distribution charges of all the RECs with effect from April 1, 1996 ranging from 10% to 13% (the reduction in SWEB's case being 11%), in each case before allowing for inflation.

  The Distribution Price Control Formula is expected to be further reviewed with effect from April 1, 2000. A REC may seek disapplication of its Distribution Price Control Formula with effect from that date by request to the Regulator. If the Regulator wishes to refuse the request, he must refer it to the Monopolies and Mergers Commission ("MMC").

  In setting the distribution charges each year, the holder of a PES license will have to make a projection of the permitted maximum average charge per unit distributed in that year. The projection will have to take account of forecasts of units distributed, distribution losses and the actual change in RPI. Failure to forecast accurately may result in over or under charging; this is taken into account in the following year through a correction factor in the price control formula. If a REC has overcharged in the previous year, the maximum average charge per unit distributed is reduced by an amount to reflect the excess income received, to which is added interest. In the event of undercharging, the Distribution Price Control Formula allows the licensee to recover the shortfall in income plus interest.

  If, in any year, the average charge per unit distributed exceeds the permitted maximum average charge per unit distributed by more than 3%, then, in the next following year, the REC may not increase distribution charges unless it has satisfied the Regulator that the average charge per unit in that next following year is not likely to exceed the permitted maximum average charge. If, in respect of any two successive years, the sum of the amounts by which the average charge per unit distributed has exceeded the permitted maximum average charge per unit distributed in the second of those years is more than 4% of that permitted maximum average charge, then, in the next following year, the REC may be required by the Regulator to adjust its charges so that they fall within the maximum permitted average charge. If, in respect of two successive years, the licensee undercharges by more than 10% of the maximum average charge, the Regulator may, by directions to the licensee, limit the amount by which such undercharging may be recovered.

ELECTRICITY SUPPLY

  Subject to minor exceptions, all electricity customers in Great Britain must be supplied by a licensed supplier. Licensed suppliers purchase electricity and make use of the transmission and distribution networks to achieve delivery to customers' premises.

  There are two types of licensed suppliers: public electricity (or first tier) suppliers ("PESs"); and second tier suppliers. PESs are the RECs, Scottish Power and Hydro-Electric each supplying in its respective franchise area. Second tier suppliers include National Power, PowerGen, Nuclear Electric, Scottish Power, Hydro-Electric and other PESs supplying outside their respective franchise areas. There are also a number of independent second tier suppliers.

  At present, a Franchise Supply Customer can only buy electricity from the PES authorized to supply the relevant franchise area. Franchise Supply Customers typically include domestic and small commercial and industrial customers. Non-Franchise Supply Customers are not limited to buying electricity from the local PES and can choose to buy from a second tier supplier. Such customers are typically larger commercial, agricultural and industrial electricity users. Second tier suppliers compete with one another and with the local PES to supply customers in this competitive (or "non-franchise") sector of the market.

  Under the current licensing regime, from April 1, 1998 all customers, including those who are currently Franchise Supply Customers, were to be free to choose their electricity supplier. However, following wide consultation in the industry, the Regulator proposed, in December 1996, that competition for Franchise Supply Customers should be phased in over a six month period, commencing April 1, 1998.

  The supply of electricity to Franchise Supply Customers is subject to price control. The maximum average charge per unit supplied (in pence per kilowatt hour) is controlled by a formula based upon P+RPI-Xs+Y (the "Supply Price Control Formula") where Xs is currently 2%. As with the Distribution Price Control Formula, P reflects the previous maximum average price per unit of electricity supplied (in pence per kilowatt hour). RPI reflects the percentage change in the Retail Price Index between the previous year and the current year. The Xs factor is established by the Regulator following review. The Y term is a pass through of certain costs which are either largely outside the control of the REC or have been regulated elsewhere. It thus covers the REC's electricity purchase costs, including both direct Pool purchase costs and costs of hedging, transmission charges made by NGC, distribution charges made by its own and other REC distribution businesses and the Fossil Fuel Levy (described below) or amounts equivalent thereto in respect of the purchase of non-leviable electricity which are attributable to Franchise Supply Customers. As with the Distribution Price Control Formula, there is a correction factor in the Supply Price Control Formula in the event of over or under charging.

  If a REC has overcharged in the previous year, the maximum average charge per unit supplied is reduced by an amount to reflect the excess income received, to which is added interest. In the event of undercharging, the Supply Price Control Formula allows the licensee to recover the shortfall in income plus interest.

  If, in any year, the average charge per unit supplied exceeds the permitted maximum average charge per unit supplied by more than 4%, then, in the next following year, the REC may not increase supply charges to Franchise Supply Customers unless it has satisfied the Regulator that the average charge per unit in that next following year is not likely to exceed the permitted maximum average charge. If, in respect of any two successive years, the sum of the amounts by which the average charge per unit supplied has exceeded the permitted maximum average charge per unit supplied in the second of those years is more than 5% of that permitted maximum average charge, then, in the next following year, the REC may be required by the Regulator to adjust its charges so that they fall within the maximum permitted average charge. If, in respect of two successive years, the licensee undercharges by more than 10% of the maximum average charge, the Regulator may, by directions to the licensee, limit the amount by which such undercharging may be recovered.

  The initial value of Xs was set at 0 for all the RECs on March 31, 1990. The Supply Price Control Formula was reviewed by the Regulator with effect from April 1, 1994, when the Xs term was set at 2% for all the RECs. This will apply to the period ending March 31, 1998. Over a period of six months from April 1, 1998, the exclusive right of the RECs to supply Franchise Supply Customers is scheduled to come to an end. However, the Regulator has indicated that some form of price regulation for supply to Franchise Supply Customers may be continued for an interim period until an adequate level of competition is established.

THE POOL

  The Pool was established at the time of privatization for bulk trading of electricity in England and Wales between generators and suppliers. The Pool reflects two principal characteristics of the physical generation and supply of electricity from a particular generator to a particular supplier. First, it is not possible to trace electricity from a particular generator to a particular supplier. Second, it is not practicable to store electricity in significant quantities, creating the need for a constant matching of supply and demand. Subject to certain exceptions, all electricity generated in England and Wales must be sold and purchased through the Pool. All licensed generators and suppliers must become signatories to the Pooling and Settlement Agreement, which governs the constitution and operation of the Pool and the calculation of payments due to and from generators and suppliers. The Pool also provides centralized settlement of accounts and clearing. The Pool does not itself buy or sell electricity.

  Prices for electricity are set by the Pool daily for each half hour of the following day based on the bids of the generators and a complex set of calculations matching supply and demand and taking account of system stability, security and other costs. A computerized system (the settlement system) is used to calculate prices and to process metered, operational and other data and to carry out the other procedures necessary to calculate the payments due under the Pool trading arrangements. The settlement system is administered on a day-to-day basis by NGC Settlements Limited, a subsidiary of NGC, as settlement system administrator.

FOSSIL FUEL LEVY

  All the RECs are subject to an obligation to obtain a specified amount of generating capacity from non-fossil fuel sources (the "NFFOs"). Because electricity generated from non-fossil fuel plants is generally more expensive than electricity from fossil fuel plants, a levy system (the "Fossil Fuel Levy") has been instituted to reimburse the generators and the RECs for the extra costs involved. The Regulator sets the amount of the Fossil Fuel Levy annually. On July 16, 1996 the Regulator reduced the Fossil Fuel Levy from 10% of the value of sales of electricity generated from fossil fuel sources to 3.7% effective for the period November 1, 1996 to March 31, 1997. On December 20, 1996 the Regulator announced a further reduction to 2.2% effective from April 1, 1997. The Regulator further announced that the Fossil Fuel Levy in respect of nuclear commitments will cease as of April 1, 1998.

REGULATION UNDER THE ELECTRICITY ACT 1989

THE REGULATOR

  The principal legislation governing the structure and regulation of the electricity industry in Great Britain is the Electricity Act. The Electricity Act established the industry structure described above so as to enable privatization to take place. The Electricity Act also created the institutional framework under which the industry is currently regulated, including the office of the Regulator, who is appointed by the Secretary of State. The present Regulator, Professor Stephen Littlechild, was appointed for a five year term commencing September 1, 1989 and has since been reappointed for a further five year term.

  The Regulator's functions under the Electricity Act include granting licenses to generate, transmit or supply electricity (a function which he exercises under a general authority from the Secretary of State); proposing modifications to licenses, and making license modification references to the MMC; enforcing compliance with license conditions; advising the Secretary of State in respect of the setting of each NFFO; calculating the Fossil Fuel Levy rate and collecting the levy; determining certain disputes between electricity licensees and customers; and setting standards of performance for electricity licensees.

  The Regulator exercises concurrently with the Director General of Fair Trading certain functions relating to monopoly situations under the Fair Trading Act 1973 and certain functions relating to courses of conduct which have, or are intended or likely to have, the effect of restricting, distorting or preventing competition in the generation, transmission or supply of electricity under the Competition Act 1980.

  The Electricity Act requires the Regulator and the Secretary of State to exercise their functions in the manner each considers is best calculated: to secure that all reasonable demands for electricity are satisfied; to secure that license holders are able to finance their licensed activities; and to promote competition in the generation and supply of electricity.

  Subject to these duties, the Secretary of State and the Regulator are required to exercise their functions in the manner which each considers is best calculated: to protect the interests of consumers of electricity supplied by licensed suppliers in respect of price, continuity of supply, and the quality of electricity supply services; to promote efficiency and economy on the part of licensed electricity suppliers and the efficient use of electricity supplied to consumers; to promote research and development by persons authorized by license to generate, transmit or supply electricity; to protect the public from the dangers arising from the generation, transmission or supply of electricity; and to secure the establishment of machinery for promoting the health and safety of workers in the electricity industry. The Secretary of State and the Regulator also have a duty to take into account the effect on the physical environment of activities connected with the generation, transmission or supply of electricity.

  In performing their duties to protect the interests of consumers in respect of prices and other terms of supply, the Secretary of State and the Regulator have a duty to take into account in particular the interests of consumers in rural areas. In performing their duties to protect the interests of consumers in respect of the quality of electricity supply services, they have a duty to take into account in particular the interests of those who are disabled or of pensionable age.

LICENSES

 Generation Licenses

  Unless covered by an exemption, all electricity generators operating a power station in Great Britain are required to have a generation license. There are currently 41 generation license holders in Great Britain. The conditions attached to a generation license in England and Wales require the holder, among other things, to comply with a grid code, be a member of the Pool and submit relevant generating sets for central dispatch. The conditions attached to generation licenses in Scotland require the holder, among other things, to comply with a grid code. Failure to comply with any of the generation license conditions may subject the licensee to a variety of sanctions, including enforcement orders by the Regulator, or license revocation if an enforcement order is not complied with.

 PES Licenses

  Each of the RECs, Scottish Power and Hydro-Electric has a PES license for its franchise area and is required, under the Electricity Act, to supply electricity upon request to any premises in that area, except in specified circumstances. Each PES is also required not to discriminate between its own supply business and other users of its distribution system. PESs are subject to separate price controls on the amounts they may charge for the supply of electricity to Franchise Supply Customers and in respect of distribution charges. The PES licenses also require the licensee to procure electricity at the best price reasonably obtainable having regard to the sources available.

  The Regulator published on August 15, 1996 further information relating to the RECs' performance in relation to their distribution and supply price controls. The publication entitled "Yardstick of Electricity Purchase Costs" includes information about the generation costs which they pass through to Franchise Supply Customers under the Supply Price Control Formula. The Regulator also stated that it was his intention to review the supply price controls applicable to PESs with a view to proposing possible new controls to take effect on April 1, 1998 when the present franchise supply market will be opened to competition. He issued a consultation paper on this matter on September 5, 1996 entitled "The Competitive Electricity Market from 1998:
Price Restraints."

  In England and Wales, each PES license limits the extent of the generation capacity in which the relevant REC may hold an interest without the prior consent of the Regulator ("own-generation limits"). These own-generation limits, expressed in megawatts, currently restrict the participation of a REC in generation to a level of approximately 15% of the total electricity consumption in that REC's franchise area. In the case of SWEB, the own-generation limit is fixed at 400 MW.

  The Regulator has stated that it would be reasonable to consider a REC's request to increase its own-generation limit on condition that it accepted explicit restrictions on the contracts it signed with its supply business, and that at a minimum the REC would be prohibited from passing additional own-generation contracts into its franchise supply market. He considers that an increase in own-generation limits subject to such restrictions could allow a REC to contribute more fully to the development of competition in generation without the allegation that it was exploiting its captive market and local monopoly position. In December 1996, the Regulator gave consent, subject to certain conditions, to Eastern Group plc, in the context of its acquisition of 6,000 MW of generating capacity from National Power and PowerGen, to relax the own-generation limits.

 Second Tier Supply Licenses

  Other than a PES in its franchise area and subject to certain other exceptions, a supplier of electricity to premises in Great Britain must possess a second tier supply license. Subject to the restrictions described in "Electricity Supply" above, second tier licensees may compete for the supply of electricity with one another and with the PES for the relevant area. There are currently 38 second tier supply license holders for England and Wales and 26 for Scotland.

 Transmission Licenses

  In England and Wales, NGC is the only transmission license holder. The transmission license imposes on NGC the obligation to operate the merit order system for the central dispatch of generating sets and gives NGC responsibility for the economic purchasing of ancillary services from generators and suppliers. The transmission license requires NGC to offer terms on a non-discriminatory basis for the carrying out of works for connection to, and use of, the transmission system and for use of the interconnections.

 Modifications to Licenses

  Subject to a power of veto by the Secretary of State, the Regulator may modify license conditions with the agreement of the license holder. He must first publish the proposed modifications and consider representations or objections made. Following the acquisition of SWEB by the Company, SWEB's PES license was modified, by agreement, to take into account the fact that the PES license was now held by a subsidiary company. In particular, the license was modified to provide that, with few exceptions, the only business activities which SWEB is permitted to undertake directly are its franchise and second tier supply businesses and its distribution business. The license now also requires SWEB to ensure that it has sufficient management and financial resources and facilities to conduct its supply and distribution businesses and to comply with its statutory and license obligations. The directors of SWEB are required to give annual certificates to the Regulator to that effect. Further, the consent of the Regulator is required for SWEB to create security over its assets, to incur indebtedness or to give guarantees, unless the transaction is on normal commercial and arm's length terms and for a "permitted purpose" (which refers to the supply, distribution or generation business, or any business conducted by SWEB or its affiliates or related undertakings (subsidiaries) prior to the take-over). The consent of the Regulator is also required before SWEB may transfer assets or make loans to affiliates or related undertakings (subsidiaries). However, various matters, such as payment of dividends out of distributable reserves, repayments of capital, and payments on normal commercial and arm's length terms for goods, services or assets supplied, do not require the consent of the Regulator. These provisions are subject to an overriding provision in the PES license which prevents any REC from disposing of (which would include creating a security interest in) distribution assets.

  If the Regulator fails to agree to modifications with a license holder, he may refer a matter relating to generation, transmission or supply of electricity under a license to the MMC. If the MMC finds that the matter referred to it has, or may be expected to have, specified effects adverse to the public interest which could be remedied or prevented by a license modification, the Regulator is required to make modifications that appear to him requisite for the purpose of remedying or preventing the adverse effects identified by the MMC. Modifications to license conditions may also be made by the Secretary of State as a consequence of monopoly, merger or other competition references under general UK competition law.

 Term and Revocation of Licenses

  SWEB's PES license shall continue until at least 2025 unless revoked. Under ordinary circumstances, the license may not be revoked except on 25 years' prior notice, which notice may not be given until 2000. Otherwise, the Secretary of State may revoke a PES license by not less than 30 days' notice in writing to the licensee in certain specified circumstances including any failure to comply with a final order of the Regulator requiring the license holder to comply with its license conditions or requirements.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the directors and executive officers of the Company as of December 31, 1996:

   NAME                     AGE                     POSITION
   ----                     ---                     --------
Richard J. Pershing........  50 Director, Chief Executive Officer
C. B. (Mike) Harreld.......  52 Director, Chief Financial and Accounting Officer
Thomas G. Boren............  47 Director
Alan W. Harrelson..........  48 Director
Gale E. Klappa.............  46 Director
C. Philip Saunders.........  44 Director
Charles W. Whitney.........  50 Director
Accentacross Limited.......     Director
Mighteager Limited.........     Director

  RICHARD J. PERSHING has been a Director of the Company since June 1995 and Chief Executive Officer since July 1996. From February 1994 to the present, Mr. Pershing has served as Senior Vice President and International Executive Officer of Southern Energy, a wholly-owned subsidiary of Southern. From June 1992 to February 1994, he served as Vice President of International Business Development at Southern Energy. From January 1991 to June 1992, he served as Vice President of Human Resources at Georgia Power Company ("Georgia Power"), also a subsidiary of Southern.

  C.B. (MIKE) HARRELD has been a Director of the Company since September 1995 and Chief Financial and Accounting Officer of the Company since July 1996. He has also been the Finance Director of SWEB since September 1995. From February 1986 to August 1995, he served as Vice President, Comptroller and Chief Accounting Officer of Georgia Power. Prior to joining Georgia Power in 1982, Mr. Harreld spent 13 years with Arthur Andersen in Atlanta and Missouri. He graduated from the University of Kentucky in 1966 (BS Commerce with Honors) and from the University of Missouri in 1967 (MA Accounting with Honors).

  THOMAS G. BOREN has been a Director of the Company since July 1995 and President and Chief Executive Officer of Southern Energy since February 1992. From May 1989 to February 1992, Mr. Boren served as Senior Vice President of Administration at Georgia Power. From 1981 to May 1989, he held positions with Georgia Power in power supply, finance and accounting. Mr. Boren holds a B.S. degree in Industrial Management from the Georgia Institute of Technology and an M.B.A. degree from Georgia State University.

  ALAN W. HARRELSON has been a Director of the Company since September 1995. From January 1994 to September 1995 Mr. Harrelson served as General Manager, Northern Region Power Delivery of Georgia Power. From June 1991 to December 1993, he served as Network Underground Manager, Power Delivery of Georgia Power. Mr. Harrelson holds a bachelor's degree in Industrial Engineering from Georgia Institute of Technology, 1971, and a Juris Doctor--Atlanta Law School, 1981.

  GALE E. KLAPPA has been a Director of the Company since September 1995. From February 1992 to September 1995 he served as Senior Vice President of Marketing for Georgia Power. From May 1991 to February 1992, Mr. Klappa served as Vice President of Southern Company Services, Inc. He graduated cum laude from the University of Wisconsin-Milwaukee in 1972 with a bachelor's degree in Mass Communications.

  C. PHILIP SAUNDERS has been a Director of the Company since September 1995. From February 1994 to September 1995, he served as Western Region and Power Marketing Director for US business development at Southern Energy. From May 1992 to February 1994, Mr. Saunders was Assistant to the Senior Vice President of Marketing at Georgia Power. He graduated from Auburn University in 1974 with a bachelor's degree in Electrical Engineering.

  CHARLES W. WHITNEY has been a Director of the Company since July 1995. From November 1995 to the present, Mr. Whitney has served as Vice President of SEI Holdings, Inc., also a subsidiary of Southern. From June 1994 to November 1995, he served as Vice President of Southern Energy. From January 1991 to June 1994, he served as Vice President of Georgia Power.

  ACCENTACROSS LIMITED ("ACCENTACROSS") has been a Director of the Company since July 1996. Robert D. Fagan represents Accentacross at meetings of the Directors of the Company. Robert D. Fagan has represented Accentacross at meetings of the Directors of the Company since July 1996. From November 1995 to the present, Mr. Fagan has served as President of PMDC. From April 1989 to November 1994, he served as Vice President and General Manager of Mission Energy Company ("Mission Energy"). Mr. Fagan is also currently a Director of PMDC.

  MIGHTEAGER LIMITED ("MIGHTEAGER") has been a Director of the Company since July 1996. Roger L. Petersen represents Mighteager at meetings of the Directors of the Company. Roger L. Petersen has represented Mighteager at meetings of the Directors of the Company since July 1996. From January 1995 to the present, Mr. Petersen has served as Vice President of PMDC. From October 1986 to December 1994, Mr. Petersen served as Vice President of Mission Energy.

  Accentacross and Mighteager were elected by PMDC UK as members of the board of directors of the Company pursuant to a Shareholders' Agreement dated July 1, 1996 (the "Shareholders' Agreement") among Southern Electric International-Europe Inc. ("SEI-Europe"), PMDC UK and Holdings. The Shareholders' Agreement provides that each shareholder of Holdings owning 10 percent or more of the shares of Holdings has the right to elect one director for every 10 percent held. This right applies not only to the board of directors of Holdings but also extends to the board of directors of the Company as a wholly-owned subsidiary of Holdings. Thus, PMDC UK, as holder of 25 percent of the shares of Holdings, has the right to elect two directors to the board of the Company. Accentacross and Mighteager are represented on the board of directors of the Company by Messrs. Fagan and Petersen, respectively.

DIRECTOR AND OFFICER COMPENSATION

  Accentacross and Mighteager (the "PMDC Directors") do not receive compensation for their services as Directors of the Company. The other officers and directors listed above (such officers and directors, with the exception of the PMDC Directors, each a "Southern Company system Officer or Director," as applicable) have received, and will continue to receive, compensation in respect of services performed by such persons in their capacities as Southern Company system Officers or Directors of the Company from Southern Energy, their primary employer and an affiliate of the Company. The Company is charged by Southern Energy for the time spent by those Southern Company system Officers and Directors who do not devote their full time to the affairs of the Company and for a portion of the overhead costs associated with each such Southern Company system Officer and Director. The salaries of all Southern Company system Officers and Directors are paid by Southern Energy, and Southern Energy is reimbursed by the Company, in accordance with a services agreement between the Company and Southern Energy. Southern Company system Officers and Directors receive no cash or non-cash compensation as a result of these arrangements beyond that which they would otherwise receive from Southern Energy for the services performed by them for Southern Energy.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company is charged by Southern Energy for the time spent by those Southern Company system Officers and Directors who do not devote their full time to the affairs of the Company and for a portion of the overhead costs associated with each such Southern Company system Officer and Director. The salaries of all Southern Company system Officers and Directors are paid by Southern Energy, and Southern Energy is reimbursed by the Company, in accordance with a services agreement between the Company and Southern Energy. Southern Company system Officers and Directors receive no cash or non-cash compensation as a result of these arrangements beyond that which they would otherwise receive from Southern Energy for the services performed by them for Southern Energy.

                              SECURITY OWNERSHIP

  The authorized share capital of the Company consists of 500,400,587 ordinary shares of (Pounds)1 each, all of which have been issued fully paid and are held by Holdings. The following table sets forth, as of December 31, 1996, certain information regarding beneficial ownership of Holdings' common stock held by each person known by the Company to own beneficially more than 10% of Holdings' outstanding common stock.

  NAME AND ADDRESS             CLASS OF SHARES NUMBER OF SHARES PERCENT OF CLASS
  ----------------             --------------- ---------------- ----------------
The Southern Company..........   A Ordinary        150,000(1)         100%
 270 Peachtree Street, N.W.
 Atlanta, Georgia 30303
PP&L Resources, Inc...........   B Ordinary         50,000(2)         100%
 11350 Random Hills Road
 Suite 800
 Fairfax, Virginia 22030

--------
(1) Such shares are owned by SEI-Europe, an indirect wholly-owned subsidiary of Southern.
(2) Such shares are owned by PMDC UK, an indirect wholly-owned subsidiary of PP&L Resources, Inc.

  The A Ordinary shares and the B Ordinary shares have the same voting rights, and the only material difference between the A Ordinary shares and the B Ordinary shares is that the holders of the B Ordinary shares are entitled to a smaller proportion of dividends paid in respect of earnings during calendar year ending December 31, 1996 than the holders of the A Ordinary shares.

  The following table shows the number of shares of the common stock of Southern owned by the directors and executive officers of the Company as of December 31, 1996. It is based on information furnished to the Company by the directors and executive officers of the Company. The shares owned by all directors and executive officers as a group constitute less than one percent of the total number of shares of Southern common stock outstanding as of December 31, 1996.

                                                            NUMBER OF SHARES
                                TITLE OF SECURITY       BENEFICIALLY OWNED(1)(2)
                                -----------------       ------------------------
C. B. (Mike) Harreld....  The Southern Company common             5,285
Alan W. Harrelson.......  The Southern Company common            13,690
Gale E. Klappa..........  The Southern Company common            31,914
C. Philip Saunders......  The Southern Company common             8,242
Charles W. Whitney......  The Southern Company common             7,419
Thomas G. Boren.........  The Southern Company common            28,279
Richard J. Pershing.....  The Southern Company common            19,937
Directors and Executive
 Officers of the Company
 as a group (9 persons)
 (3)....................  The Southern Company common           114,766

--------
(1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.
(2) The shares shown include shares of common stock which certain directors and executive officers have the right to acquire beneficial ownership within 60 days pursuant to The Southern Company Executive Stock Plan as follows: Mr. Klappa, 15,012 shares; Mr. Boren, 16,987 shares; and all directors and executive officers of the Company as a group, 33,509 shares.
(3) The two corporate directors, Accentacross Limited and Mighteager Limited, do not own any equity securities of the Company or any of its parents or subsidiaries.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  In connection with the sale of the Original Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed to use their reasonable best efforts to file and to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities except as described herein. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 28, 1997 and declared effective by July 28, 1997, the distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement is filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of the Original Securities."

  The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by DTC who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

  Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof the Original Guarantee for the Exchange Guarantee and the Original Subordinated Debentures for a like aggregate principal amount of the Exchange Subordinated Debentures. The Exchange Guarantee and Exchange Subordinated Debentures have also been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

  The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $82,000,000 aggregate liquidation amount of Exchange Capital Securities for a like aggregate liquidation amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $82,000,000 of Exchange Capital Securities in exchange for a like liquidation amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a liquidation amount of not less than $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 liquidation amount (one Original Capital Security) in excess thereof.

  The Exchange Offer is not conditioned upon any minimum liquidation amount of Original Capital Securities being tendered. As of the date of this Prospectus, $82,000,000 aggregate liquidation amount of the Original Capital Securities is outstanding.

  Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of the Original Securities."

  If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY COMPANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on    ,
1997, unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Company or the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and, subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

  In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message (as defined below) if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering DTC participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

  Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

  Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Original Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

  Valid Tender. Except as set forth below, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Original Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Original Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (a) such tenders are made by or through an Eligible Institution;

    (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

    (c) the certificates (or a book-entry confirmation) representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Original Capital Securities, or of a book-entry confirmation with respect to such Original Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

  The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

  The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and
(c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

  Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such Exchange Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such

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Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period not exceeding 90 days after the Expiration Date (subject to extension under certain limited circumstances described below). See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of (i) any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If Original Capital

Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Original Capital Securities, the tendering holder must submit the serial numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

  Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive distributions on such Original Capital Securities and will be deemed to have waived the right to receive any distributions on such Original Capital Securities accumulated from and after January 29, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of distributions on August 1, 1997 will be entitled to receive distributions accumulated from and after January 29, 1997.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists or has not been satisfied:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

    (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

    (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (d) the Company shall receive an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk that consummation of the Exchange Offer would result in interest payable to the Trust on the Subordinated Debentures being not deductible by the Company for United States earnings and profits purposes.

  If the Company or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

          BY HAND, OVERNIGHT DELIVERY, REGISTERED OR CERTIFIED MAIL:

                             Bankers Trust Company
                              Four Albany Street
                                   4th Floor
                           New York, New York 10006

                  Attention: Corporate Trust and Agency Group
                        Manager Public Utilities Group

                             Confirm By Telephone:
                                (212) 250-6826

                           Facsimile Transmissions:

                                (212) 250-6725
                         (ELIGIBLE INSTITUTIONS ONLY)

  Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither the Company nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                DESCRIPTION OF THE EXCHANGE CAPITAL SECURITIES

  The following summary of certain material terms and provisions of the Exchange Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration. The Original Capital Securities and the Common Securities were issued and the Exchange Capital Securities will be issued pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act. The Declaration has been qualified under the Trust Indenture Act. Bankers Trust Company as the Institutional Trustee, but not the other Trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The description of the Exchange Capital Securities and the Declaration set forth below summarizes the material terms thereof and is subject to, and qualified in its entirety by reference to, the Declaration, the Business Trust Act and the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Declaration.

GENERAL

  The Exchange Capital Securities will be issued in fully registered form without interest coupons.

  The Declaration authorizes the Trust to issue the Capital Securities (including the Original Capital Securities and the Exchange Capital Securities), which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities and the Capital Securities will have equivalent terms except that
(i) if an Event of Default under the Declaration occurs and is continuing, the rights of the holders of the Common Securities to payment in respect of periodic distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the Capital Securities and
(ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Capital Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the Subordinated Debentures. The payment of distributions out of monies held by the Trust and payments on redemption of the Capital Securities or liquidation of the Trust are guaranteed by the Company on a subordinated basis as and to the extent described under "Description of the Exchange Guarantee". Bankers Trust Company, in its capacity as Exchange Capital Securities Guarantee Trustee, will hold the Exchange Guarantee for the benefit of holders of the Exchange Capital Securities. The Exchange Guarantee covers distributions and other payments on the Exchange Capital Securities only if and to the extent that the Company has made a payment to the Institutional Trustee of interest or principal on the Subordinated Debentures deposited in the Trust as trust assets. The Exchange Guarantee, when taken together with the Company's obligations under the Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligation to pay costs, expenses and certain liabilities of the Trust, constitutes a full and unconditional guarantee of amounts due on the Exchange Capital Securities.

DISTRIBUTIONS

  Distributions on the Capital Securities will be fixed at a rate per annum of 8.23% of the stated liquidation amount of $1,000 per Capital Security. Distributions in arrears will bear interest thereon at the rate per annum of 8.23%, compounded semi-annually, to the extent permitted by applicable law. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full semi-annual period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month.

  Distributions on the Capital Securities will be cumulative, will accrue from January 29, 1997 and, except as otherwise described below, will be payable semi-annually in arrears, on February 1 and August 1 of each year, commencing on August 1, 1997, but only if, and to the extent that, interest payments are made in respect of the

Subordinated Debentures held by the Trust. The term "distribution" as used herein includes any such interest (including any Additional Sums and Additional Amounts, each as defined herein) payable unless otherwise stated.

  So long as the Company shall not be in default in the payment of interest on the Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures for a period not exceeding 10 consecutive semi-annual interest periods and, as a consequence, semi-annual distributions on the Capital Securities would not be made (but would continue to accrue with interest thereon at the rate of 8.23% per annum, compounded semi-annually, to the extent permitted by applicable law) by the Trust during any such Extension Period. In the event that the Company exercises this right, then, during such period, the Company (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock except for dividends, payments or distributions payable in shares of its capital stock, reclassifications of its capital stock and conversions or exchanges of capital stock of one class or series into capital stock of another class or series and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan or other similar arrangement of the Company or any of its subsidiaries, (ii) shall not make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures (except by conversion into or exchange for shares of its capital stock), and (iii) shall not make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also pay on any Interest Payment Date all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 10 consecutive semi-annual interest periods each or more numerous shorter Extension Periods) throughout the term of the Subordinated Debentures, provided that no Extension Period may extend beyond the Stated Maturity Date of the Subordinated Debentures. See "Description of the Exchange Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period". Payments of accrued distributions will be payable to holders of Capital Securities as they appear on the books and records of the Trust on the first record date after the end of an Extension Period.

  Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has cash on hand to permit such payment. The funds available for distribution to the holders of the Capital Securities will be limited to payments received by the Trust in respect of the Subordinated Debentures that are deposited in the Trust as trust assets. See "Description of the Exchange Subordinated Debentures". If the Company does not make interest payments on the Subordinated Debentures, the Trust will not make distributions on the Capital Securities. Under the Declaration, if and to the extent the Company does make interest payments on the Subordinated Debentures deposited in the Trust as trust assets, the Trust is obligated to make distributions on the Trust Securities on a Pro Rata Basis. The payment of distributions on the Capital Securities is guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Exchange Guarantee". The Capital Securities Guarantee covers distributions and other payments on the Capital Securities only if and to the extent that the Company has made a payment to the Trust of interest or principal on the Subordinated Debentures deposited in the Trust as trust assets.

  Distributions on the Capital Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be 15 days prior to the relevant distribution dates. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Form, Denomination, Book-Entry Procedures and Transfer". The Declaration provides that the payment dates or record dates for the Capital Securities shall be the same as the payment dates and record dates, to the extent there are record dates, for the Subordinated Debentures. Distributions payable on any Capital Securities that are not punctually paid on any distribution date as a result of the Company having failed to make the corresponding interest payment on the Subordinated Debentures will forthwith cease to be payable to the person in whose name such Capital Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Capital Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date, if any, or other specified date determined in accordance with the Indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Subordinated Debentures on such distribution payment date. All distributions paid with respect to the Trust Securities shall be paid on a Pro Rata Basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the Capital Securities is not a Business Day (as defined below), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

  "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York or Bristol, England are authorized or obligated by law or executive order to remain closed, or (iii) a day on which the Indenture Trustee's Corporate Trust Office or Institutional Trustee's principal corporate trust office is closed for business.

MANDATORY REDEMPTION

  Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Subordinated Debentures, the proceeds from such repayment or payment will be promptly applied to redeem Capital Securities and Common Securities having an aggregate liquidation amount equal to the Subordinated Debentures so repaid or prepaid, as the case may be, upon not less than 15 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price (as defined below). Under the terms of the Indenture, the Company will have the option to prepay the Subordinated Debentures, (a) in whole or in part, at any time on or after February 1, 2007 or (b) in whole but not in part, (i) if the Company has or will become obligated to pay Additional Amounts as described under "Description of the Exchange Subordinated Debentures--Additional Amounts", or
(ii) upon the occurrence and continuation of a Special Event as described under "--Special Event Redemption or Distribution".

  The Common Securities will be entitled to be redeemed on a Pro Rata Basis with the Capital Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Capital Securities will have a priority over the Common Securities with respect to payment of the Redemption Price. Subject to the foregoing, if fewer than all outstanding Capital Securities and Common Securities are to be redeemed, the Capital Securities and Common Securities will be redeemed on a Pro Rata Basis. In the event fewer than all outstanding Capital Securities are to be redeemed, Capital Securities registered in the name of and held by DTC (or a successor depositary) or its nominee will be redeemed pro rata as described under "--Form, Denomination, Book-Entry Procedures and Transfer".

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

 Special Event Redemption

  Upon the occurrence and continuance of a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") at any time, the Company will have the option to redeem the Subordinated Debentures in whole but not in part (and thus cause the redemption of the Capital Securities in whole) at the applicable Redemption Price.

  "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that as a result of (a) any amendment to, or

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

change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States, the United Kingdom or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after January 23, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion subject to United States federal or United Kingdom income tax with respect to income accrued or received on the Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company for United States earnings and profits purposes or United Kingdom income tax purposes.

  "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that, as a result of the occurrence of a change in law or regulation or a change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after January 23, 1997

 Payment of Additional Sums

  If a Tax Event has occurred and is continuing and the Trust is the holder of all of the Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of any distribution then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

 Distribution of Subordinated Debentures

  The Company will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, cause the Subordinated Debentures to be distributed to the holders of Capital Securities in liquidation of the Trust. This right is optional and wholly within the discretion of the Company.

  On the date fixed for any distribution of Subordinated Debentures, upon dissolution of the Trust, (i) the Capital Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent beneficial interests in the Subordinated Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

  There can be no assurance as to the market price for the Subordinated Debentures which may be distributed in exchange for Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Subordinated Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Securities exchanged. If the Subordinated Debentures are distributed to the holders of Trust Securities upon the dissolution of the Trust, the Company will use its reasonable best efforts to list the Subordinated Debentures on any securities exchange or other organization on which the Capital Securities are then listed.

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

REDEMPTION PRICE

  "Redemption Price" means the amount set forth under "Description of the Exchange Subordinated Debentures--Optional Redemption" if the Subordinated Debentures are redeemed on or after February 1, 2007, plus accrued and unpaid interest thereon to the redemption date (including interest, if any, accrued during an Extension Period), or, in the case of a redemption as a result of the occurrence and continuance of a Special Event, means the greater of (i) the amount equal to 100% of the principal amount of the Subordinated Debentures being redeemed or (ii) the amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the Subordinated Debentures being redeemed through February 1, 2007 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 110 basis points, in the case of such a redemption before February 1, 1998, and the Treasury Yield plus 50 basis points, in the case of such a redemption on or after February 1, 1998 but prior to February 1, 2007, plus, for (i) or (ii) above, whichever is applicable, accrued interest on the Subordinated Debentures to the date of redemption.

  "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term through February 1, 2007 of the Subordinated Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term through February 1, 2007 of the Subordinated Debentures.

  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the most recently weekly statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "H.15 (519)" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

  "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Indenture Trustee.

  "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date).

  "Reference Treasury Dealer" means a primary US Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Indenture Trustee.

REDEMPTION PROCEDURES

  The Trust may not redeem fewer than all the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all Capital Securities for all semi-annual distribution periods terminating on or prior to the Redemption Date.

  If the Trust gives a notice of redemption in respect of Capital Securities (which notice will be irrevocable), then immediately prior to the close of business on the Redemption Date, provided that the Company has paid to the Trust a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, distributions will cease to accrue on the Capital Securities called for redemption, such Capital

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

Securities shall no longer be deemed to be outstanding and all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Capital Securities which have been so called for redemption. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay Subordinated Debentures on the Stated Maturity Date or Redemption Date or if payment of the Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid by the Trust or by the Company pursuant to the Capital Securities Guarantee described under "Description of the Exchange Guarantee", distributions on such Capital Securities will continue to accrue from the original Redemption Date of the Capital Securities to the date of payment in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  The Trust shall not be required to (i) issue, register the transfer of or exchange of any Trust Securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Trust Securities and ending at the close of business on the day of the mailing of the relevant notice of redemption and (ii) register the transfer of or exchange of any Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Trust Securities being redeemed in part.

  If a partial redemption of the Capital Securities would result in the delisting of the Capital Securities by any national securities exchange or other organization on which the Capital Securities are then listed, the Company pursuant to the Indenture will only redeem the Subordinated Debentures in whole and, as a result, the Trust may only redeem the Capital Securities in whole.

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of the Capital Securities and Common Securities at the date of dissolution, winding-up or termination of the Trust will be entitled to receive on a Pro Rata Basis solely out of the assets of the Trust, after satisfaction of liabilities of creditors (to the extent not satisfied by the Company as provided in the Declaration), an amount equal to the aggregate of the stated liquidation amount of $1,000 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Securities, shall be distributed on a Pro Rata Basis to the holders of the Capital Securities and Common Securities in exchange therefor.

  If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall, except as provided below, be paid on a Pro Rata Basis.

  The holders of the Common Securities will be entitled to receive distributions upon any such dissolution on a Pro Rata Basis with the holders of the Capital Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities with respect to payment of the Liquidation Distribution.

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

  Pursuant to the Declaration, the Trust shall terminate on the earliest to occur of: (i) December 31, 2027, (ii) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities, or (iii) when all of the Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all of the Trust Securities in accordance with the terms of the Trust Securities.

NO MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets to, any corporation or other entity except in accordance with the Declaration.

DECLARATION EVENTS OF DEFAULT

  An Indenture Event of Default will constitute an Event of Default under the Declaration; provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Capital Securities have been cured or waived. Until all such Events of Default with respect to the Capital Securities have been cured or waived, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities, and only the holders of the Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and consequently under the Indenture. In the event that any Event of Default with respect to the Capital Securities is waived by the holders of the Capital Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "--Voting Rights".

  Upon the occurrence of an Event of Default, the Institutional Trustee will have the right under the Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable. In addition, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture. See "Description of the Exchange Subordinated Debentures".

VOTING RIGHTS

  Except as provided below, under "--Modification and Amendment of the Declaration" and "Description of the Exchange Guarantee--Amendments and Assignment" and as otherwise required by the Business Trust Act, the Trust Indenture Act and the Declaration, the holders of the Capital Securities will have no voting rights.

  Subject to the requirements of the second to last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right (i) on behalf of all holders of Capital Securities, to waive any past default that is waivable under the Declaration and (ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under the Declaration; provided, however, that the holders of the Capital Securities will vote as a single class (the "Capital Trust Voting Class") with respect to the right to direct an Institutional Trustee, to (x) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Subordinated Debentures, (y) waive any past default and its consequences that is waivable under the applicable provisions of the Indenture with respect to the Subordinated Debentures or (z) exercise any right to rescind or annul a declaration that the principal of all Subordinated Debentures shall be due and payable; provided that where a consent under the Indenture would require the consent of (1) holders of Subordinated Debentures representing a specified percentage greater than a majority in principal amount of such securities or (2) each holder of such securities affected thereby, no such consent shall be given by any Trustee without the prior consent of, in the case of clause (1) above, holders of securities in the Capital Trust Voting Class representing such specified percentage or, in the case of clause (2) above, each holder of securities in the Capital

Trust Voting Class affected thereby. The Institutional Trustee shall not revoke or take any action inconsistent with any action previously authorized or approved by a vote of the holders of Capital Securities. The Institutional Trustee shall notify all holders of record of Capital Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or the Indenture Trustee as set forth above, the Institutional Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the Capital Securities unless the Institutional Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action. If the Institutional Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as a holder of the Subordinated Debentures under the Indenture), any holder of Capital Securities may, to the extent permitted by applicable law, upon such holder's written request to the Institutional Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Declaration, without first instituting a legal proceeding against the Institutional Trustee or any other Person.

  A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of holders of the Capital Securities will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

  In the event the consent of the Trust as the holder of the Subordinated Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together in the Capital Trust Voting Class; provided, however, that where any such amendment, modification or termination of the Indenture would require the consent of (i) holders of Subordinated Debentures representing a specified percentage greater than a majority in principal amount of such securities or
(ii) each holder of Subordinated Debentures, the Trustee may only give such consent at the direction of the holders of securities in the Capital Trust Voting Class representing such specified percentage in the case of clause (i) above, or each holder of securities in the Capital Trust Voting Class affected thereby, in the case of clause (ii) above; and provided further that the Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action.

  Any required approval or direction of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

  No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel Capital Securities or distribute Subordinated Debentures in accordance with the Declaration.

  Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities at such time that are owned by the Company or by

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

any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

  The procedures by which persons owning Capital Securities registered in the name of and held by DTC or its nominee may exercise their voting rights are described under "--Form, Denomination, Book-Entry Procedures and Transfer".

  Holders of the Capital Securities will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holder of the Common Securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

  The Declaration may be modified and amended on approval of the Regular Trustees, provided that, if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or
(ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities, provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

  Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (A) either a ruling from the Internal Revenue Service or a written opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the Trust will not be treated as other than a grantor trust for purposes of United States federal income taxation on account of such amendment and (B) a written opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an "investment company" which is required to be registered under the 1940 Act, (ii) certain specified provisions of the Declaration may not be amended without the consent of all of the holders of the Trust Securities, (iii) no amendment which adversely affects the rights, powers and privileges of the Institutional Trustee shall be made without the consent of the Institutional Trustee, (iv) certain provisions of the Declaration relating to the obligation of the Company to purchase the Common Securities and to pay certain obligations and expenses of the Trust as described under "Southern Investments UK Capital Trust I" may not be amended without the consent of the Company, and (v) the rights of holders of Common Securities under the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees shall not be amended without the consent of each holder of Common Securities.

  The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration, (iii) add to the covenants, restrictions or obligations of the Company, (iv) preserve the status of the Trust as a grantor trust for United States federal income tax purposes, and (v) to conform to changes in, or a change in interpretation or application of, certain 1940 Act requirements by the Commission, which amendment does not adversely affect the rights, preferences or privileges of the holders of Trust Securities.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  The Exchange Capital Securities will be issued in blocks having a liquidation amount of not less than $1,000 and may be transferred or exchanged in such blocks in the manner and at the offices described below. The

Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Institutional Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

  Transfers of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel Bank")), which may change from time to time.

 Depositary Procedures

  DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the liquidation amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  The Company understands that under existing industry practices, if either the Company or the Institutional Trustee requests any action of holders of Capital Securities or if an owner of an interest in the Capital Securities desires to give or take any action that a holder is entitled to give or take under the Indenture or the owner of an interest in the Capital Securities is entitled to give or take under the Deposit Agreement relating to the Subordinated Debentures, DTC would authorize the Participants owning the relevant interests in the Capital Securities to give or take such action, and such Participants would authorize Indirect Participants to give or take such action or would otherwise act upon the instructions of owners of interests in such Capital Securities holding through them.

  Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations (including Euroclear and Cedel Bank) which are participants in such system. Euroclear and Cedel Bank will hold interests in the Global Capital Securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as facilitator for Cedel Bank's access to DTC. The depositaries, in turn, will hold such interests in the Global Capital Securities in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a Global Capital Security, including those held through Euroclear or Cedel Bank, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel Bank may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

  Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Institutional Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Institutional Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Regular Trustees, Institutional Trustee nor any agent of either thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Institutional Trustee, the Trust or the Company. Neither the Trust or the Company nor the Institutional Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Company and the Institutional Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Except for trades involving only Euroclear and Cedel Bank participants, interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the Capital Securities described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear and Cedel Bank participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel Bank, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel Bank, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel Bank, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel Bank participants may not deliver instructions directly to the depositaries for Euroclear and Cedel Bank.

  Because of time zone differences, the securities account of a Euroclear or Cedel Bank participant purchasing an interest in a Global Capital Security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel Bank participant, during the securities settlement processing day (which must be a business day for Euroclear or Cedel Bank) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel Bank as a result of sales of interests in a Global Capital Security by or through a Euroclear or Cedel Bank participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel Bank cash account only as of the business day for Euroclear or Cedel Bank following DTC's settlement date.

  DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the liquidation amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

  The information in this section concerning DTC, Euroclear and Cedel Bank and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

  Although DTC, Euroclear and Cedel Bank have agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, Euroclear and Cedel Bank, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or the Company nor the Institutional Trustee will have any responsibility for the performance by DTC, Euroclear and Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Euroclear and Cedel Bank

  Euroclear and Cedel Bank each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

  Euroclear and Cedel Bank provide various services including safekeeping, administration, clearance and settlement of internationally traded securities lending and borrowing. Euroclear and Cedel Bank also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Cedel Bank have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

  Account holders in Euroclear and Cedel Bank are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Cedel Bank is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

  Account holders' overall contractual relations with Euroclear and Cedel Bank are governed by the respective rules and operating procedures of Euroclear and Cedel Bank and any applicable laws. Euroclear and Cedel Bank act under such rules and operating procedures only on behalf of their respective account holders and have no record of or relationship with persons holding through their respective account holders.

 Exchange of Book-Entry Capital Securities for Certificated Capital Securities

  A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Company in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Exchange Capital Securities upon request but only upon at least 20 days' prior written notice given to the Institutional Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

  Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable distribution dates, or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Institutional Trustee and any co-paying agent chosen by the Institutional Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Institutional Trustee and the Company. In the event that the Institutional Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

  The Exchange Capital Securities will be issued, and may be transferred only in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Capital Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

REGISTRAR AND TRANSFER AGENT

  Bankers Trust Company will act as registrar and transfer agent for the Capital Securities.

  Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

  The Institutional Trustee, prior to a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Institutional Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Institutional Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

  The Company and certain of its affiliates maintain deposit accounts and banking relationships with the Institutional Trustee.

GOVERNING LAW

  The Declaration and the Trust Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust Securities.

  The Company and the Regular Trustees on behalf of the Trust will be required to provide to the Institutional Trustee annually a certificate as to whether or not the Company and the Trust, respectively, are in compliance with all the conditions and covenants under the Declaration.

                     DESCRIPTION OF THE EXCHANGE GUARANTEE

  Set forth below is a summary of information concerning the Exchange Guarantee that will be executed and delivered by the Company in connection with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of Exchange Capital Securities. The Original Guarantee was executed and delivered by the Company concurrently with the issuance of the Original Capital Securities by the Trust for the benefit of the holders from time to time of the Original Capital Securities. As soon as practicable after the date hereof, the Original Guarantee will be exchanged by the Company for the Exchange Guarantee. The Exchange Guarantee will be held by Bankers Trust Company acting in its capacity as Capital Securities Guarantee Trustee with respect thereto, for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee incorporates by reference the terms of the Trust Indenture Act. The Exchange Guarantee has been qualified under the Trust Indenture Act. The summary set forth below does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Exchange Guarantee.

GENERAL

  Pursuant to the Capital Securities Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Capital Securities, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Capital Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Capital Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on the Capital Securities and the Redemption Price, including all accrued and unpaid distributions to the date of the redemption, with respect to the Capital Securities called for redemption by the Trust but only if and to the extent that in each case the Company has made a payment to the Institutional Trustee of interest or principal on the Subordinated Debentures and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to holders of Trust Securities or the redemption of all of the Capital Securities on maturity or upon redemption of the Subordinated Debentures), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by paying the required amount to the Trust and causing the Trust to pay such amounts to such holders. The Capital Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligation to pay costs, expenses and certain liabilities of the Trust, constitutes a full and unconditional guarantee of amounts due on the Capital Securities.

CERTAIN COVENANTS OF THE COMPANY

  In the Capital Securities Guarantee, the Company will covenant that, so long as any Capital Securities remain outstanding, the Company will not (a) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock except for dividends, payments or distributions payable in shares of its capital stock, reclassifications of its capital stock and conversions or exchanges of capital stock of one class or series for capital stock of another class or series and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan or other similar arrangement of the Company or any of its subsidiaries or
(b) make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures (except by conversion into or exchange for shares of its capital stock) or (c) make any guarantee payment with respect to the foregoing, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the Capital Securities Guarantee, (ii) there shall have occurred and be continuing an Indenture Event of Default or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing. In addition, so long as any Capital Securities remain outstanding, the Company
(i) has agreed to remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, and
(ii) will not take any action which will cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not adversely affect the rights of holders of Capital Securities (in which case no consent will be required), the Capital Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities. The manner of obtaining any such approval of holders of the Capital Securities will be as set forth under "Description of the Exchange Capital Securities--Voting Rights". All guarantees and agreements contained in the Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under the Capital Securities Guarantee.

TERMINATION OF THE CAPITAL SECURITIES GUARANTEE

  The Capital Securities Guarantee will terminate and be of no further force and effect as to the Capital Securities upon full payment of the Redemption Price of all Capital Securities, or upon distribution of the Subordinated Debentures to the holders of Capital Securities in exchange for all of the Capital Securities, or upon full payment of the amounts payable upon liquidation of the Trust. Notwithstanding the foregoing, the Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must restore payment of any sums paid with respect to the Capital Securities or the Capital Securities Guarantee.

STATUS OF THE CAPITAL SECURITIES GUARANTEE

  The Company's obligations under the Capital Securities Guarantee to make the Guarantee Payments will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Subordinated Debentures, except liabilities made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company, and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the subordination provisions and other terms of the Capital Securities Guarantee.

  The Capital Securities Guarantee will constitute a guarantee of payment and not of collection, thus, any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Capital Securities Guarantee, without first instituting a legal proceeding against the Trust or any other person or entity. The Capital Securities Guarantee will be deposited with the Institutional Trustee, as Guarantee Trustee, to be held in trust for the benefit of the holders of the Capital Securities. The Institutional Trustee shall enforce the Capital Securities Guarantee on behalf of the holders of the Capital Securities. The holders of not less than a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Capital Securities Guarantee, including the giving of directions to the Institutional Trustee.

  The Company and certain of its affiliates maintain deposit accounts and banking relationships with the Institutional Trustee.

GOVERNING LAW

  The Capital Securities Guarantee will be governed by and construed in accordance with the laws of the State of New York.

              DESCRIPTION OF THE EXCHANGE SUBORDINATED DEBENTURES

  The Original Subordinated Debentures were issued and the Exchange Subordinated Debentures will be issued under the Indenture dated as of January 29, 1997 among the Company, Bankers Trust Company, as the Indenture Trustee, and Bankers Trust Luxembourg S.A., as paying agent and transfer agent. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

  Upon the dissolution of the Trust at the option of the Company, Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Exchange Capital Securities--Special Event Redemption or Distribution".

GENERAL

  Concurrently with the issuance of the Common Securities and the Original Capital Securities, the Trust invested the proceeds thereof in the Original Subordinated Debentures issued by the Company.

  The Subordinated Debentures are unsecured, subordinated obligations of the Company, limited in aggregate principal amount to (i) the aggregate liquidation amount of the Capital Securities issued by the Trust and (ii) the proceeds received by the Trust upon issuance of the Common Securities to the Company (which proceeds will be used to purchase an equal principal amount of Subordinated Debentures).

  The Subordinated Debentures mature on February 1, 2027. The Subordinated Debentures are not subject to any sinking fund.

  The Original Subordinated Debentures are, and the Exchange Subordinated Debentures will be, listed on the Luxembourg Stock Exchange.

  If Book-Entry Interests in the Subordinated Debentures are distributed to holders of Trust Securities in dissolution of the Trust, such Book-Entry Interests will be transferred by the Trust to DTC, which will operate a book-entry system for interests in the Book-Entry Interests. DTC will initially credit Participants holding Capital Securities with interests in the Book-Entry Interests (pro rata to their holdings of Capital Securities) and DTC will issue to such Participants interests in such Book-Entry Interests in the same form as the Capital Securities which such interests replace. To the extent any Capital Securities are held in certificated form, such Book-Entry Interests in the Subordinated Debentures will be issued in certificated form of like denominations.

  Payments of principal and interest on Subordinated Debentures will be payable, the transfer of the Definitive Registered Debentures will be registrable, and Definitive Registered Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in The City of New York; provided that payments of interest on Definitive Registered Debentures may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Subordinated Debenture will be made only upon surrender of such Subordinated Debenture to the Indenture Trustee. So long as the Subordinated Debentures are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will maintain a paying and transfer agent in Luxembourg, which will initially be Bankers Trust Luxembourg S.A. Payments of principal of and interest on and the transfer of the Subordinated Debentures in Luxembourg will be through the Luxembourg paying and transfer agent.

  If the Subordinated Debentures are distributed to the holders of Trust Securities upon the dissolution of the Trust, the Company will use its reasonable best efforts to list the Subordinated Debentures on any securities exchange or other organization on which the Capital Securities are then listed.

  The Indenture contains no provisions which would afford the holders of Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company or a change of control of the Company.

INTEREST

  The Subordinated Debentures will bear interest at an annual rate of 8.23% from January 29, 1997. Interest will be payable semi-annually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing on August 1, 1997, to (in the case of the Global Debenture) the Book-Entry Depositary or (in the case of a Definitive Registered Debenture) the person in whose name such Definitive Registered Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. Interest payable on any Definitive Registered Debenture that is not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the person in whose name such Definitive Registered Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Definitive Registered Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Subordinated Debentures on such Interest Payment Date.

  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full semi-annual period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as the Company shall not be in default in the payment of interest on the Subordinated Debentures, the Company shall have the right to extend the interest payment period from time to time for a period not exceeding 10 consecutive semi-annual interest periods. The Company has no current intention of exercising its right to extend an interest payment period. In the event that the Company exercises this right, then, during such period the Company
(i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock except for dividends, payments or distributions payable in shares of its capital stock, reclassifications of its capital stock and conversions or exchanges of capital stock of one class or series into capital stock of another class or series and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan or other similar arrangement of the Company or any of its subsidiaries, (ii) shall not make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures (except by conversion into or exchange for shares of its capital stock), and (iii) shall not make any guarantee payments with respect to the foregoing. No interest shall be due and payable during an Extension Period, except at the end thereof. Any Extension Period with respect to payment of interest on the Subordinated Debentures will also apply to distributions with respect to the Capital Securities. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual interest periods. On the Interest Payment Date occurring at the end of each Extension Period, the Company shall pay to the holders of Subordinated Debentures of record on the record date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Subordinated Debentures (together with interest thereon at the rate specified for the Subordinated Debentures compounded semi-annually to the extent permitted by law). Upon the termination of
any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also pay on any Interest Payment Date all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 10 consecutive semi-annual interest periods each or more numerous shorter Extension Periods) throughout the term of the Subordinated Debentures; provided that no Extension Period may extend beyond the Stated Maturity Date of the Subordinated Debentures. The failure by the Company to make interest payments during an Extension Period would not constitute a default or an event of default under the Indenture or the Company's currently outstanding indebtedness.

  If the Trust shall be the sole holder of the Subordinated Debentures, the Company shall give the Institutional Trustee and the Indenture Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the next succeeding date on which the distributions on the Capital Securities are payable or (ii) the date the Company is required to give notice to the holders of the Capital Securities of the record date or the date such distribution is payable. The Trust shall give notice of the Company's selection of such Extension Period to the holders of the Capital Securities.

  If Subordinated Debentures have been distributed to holders of Trust Securities, the Company shall give the holders of the Subordinated Debentures and the Indenture Trustee notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to holders of the Subordinated Debentures of the record or payment date of such related interest payment.

OPTIONAL REDEMPTION

  Except as provided below, the Subordinated Debentures may not be redeemed prior to February 1, 2007. The Company shall have the right to redeem the Subordinated Debentures, in whole or in part, from time to time, on or after February 1, 2007 upon not less than 15 nor more than 60 days' notice, at a Redemption Price equal to the percentages specified below of the principal amount of the Subordinated Debentures to be redeemed, plus any accrued and unpaid interest, to the redemption date, including interest accrued during an Extension Period if redeemed during the 12 month period beginning February 1 of the years indicated below:

                  YEAR             PERCENTAGE
                  ----             ----------
                  2007              104.115%
                  2008              103.704
                  2009              103.292
                  2010              102.881
                  2011              102.469
                  2012              102.058
                  2013              101.646
                  2014              101.235
                  2015              100.823
                  2016              100.412
                  2017 and there-
                   after            100.000

The Company will also have the right to redeem the Subordinated Debentures at any time upon not less than 15 nor more than 60 days' notice at the applicable Redemption Price upon the occurrence and continuation of a Special Event as described under "Description of the Exchange Capital Securities--Special Event Redemption or Distribution", or if the Company has or will become obligated to pay Additional Amounts as described under "Description of the Exchange Subordinated Debentures--Optional Tax Redemption".

  If the Company gives a notice of redemption in respect of Subordinated Debentures (which notice will be irrevocable), then, on or before the redemption date, the Company will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the Subordinated Debentures. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, interest will cease to accrue on the Subordinated Debentures called for redemption, such Subordinated Debentures will no longer be deemed to be outstanding and all rights of holders of such Subordinated Debentures so called for redemption will cease, except the right of the holders of such Subordinated Debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Subordinated Debentures is improperly withheld or refused and not paid by the Company, interest on such Subordinated Debentures will continue to accrue compounded semi-annually, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all of the Subordinated Debentures are to be redeemed for any reason prior to the maturity date, the Subordinated Debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.

  The Company shall not be required to (i) issue, register the transfer of or exchange of any Definitive Registered Debentures during a period beginning at the opening of business 15 days before the giving of a notice of redemption of Subordinated Debentures and ending at the close of business on the day of the giving of the relevant notice of redemption and (ii) register the transfer of or exchange of any Definitive Registered Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Subordinated Debentures being redeemed in part.

ADDITIONAL AMOUNTS

  All payments of principal and interest in respect of the Subordinated Debentures shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the UK or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("UK Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction the Company shall pay to the relevant holder of Subordinated Debentures such additional amounts ("Additional Amounts") as will result in the payment to each such holder of the amount that would otherwise have been receivable by such holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

    (a) to, or to a Person on behalf of, a holder who is liable for such UK Taxes in respect of the Subordinated Debentures by reason of such holder having some connection with the UK (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the UK) other than the mere holding of a Subordinated Debenture or the receipt of principal and interest in respect thereof;

    (b) to, or to a Person on behalf of, a holder who presents a Subordinated Debenture (where presentation is required) for payment more than 30 days after the Relevant Date (as defined below) except to the extent that such holder would have been entitled to such Additional Amounts on presenting such Subordinated Debenture for payment on the last day of such period of 30 days;

    (c) to, or to a Person on behalf of, a holder who presents a Subordinated Debenture (where presentation is required) in the United Kingdom;

    (d) to, or to a Person on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or similar claim for exemption to the relevant tax authority; or

    (e) to, or to a Person on behalf of, a holder of a Definitive Registered Debenture issued pursuant to the request of owners of interests representing a majority in outstanding principal amount in Book-Entry Interest following and during the continuance of an Event of Default if such holder (or any predecessor holder) was one of such owners requesting that Definitive Registered Debentures be so issued.

  Such Additional Amounts will also not be payable where, had the beneficial owner of the Subordinated Debentures (or any interest therein) been the holder of the Subordinated Debentures, he would not have been entitled to payment of Additional Amounts by reason of any one or more of the clauses (a) through (e) above. If the Company shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company will inform such holder promptly after making such determination setting forth the reason(s) therefor.

  "Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Book-Entry Depositary or the Indenture Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the holders in accordance with the Indenture.

OPTIONAL TAX REDEMPTION

  If (a) the Company satisfies the Indenture Trustee prior to the giving of a notice as provided below that it has or will become obligated to pay Additional Amounts with respect to the Subordinated Debentures as a result of either (x) any change in, or amendment to, the laws or regulations of the UK or any political subdivision or any authority or agency thereof or therein having power to tax or levy duties, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after January 23, 1997 or (y) the issuance of Definitive Registered Debentures pursuant to the first sentence or clause (a) or (b) of the third sentence of "--Definitive Subordinated Debentures" and (b) such obligation cannot be avoided by the Company taking reasonable measures available to it, the Company may, at its option, on giving not more than 60 nor less than 15 days' notice to the holders, redeem, as a whole but not in part, the Subordinated Debentures at 100% of the principal amount of the Subordinated Debentures then outstanding, together with accrued and unpaid interest to the redemption date; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Subordinated Debentures then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Indenture Trustee a certificate signed by a director of the Company stating that the obligation referred to in (a) above cannot be avoided by the Company taking reasonable measures available to it, and the Indenture Trustee shall accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (b) above, in which event it shall be conclusive and binding on the holders. If any date fixed for redemption of Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption.

  In the event the Global Debenture is redeemed in whole or in part pursuant to this provision or "Optional Redemption" above, the Book-Entry Depositary will redeem, from the amount received by it in respect of the redemption of the Global Debenture, an equal amount of the related Book-Entry Interest. The redemption price payable in connection with the redemption of such Book-Entry Interest will be equal to the amount received by the Book-Entry Depositary in connection with the redemption of the Global Debenture.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO THE SUBORDINATED DEBENTURES

  In the Indenture, the Company will covenant that it will not (a) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock except for dividends, payments or distributions payable in shares of its capital stock, reclassifications of its capital stock and conversions or exchanges of capital stock of one class or series for capital stock of another class or series and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan or similar arrangement of the Company or any of its subsidiaries or (b) make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures (except by conversion into or exchange for shares of its capital stock) or (c) make any guarantee payment with respect to the foregoing, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the Capital Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to the Subordinated Debentures or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing. In addition, so long as the Capital Securities remain outstanding, the Company has agreed (i) not to cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities,
(ii) to comply fully with all of its obligations and agreements contained in the Declaration and (iii) not to take any action which would cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Subordinated Debentures.

SUBORDINATION

  The Indenture provides that the Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company. In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or its property or any proceeding for voluntary liquidation, dissolution or other winding-up of the Company, or (b) that Subordinated Debentures are declared due and payable before the Stated Maturity Date because of the occurrence of an Event of Default under the Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money, before the holders of any of the Subordinated Debentures are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Subordinated Debentures. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist and all grace periods with respect thereto shall have expired under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal of, premium, if any, or interest on the Subordinated Debentures shall be made.

  The term "Senior Indebtedness" means (a) the principal of and premium, if any, and interest on all indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, (i) for money borrowed by the Company, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable, (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness, and (c) all other general unsecured obligations and liabilities of the Company, including without limitation, trade payables. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise. Notwithstanding anything to the contrary in the Indenture or the Subordinated Debentures, Senior Indebtedness shall not include (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it or by the law governing it, is subordinate in right of payment to or pari passu with the Subordinated Debentures, as the case may be, and, in particular, the Subordinated Debentures shall rank pari passu with all other debt securities and guarantees in respect of those debt securities, issued to any other Southern Investments Capital Trust or (ii) any indebtedness of the Company to a subsidiary.

  The Indenture does not limit the aggregate amount of Senior Indebtedness or other indebtedness that may be issued. There are no terms in the Capital Securities, the Subordinated Debentures or the Capital Securities Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debentures and the Capital Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Exchange Guarantee--Status of the Capital Securities Guarantee".

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

  Nothing contained in the Indenture or in the Subordinated Debentures will prevent any consolidation of the Company with, or merger of the Company with or into, any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its successor will be a party, or will prevent any sale, lease or conveyance of the property of the Company, as an entirety or substantially as an entirety; provided that upon any such consolidation, merger, sale, lease or conveyance to which the Company is a party and in which the Company is not the surviving corporation, the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company and the due and punctual payment of the principal of and interest on all of the Subordinated Debentures, according to their tenor, shall be expressly assumed by supplemental indenture satisfactory in form to the Indenture Trustee, executed and delivered to the Indenture Trustee, by the corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired such property. In addition, the Company may assign and delegate all of its rights and obligations under the Indenture, the Subordinated Debentures, any supplemental indenture relating to the Subordinated Debentures, the Deposit Agreement and all other documents, agreements and instruments related thereto to any person that owns all of the ordinary shares of the Company or to any person that owns all of the ordinary shares of a person that owns all of the ordinary shares of the Company, and upon any such person assuming such rights and obligations the Company shall be automatically released from such obligations, provided that immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing.

  In the event that any such successor entity is organized under the laws of a country located outside of the UK and withholding or deduction is required by law for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within such country in which the successor entity is organized or by or within any political subdivision thereof or any authority therein or thereof having power to tax, the successor entity shall pay to the relevant holder of the Global Debentures or to the relevant holders of the Definitive Registered Debentures, as the case may be, such additional amounts, under the same circumstances and subject to the same limitations as are specified for "UK Taxes," as is set forth under "--Additional Amounts" above, but substituting for the UK in each place the name of the country under the laws of which such successor entity is organized. In addition, such successor entity shall be entitled to effect optional tax redemption under the same circumstances and subject to the same limitations as are set forth under "-- Optional Tax Redemption" above, but substituting for the UK in each place the name of the country under the laws of which such successor entity is organized.

EVENTS OF DEFAULT AND NOTICE THEREOF

  The Indenture defines an Event of Default with respect to the Subordinated Debentures as being any one of the following events: (a) failure to pay interest for 30 days after becoming due; (b) failure to pay principal or premium, if any, after becoming due at maturity, upon redemption or otherwise;
(c) material default in the performance, or material breach, of any other covenant of the Company for 90 days after notice; and (d) certain events of bankruptcy, insolvency or reorganization of the Company.

  If an Event of Default in respect of Subordinated Debentures occurs and is continuing, either the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the Subordinated Debentures outstanding may declare the principal amount of all of the Subordinated Debentures of to be due and payable immediately.

At any time after such a declaration of acceleration in respect of the Subordinated Debentures has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Indenture Trustee, then such declaration of acceleration shall be automatically annulled and rescinded if all Events of Default in respect of the Subordinated Debentures, other than the non-payment of principal due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

  The Indenture contains a provision entitling the Indenture Trustee, subject to the duty of a trustee during a default to act with the required standard of care, to be indemnified by the holders of Subordinated Debentures, before proceeding to exercise any right or power under the Indenture at the request of such holders. Subject to such provisions in the Indenture for the indemnification of the Indenture Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Subordinated Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee.

  The Indenture provides that no holder of Subordinated Debentures may institute any action against the Company under the Indenture (except actions for payment of overdue principal or interest, provided that a declaration of a valid Extension Period by the Company shall not constitute a failure to pay interest for this purpose) unless such holder previously shall have given to the Indenture Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Subordinated Debentures then outstanding shall have requested the Indenture Trustee to institute such action and shall have offered the Indenture Trustee reasonable indemnity, the Indenture Trustee shall not have instituted such action within 60 days of such notice, request and indemnity and the Indenture Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Subordinated Debentures.

  The Indenture contains a covenant that the Company will file annually with the Indenture Trustee a certificate that no default existed or a certificate specifying any default that existed, each as of the end of the fiscal year so ended.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides with respect to the Subordinated Debentures that the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Subordinated Debentures (except for the obligations to register the transfer or exchange of the Definitive Registered Debentures, to replace temporary or mutilated, destroyed, lost or stolen Subordinated Debentures, to maintain an office or agency in respect of the Subordinated Debentures and to hold moneys for payment in trust) ("legal defeasance") or (b) to be released from its obligations with respect to the Subordinated Debentures (except for the obligations set forth as exceptions in the preceding clause (a) and except for the obligations to pay the principal of, premium, if any, and any interest on the Subordinated Debentures, to compensate and indemnify the Indenture Trustee and to appoint a successor Indenture Trustee) ("covenant defeasance"), upon the deposit with the Indenture Trustee (or other qualifying trustee), in trust for such purpose, of money or U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and any interest on the Subordinated Debentures, on the due date thereof. Such a trust may only be established, if among other things, the Company has delivered to the Indenture Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the Subordinated Debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture.

MODIFICATION OF THE INDENTURE

  The Indenture provides that the Company and the Indenture Trustee may enter into supplemental indentures without the consent of the holders of Subordinated Debentures to: (a) secure any Subordinated Debentures, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Subordinated Debentures, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) provide for uncertificated Subordinated Debentures and (f) evidence the acceptance of appointment by a successor trustee.

  The Indenture also contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of all Subordinated Debentures then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Subordinated Debentures so affected; provided that the Company and the Indenture Trustee may not, without the consent of the holder of each outstanding Subordinated Debenture affected thereby, (a) extend the stated maturity of the principal of any Subordinated Debenture, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon (except that a declaration of a valid Extension Period by the Company shall not constitute an extension of time of payment of interest for this purpose), or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof, premium, if any, or any interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Subordinated Debenture when due or (b) reduce the aforesaid percentage in principal amount of Subordinated Debentures, the consent of the holders of which is required for any such modification.

CONCERNING THE INDENTURE TRUSTEE

  The Company and its subsidiaries maintain ordinary banking relationships with the Indenture Trustee and its affiliates.

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

 General

  The Subordinated Debentures will be issued initially only as a Global Debenture in bearer form and will be payable only in U.S. dollars. Title to such Global Debenture will pass by delivery. The Global Debenture will be deposited on issue with Bankers Trust Company, as book-entry depositary (the "Book-Entry Depositary"), which will hold the Global Debenture for the benefit of the Trust pursuant to the terms of the deposit agreement (the "Deposit Agreement") dated as of January 29, 1997 among the Company, the Book-Entry Depositary and the holders and beneficial owners from time to time of interests in the Book-Entry Interests (as defined below). Pursuant to the Deposit Agreement, the Book-Entry Depositary will issue one or more certificateless depositary interests (the "Book-Entry Interests"), which together will represent a 100% interest in the Global Debenture. Such Book-Entry Interests will initially be issued to the Trust.

  If Book-Entry Interests are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, the Global Debenture held by the Book-Entry Depositary and representing all of the Subordinated Debentures will cease to be held for the benefit of the Trust and will, for all purposes under the Indenture and the Deposit Agreement, be held by the Book-Entry Depositary for the benefit of DTC and its Participants, and all of the Book-Entry Interests in the Global Debenture will be transferred by the Trust to DTC, which will operate a book-entry system for interests in the Book-Entry Interests, and to the extent that Capital Securities are held in certificated form, such Book-Entry Interests will be issued in certificated form. DTC will initially credit Participants holding Capital Securities with interests in the Book-Entry Interests (pro rata to their holdings of Capital Securities) and DTC will issue to such Participants interests in such Book-Entry Interests in the same form as the Capital Securities which such interests replace and any Global Capital Security will be replaced by one or more Global Book-Entry Interests registered in the name of DTC or its nominee. Unless and until the Global Debenture is exchanged in whole for Definitive Registered Debentures, Book-Entry Interests held by DTC may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. For a description of DTC and its book-entry system, see "Description of the Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer". As of the date of this Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities applies in all material respects to any Book-Entry Interests registered in the name of and held by DTC or its nominee. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as depositary for the Global Subordinated Debentures.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such Global Subordinated Debentures.

  So long as the Book-Entry Depositary, or its nominee, is the holder of the Global Debenture, the Book-Entry Depositary or such nominee, as the case may be, will be considered the sole holder of the Global Debenture (and the Subordinated Debentures) for all purposes under the Indenture. Except as set forth below with respect to the issuance of Definitive Registered Debentures, if the Subordinated Debentures are held through the facilities of DTC, Participants or Indirect Participants will not be entitled to have Subordinated Debentures registered in their names, will not receive or be entitled to receive physical delivery of Subordinated Debentures in definitive bearer or registered form and will not be considered the owners or holders thereof under the Indenture or the Deposit Agreement. Accordingly, if the Subordinated Debentures are held through the facilities of DTC, each person owning an interest in the Book-Entry Interests must rely on the procedures of the Book-Entry Depositary and DTC and, if such person is not a Participant in DTC, on the procedures of the Participant through which such person owns its interest, to exercise any rights and obligations of a holder under the Indenture or the Deposit Agreement.

  In addition to a Paying Agent in the Borough of Manhattan, The City of New York, the Company will, so long as Subordinated Debentures are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, maintain a Paying Agent in Luxembourg.

  Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect relating to payments made or to be made by the Book-Entry Depositary to the persons entitled thereto in respect of the Subordinated Debentures or the Book-Entry Interests. None of the Company, the Indenture Trustee, the Book-Entry Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments made or to be made by DTC on account of a Participant's or Indirect Participant's ownership of an interest in the Book-Entry Interests or for maintaining, supervising or reviewing any records relating to a Participant's or Indirect Participant's interests in the Book-Entry Interests.

 Payments on the Subordinated Debentures

  Payments of any amounts in respect of the Global Debenture will be made through a Paying Agent to the Book-Entry Depositary, as the holder thereof. The Book-Entry Depositary will pay an amount equal to each such payment to the persons entitled thereto. If the Subordinated Debentures are held through the facilities of DTC, such payments will be made by the Book-Entry Depositary to DTC, which will distribute such payments to its Participants.

  If any Definitive Registered Debenture has been issued, the interest payable on such Definitive Registered Debenture other than at maturity will be paid to the holder in whose name such Definitive Registered Debenture is registered at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding the due date for such payment (each a "Record Date"). The principal of a Definitive Registered Debenture will be payable to the person in whose name such Definitive Registered Debenture is registered at the close of business on the immediately preceding Record Date upon surrendering such Definitive Registered Debenture. Interest payable at maturity will be payable to the person to whom principal is payable.

  If any Definitive Registered Debenture has been issued, payments of interest on such Definitive Registered Debenture to be paid other than at maturity will be made by check to the person entitled thereto at such person's address appearing on the Security Register. Payments of any interest on the Definitive Registered Debentures may also be made, in the case of a holder of at least US$1,000,000 aggregate principal amount of Subordinated Debentures of a series, by wire transfer to a US Dollar account maintained by the payee with a bank in the United States; provided that such holder elects payment by wire transfer by giving written notice to the Indenture Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Indenture Trustee may accept in its discretion).

  Any monies paid by the Company to the Indenture Trustee or any Paying Agent, or held by the Company in trust, for the payment of the principal of or any interest or Additional Amounts on any Subordinated Debentures and remaining unclaimed at the end of two years after such principal, interest or Additional Amounts become due and payable will be repaid to the Company, or released from the trust, upon its written request, and upon such repayment or release all liability of the Company, the Indenture Trustee and such Paying Agent with respect thereto will cease.

  All payments to the Book-Entry Depositary in respect of the Global Debenture, and all payments to the holders of the Definitive Registered Debentures, if issued, will be made without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, except as described under "--Additional Amounts", such Additional Amounts will be paid as may be necessary in order that the net amounts received by any holder of the Global Debenture or of any Definitive Registered Debenture, after such deduction or withholding, will equal the amounts that such holder would have otherwise received in respect of the Global Debenture or of such Definitive Registered Debenture absent such deduction or withholding.

  If the due date for payment of principal or any interest installment or any Additional Amount in respect of any Subordinated Debenture is not a Business Day, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day and will not be entitled to any further interest or other payment in respect of any such delay.

 Redemption

  In the event the Global Debenture (or a portion thereof) is redeemed, the Book-Entry Depositary will deliver all amounts received by it in respect of the redemption of the Global Debenture to the persons entitled thereto and (in the case of redemption in full) surrender the Global Debenture to the Indenture Trustee for cancellation. The redemption price payable in connection with the redemption of interests in a Book-Entry Interest will be equal to the amount received by the Book-Entry Depositary in connection with the redemption of the Global Debenture (or a portion thereof). For any redemption of the Global Debenture in part, if the Subordinated Debentures are held through the facilities of DTC, selection of interests in the related Book-Entry Interest to be redeemed will be made by DTC on a pro rata basis (or on such other basis as DTC deems fair and appropriate); provided that no interest in such Book-Entry Interest of $1,000 principal amount or less shall be redeemed in part. Once redeemed in part, a new Global Debenture in the principal amount equal to the unredeemed portion thereof will be issued and delivered to the Book-Entry Depositary.

 Action by Holders of Subordinated Debentures

  As soon as practicable after receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action by the holders of Subordinated Debentures, the Book-Entry Depositary will mail to the Institutional Trustee (or, if the Subordinated Debentures are then held through the facilities of DTC, to DTC) a notice containing (a) such information as is contained in such notice, (b) a statement that at the close of business on a specified record date the Institutional Trustee (or DTC, as applicable) will be entitled to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to the Subordinated Debentures and (c) a statement as to the manner in which such instructions may be given. Upon the written request of the Institutional Trustee (or DTC, as applicable), the Book-Entry Depositary shall endeavor insofar as practicable to take such action regarding the requested consent, waiver or other action in respect of the Subordinated Debentures in accordance with any instructions set forth in such request. DTC is expected to follow the procedures described under "Description of the Exchange Capital Securities-- Form and Delivery--Information Regarding DTC, Cedel Bank and Euroclear" with respect to soliciting instructions from its Participants. The Book-Entry Depositary will not exercise any discretion in the granting of consents or waivers or the taking of any other action relating to the Deposit Agreement or the Indenture.

 Meetings of Holders of Subordinated Debentures

  A meeting of the holders of Subordinated Debentures may be called at any time from time to time pursuant to the Indenture (a) to give any notice to the Company or to the Indenture Trustee, or to consent to the waiving of any Default and its consequence, or to take any other action authorized to be taken by holders, (b) to remove the Indenture Trustee and appoint a successor trustee, or (c) to consent to the execution of a supplemental indenture.

  To be entitled to vote at any meeting of holders, a Person shall be (a) a holder or (b) a Person appointed by an instrument in writing as proxy for a holder or holders by such holder or holders. The only Persons who shall be entitled to be present or to speak at any meeting of holders shall be the Persons so entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its counsel, and any representatives of the Company and its counsel.

  At any meeting of holders, the representative of Persons holding or representing Subordinated Debentures in an aggregate principal amount sufficient under the appropriate provision of the Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. No action at a meeting of holders shall be effective unless approved by Persons holding or representing Subordinated Debentures in the aggregate principal amount required by the provision of the Indenture pursuant to which such action is being taken. At any meeting of holders, each holder or proxy shall be entitled to one vote for each $1,000 principal amount of outstanding Subordinated Debentures held or represented.

  At any time prior to (but not after) the evidencing to the Indenture Trustee of the taking of any action at a meeting of holders by the holders of the percentage in aggregate principal amount of the Subordinated Debentures specified in the Indenture in connection with such action, any holder of a Subordinated Debenture the serial number of which is included in the Subordinated Debentures the holders of which have consented to such action may, by filing written notice with the Indenture Trustee at its principal corporate trust office and upon proof of holding as provided in the Indenture, revoke such consent so far as concerns such Subordinated Debentures. Except as aforesaid any such consent given by the holder of any Subordinated Debentures shall be conclusive and binding upon such holder and upon all future holders and owners of such Subordinated Debentures and of any securities issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such securities. Any action taken by the holders of the percentage in aggregate principal amount of the holders specified in the Indenture in connection with such action shall be conclusively binding upon the Company, the Indenture Trustee and the holders of all the Subordinated Debentures.

 Reports and Notices

  So long as the Subordinated Debentures are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, notice to holders of the Subordinated Debentures will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger
Wort) in addition to notifying the Book-Entry Depositary and any registered holders of the Subordinated Debentures. If any Subordinated Debentures have been distributed to holders of Capital Securities, the Book-Entry Depositary will immediately send to DTC a copy of any notices, reports and other communications received by it relating to the Company or the Subordinated Debentures. In the case of Definitive Registered Debentures, all notices regarding the Subordinated Debentures will, in addition to publication as referred to above, be mailed to holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar.

 Amendment and Termination

  The Deposit Agreement may be amended by agreement between the Company and the Book-Entry Depositary, and the consent of DTC shall not be required in connection with any amendment to the Deposit Agreement (i) to cure any formal defect, omission, inconsistency or ambiguity in the Deposit Agreement, (ii) to add to the covenants and agreements of the Company or the Book-Entry Depositary, (iii) to effect the assignment of the Book-Entry Depositary's rights and duties to a qualified successor, (iv) to comply with the Securities Act, the Exchange Act, or the 1940 Act, or any other applicable securities laws, (v) to modify the Deposit Agreement in connection with an amendment to the Indenture that does not require the consent of the holders of Subordinated Debentures or (vi) to modify, alter, amend or supplement the Deposit Agreement in any other respect not inconsistent with such agreement which, in the opinion of counsel acceptable to the Company, is not materially adverse to DTC (if any Subordinated Debentures are then held through the facilities of DTC) or the beneficial owners of the interests in the Book-Entry Interests. No amendment which materially adversely affects any holder or beneficial owner of an interest in the Book-Entry Interests may be made to the Deposit Agreement without the consent of such holder or beneficial owner.

  If Definitive Registered Debentures are issued by the Company in exchange for the entire Global Debenture, the Book-Entry Depositary, as holder of the Global Debenture, will surrender the Global Debenture against receipt of the Definitive Registered Debentures and distribute the Definitive Registered Debentures to the holders of Book-Entry Interests (or such other persons as the Book-Entry Depositary becomes aware are entitled thereto), whereupon the Deposit Agreement will terminate. The Deposit Agreement may also be terminated upon the resignation of the Book-Entry Depositary if no successor has been appointed within 120 days.

 Resignation of Book-Entry Depositary

  The Book-Entry Depositary may at any time resign as Book-Entry Depositary with respect to the Global Debenture. If a successor depositary meeting the requirements specified in the Deposit Agreement has agreed to enter into arrangements with the same effect as the Deposit Agreement, the Book-Entry Depositary shall deliver the Global Debenture to that successor. If no such successor has so agreed within 120 days, the terms of the Deposit Agreement will oblige the Book-Entry Depositary to request the Company to issue Definitive Registered Debentures with respect to the Global Debenture. On receipt of such Definitive Registered Debentures, the Book-Entry Depositary will surrender the Global Debenture and distribute such Definitive Registered Debentures to the persons entitled thereto. The Deposit Agreement will then terminate.

 Obligation of Book-Entry Depositary

  The Book-Entry Depositary will assume no obligation or liability under the Deposit Agreement other than to act in good faith without negligence or wilful misconduct in the performance of its duties thereunder.

 Definitive Subordinated Debentures

  Owners of interests in a Book-Entry Interest will be entitled to receive definitive Subordinated Debentures in registered form ("Definitive Registered Debentures") in respect of such interest only if an Event of Default has occurred and is continuing with respect to the Subordinated Debentures and the holder, in such circumstance, upon instructions from owners of interests representing a majority in outstanding principal amount in such Book-Entry Interest shall have requested in writing that the Global Debenture be exchanged for one or more Definitive Registered Debentures. If any owners of interests in a Book-Entry Interest make a request pursuant to the preceding sentence, all of the owners of interests in such Book-Entry Interest will receive Definitive Registered Debentures in respect of their interests. In addition, Definitive Registered Debentures shall be issued if at any time (a) DTC notifies the Company and the Book-Entry Depositary that it is unwilling to or unable to continue to hold the Book-Entry Interests or if at any time it ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor is not appointed by the Company within 120 days, (b) the Book-Entry Depositary notifies the Company that it is unwilling or unable to continue as Book-Entry Depositary with respect to the Global Debenture and no successor is appointed by the Company within 120 days or (c) the

Company in its sole discretion determines that Definitive Registered Debentures shall be issued and executes and delivers to the Indenture Trustee an Officer's Certificate providing that the Global Debenture shall be so exchanged. Definitive Registered Debentures so issued will be issued in denominations of $1,000 or integral multiples thereof and will be issued in registered form only, without coupons. Such Definitive Registered Debentures shall be registered in the name or names of such person or persons as the Book-Entry Depositary shall notify the Indenture Trustee. If the Book-Entry Interests are then held through the facilities of DTC, it is expected that such instructions may be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in the Book-Entry Interests.

  PARTICIPANTS AND INDIRECT PARTICIPANTS SHOULD BE AWARE THAT, UNDER CURRENT UK TAX LAW, UPON THE ISSUANCE OF DEFINITIVE REGISTERED DEBENTURES, THE INTEREST PAYABLE ON THE DEFINITIVE REGISTERED DEBENTURES WILL BECOME SUBJECT TO UK INCOME TAX (CURRENTLY AT THE RATE OF 20%) TO BE WITHHELD ON ANY PAYMENTS OF INTEREST ON THE SUBORDINATED DEBENTURES AS SET FORTH UNDER "CERTAIN INCOME TAX CONSIDERATIONS--UK INCOME TAX CONSIDERATIONS". IF SUCH DEFINITIVE REGISTERED DEBENTURES ARE ISSUED PURSUANT TO THE REQUEST OF AN OWNER OF AN INTEREST IN THE BOOK-ENTRY INTEREST FOLLOWING AN EVENT OF DEFAULT, THE COMPANY WILL NOT BE OBLIGATED TO PAY ANY ADDITIONAL AMOUNTS TO THAT OWNER OR ANY OF ITS TRANSFEREES.

  In the event that Definitive Registered Debentures are in issue, a holder may transfer or exchange the Definitive Registered Debentures in accordance with the Indenture. The Registrar and the Indenture Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Subordinated Debentures selected for redemption or for a period of 15 days before a selection of Subordinated Debentures to be redeemed. Upon the issuance of Definitive Registered Debentures, holders will be able to transfer and exchange Definitive Registered Debentures at the offices of the Paying and Transfer Agents; provided that all transfers and exchanges must be effected in accordance with the terms of the Indenture and, among other things, be recorded in the Register maintained by the Registrar.

RESTRICTIONS ON TRANSFER

  The Exchange Subordinated Debentures will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Subordinated Debentures in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Subordinated Debentures.

GOVERNING LAW; SUBMISSION TO JURISDICTION

  The Indenture and the Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

  Any suit, legal action or proceeding against the Company or its properties, assets or revenues with respect to its obligations, liabilities or any other matter arising out of or in connection with the Indenture or a Subordinated Debenture may be brought in the Supreme Court of New York, New York County or in the United States District Court for the Southern District of New York and any appellate court from either thereof. The Company has submitted to the non-exclusive jurisdiction of such courts for the purposes of any such proceeding and has irrevocably waived, to the fullest extent it may effectively do so, any objection to the laying of venue of any such proceeding in any such court and the defense of an inconvenient forum.

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

                    DESCRIPTION OF THE ORIGINAL SECURITIES

  The terms of the Original Securities are identical in all material respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not contain the $100,000 minimum liquidation amount transfer restriction and certain other restrictions on transfer applicable to Original Capital Securities, (iii) the Exchange Capital Securities will not provide for any increase in the distribution rate thereon and (iv) the Exchange Subordinated Debentures will not provide for any increase in the interest rate thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by June 28, 1997 and been declared effective by July 28, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Capital Securities is not declared effective by the time required by the Registration Rights Agreement, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Subordinated Debentures and Additional Distributions will accrue at the rate of 0.25% per annum on the liquidation amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of the Exchange Capital Securities."

                RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
         SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Exchange Guarantee". Taken together, the Company's obligations under the Subordinated Debentures, the Indenture, the Declaration and the Exchange Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Company does not make the required payments on the Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including distributions, on the Capital Securities. The Capital Securities Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a direct action against the Company. The obligations of the Company under the Capital Securities Guarantee will be subordinate and junior in right of payment to all other liabilities of the Company, including the Subordinated Debentures.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount of the Subordinated Debentures will be equal to the sum of the liquidation amount or Redemption Price, as applicable, of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates for the Trust Securities will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Capital Securities Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Subordinated Debentures would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

  The Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Capital Security and a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture will be entitled to receive from the Company the principal amount of (and premium, if any) and interest on Subordinated Debentures held, while a holder of a Capital Security is entitled to receive distributions from the Trust (or, in certain circumstances, from the Company under the Capital Securities Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such distributions.

RIGHTS UPON TERMINATION

  Unless the Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Exchange Capital Securities--Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Institutional Trustee, as holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Capital Securities Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                       CERTAIN INCOME TAX CONSIDERATIONS

  THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATIONAL PURPOSES. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE BOOK-ENTRY INTEREST IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES AND THE EFFECTS OF STATE, LOCAL OR FOREIGN LAWS, INCLUDING UK TAX LAWS TO WHICH THEY MAY BE SUBJECT.

UK INCOME TAX CONSIDERATIONS

  The comments below are of a general nature based on current UK law and Inland Revenue practice and represent the opinion of Allen & Overy, special UK counsel to the Company, so far as such comments relate to matters of law or legal conclusions. They relate only to holders of Subordinated Debentures who are the absolute beneficial owners of Subordinated Debentures and related interest and may not apply to certain classes of persons such as dealers. Any prospective holders of Capital Securities who are in doubt as to the tax position should consult their professional advisers.

PAYMENTS ON THE SUBORDINATED DEBENTURES

  For UK tax purposes, while Subordinated Debentures remains represented by the Global Debenture in bearer form and continue to be listed on the Luxembourg Stock Exchange or some other stock exchange recognized by the UK Inland Revenue, payments of interest to the Trust or other holder may be made without withholding or deduction for or on account of UK income tax for so long as the Company's paying agent, the Book-Entry Depositary, if different, and the Trust are outside the UK.

  In other cases, and in particular if Definitive Registered Debentures are issued, interest will be paid after deduction of UK income tax (currently at the lower rate of 20%). A US holder of Subordinated Debentures may be eligible to recover in full any UK tax withheld from payments of interest to which such holder is beneficially entitled by making a claim under the US/UK Double Tax Treaty on the appropriate form. Alternatively, a claim may be made by a US holder in advance of a payment of interest. If the claim is accepted by the Inland Revenue, they will authorize subsequent payments to that US holder to be made without withholding of UK income tax. Claims for repayment must be made within six years of the end of the UK year of assessment (generally April 5 in each year) to which the interest relates and must be accompanied by the original statement provided by the Company when the interest payment was made showing the amount of UK income tax deducted. Because a claim is not considered until the UK tax authorities receive the appropriate form from the Internal Revenue Service, forms should be sent to the Internal Revenue Service, in the case of an advance claim, well before the relevant interest payment date or, in the case of a claim for the repayment of the tax, well before the end of the appropriate limitation period.

  Holders of Subordinated Debentures in other jurisdictions may be entitled to a refund of any UK income tax deducted or withheld or to make a claim for interest on the Subordinated Debentures to be paid without, or subject to a reduced rate of, deduction or withholding under the provisions of an applicable double tax treaty.

  Refund of all or part of any UK income tax deducted or withheld may, depending on individual circumstances, be available to a holder of Subordinated Debentures who is resident in the UK or who carries on a trade, profession or vocation in the UK through a branch or agency to which the Capital Securities are attributable, or who is a Commonwealth citizen or otherwise entitled to a UK personal allowance.

  Holders of Capital Securities should be aware that under current UK tax law upon the issuance of Definitive Registered Debentures the holders of such Definitive Registered Debentures will (subject to any entitlement to make a claim under the provisions of an applicable double tax treaty as described above) become subject to

UK withholding tax on any payments of interest with respect to such Definitive Registered Debentures. However, such holders will be entitled to the payment of Additional Amounts in respect of the tax withheld, except as set forth under "Description of the Exchange Subordinated Debentures--Additional Amounts" and under "Description of the Exchange Subordinated Debentures-- Definitive Subordinated Debentures," and then subject to the right of the Company in certain circumstances to redeem the Subordinated Debentures early. See "Description of the Exchange Subordinated Debentures--Optional Tax Redemption."

  Interest on the Subordinated Debentures constitutes UK source income for tax purposes and, as such, may be subject to UK income tax by direct assessment even where paid without deduction or withholding.

  However, UK tax chargeable on interest from a UK source beneficially owned by persons not regarded as resident in the UK for tax purposes will normally be limited to the tax, if any, deducted at source on payment of such interest. This will not apply if interest is beneficially owned by a person who is not resident for tax purposes in the UK if that Holder carries on a trade, profession or vocation in the UK through a UK branch or agency in connection with which the interest is received or to which the Subordinated Debentures are attributable. There are exemptions for interest received by certain categories of agent (such as some brokers and investment managers).

US FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  In the opinion of Troutman Sanders LLP, counsel to the Company and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a U.S. Holder (as defined below) who or that purchases such Capital Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  As used herein, the term "U.S. Holder" means a holder of Capital Securities who or that is for United States federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if both: (A) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and (B) one or more United States trustees or fiduciaries have authority to control all substantial decisions of the trust.

 Exchange of Capital Securities

  The exchange of Original Capital Securities for Exchange Capital Securities should not be a taxable event for United States federal income tax purposes, and the tax attributes of the Original Capital Securities immediately before the exchange should carry over to the Exchange Capital Securities. For example, a U.S. Holder should have the same issue price, tax basis, holding period and market discount or bond premium in the Exchange Capital Securities as the holder did in the Original Capital Securities immediately before the exchange.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

  In connection with the issuance of the Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture

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

(and certain other documents), and based on certain facts and assumptions contained in such opinion, the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Capital Securities, Tax Counsel has rendered its opinion generally to the effect that, under then-current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under applicable Treasury regulations (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Company from declaring dividends on any class of its equity securities. Accordingly, the Company intends to take the position, based on the advice of Tax Counsel, that interest on the Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

  Under the Regulations, if the Company were to exercise its option to defer payments of interest, the Subordinated Debentures would at that time be treated as reissued with OID, and all stated interest on the Subordinated Debentures would thereafter be treated as OID as long as the Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Company would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote," the Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

  The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

  Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

  A U.S. Holder, subject to certain limitations, may be eligible to claim as a credit or deduction for purposes of computing its US federal income tax liability UK Taxes withheld (if any). For that purpose, interest income

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

and the Additional Amounts will generally be treated as foreign source passive income (or, in the case of certain US Holders, financial services income). The rules relating to foreign tax credits are extremely complex, and US Holders should consult with their own tax advisors with regard to the availability of a foreign tax credit and the application of the foreign tax credit to their particular situation.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

  The Company will have the right at any time to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Subordinated Debentures would begin on the date such Subordinated Debentures were received.

  Under certain circumstances described herein (see "Description of the Exchange Capital Securities"), the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "United States Federal Income Taxation--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

  A holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities other than qualified stated interest. Such gain or loss generally will be capital gain or loss and generally will be a long-term gain or loss if the Capital Securities have been held for more than one year.

  The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

  On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States Federal income tax purposes for the payment of interest on instruments with characteristics similar to the Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of the Exchange Capital Securities--Redemption" and "Description of the Exchange Subordinated Debentures--Special Event Redemption."

NON-U.S. HOLDERS

  Income realized from Capital Securities by a nonresident alien individual, foreign corporation, foreign partnership, or foreign estate or trust, which income is not effectively connected with the conduct of a United States trade or business of the recipient, will not be subject to United States federal income tax.

INFORMATION REPORTING TO HOLDERS

  Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

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                         CERTAIN ERISA CONSIDERATIONS

  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

  Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or
Section 4975 of the Code.

  Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

  Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and initially held by the Company.

  Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and the assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Company is a Party in Interest with respect to an investing Plan, extensions of credit between the Company and the Trust (as represented by the Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

  The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Capital Securities if assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

  Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and the Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

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

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Capital Securities where such Capital Securities were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, for a period not exceeding 90 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in
connection with any such resale. In addition, until [     ], 1997, all dealers
effecting transactions in the Exchange Securities may be required to deliver a prospectus.

  The Trust and the Company will not receive any proceeds from any sale of Exchange Capital Securities offered hereby. Exchange Capital Securities received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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

                    VALIDITY OF EXCHANGE CAPITAL SECURITIES

  Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and the Trust. Certain legal matters relating to the validity of the Exchange Capital Securities, the Exchange Subordinated Debentures and the Exchange Guarantee will be passed upon for the Company by Shearman & Sterling, New York, New York. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Troutman Sanders LLP. Certain legal matters relating to English law, including taxation, corporate matters and the enforceability of the Subordinated Debentures and agreements related thereto, will be passed upon for the Company by Allen & Overy, London, England.

  Troutman Sanders LLP and Shearman & Sterling will rely, without independent investigation, upon Richards, Layton & Finger and Allen & Overy with respect to matters relating to Delaware and English law, respectively. Troutman Sanders LLP will rely, without independent investigation, upon Shearman & Sterling with respect to matters relating to New York law.

                                    EXPERTS

  The consolidated financial statements of Southern Investments UK plc (Successor Company) as of March 31, 1996 and for the period from inception (June 23, 1995) to March 31, 1996, and the consolidated financial statements of South Western Electricity plc (Predecessor Company) for the period from April 1, 1995 to September 17, 1995, included in this Prospectus have been audited by Arthur Andersen, Independent Public Accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of South Western Electricity plc (Predecessor Company) at March 31, 1995 and for the years ended March 31, 1995 and 1994, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young, Chartered Accountants, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  At the request of the board of directors of SWEB, Ernst & Young, Chartered Accountants, tendered their resignation, which was accepted effective September 18, 1995, as independent auditors of SWEB, the reports of which did not contain an adverse opinion or a disclaimer of opinion for fiscal years 1995 or 1994. Nor were such reports modified as to uncertainty, audit scope, or accounting principles. During fiscal years 1995 and 1994, and during the interim periods of fiscal year 1996 preceding September 18, 1995, there were no unresolved disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have warranted reference to the subject matter of such disagreement(s) in connection with its reports.

  On September 18, 1995, the board of directors of the Company approved the engagement of Arthur Andersen, Independent Public Accountants, as independent auditors of SWEB. Arthur Andersen has been the independent auditor of the Company since its inception (June 23, 1995), and is the independent auditor of Southern, the ultimate parent of SWEB.

  The financial information in respect of the Company and the Predecessor Company set forth in "Summary Financial Information," "Selected Financial Data," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" herein does not constitute statutory accounts under Section 240 of the Companies Act 1985. Statutory accounts for the fiscal year to which such financial information relates have been delivered to the Registrar of Companies in England and Wales. The auditors of the Company and the Predecessor Company have made a report under Section 235 of the Companies Act 1985 on the statutory accounts for each such fiscal year which was not qualified within the meaning of Section 262 of the Companies Act 1985 and did not contain a statement made under Section 237(2) or 237(5) of that Act.

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

                                   GLOSSARY

  6.375% Notes: Direct, unsecured and unsubordinated obligations of the Company due 2001 in the aggregate principal amount of $168,000,000 ranking pari passu with all other unsecured and unsubordinated obligations of the Company.

  6.800% Notes: Direct, unsecured and unsubordinated obligations of the Company due 2006 in the aggregate principal amount of $332,000,000 ranking pari passu with all other unsecured and unsubordinated obligations of the Company.

  Accentacross: Accentacross Limited, a Director of the Company.

  Additional Amounts: Additional amounts that the Company may be required to pay such that the holder of Subordinated Debentures will receive such amounts as would have been received without withholding or deduction for or on account of any present or future taxes, duties, assessments of governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the UK or by or within any political subdivision thereof or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law.

  Additional Sums: The additional amounts as may be necessary in order that the amount of any distribution then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

  Affiliate: As defined in Rule 144 under the Securities Act.

  Book-Entry Depositary: Bankers Trust Company.

  Book-Entry Interests: Certificateless depositary interests to be issued by the Book-Entry Depositary to DTC.

  Business Day: "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York or Bristol, England are authorized or obligated by law or executive order to remain closed, or
(iii) a day on which the Indenture Trustee's Corporate Trust Office or Institutional Trustee's principal corporate trust office is closed for business.

  Business Trust Act: Chapter 38 of Title 12 of the Delaware Code, 12 Del. .
(S) (S) 38 et seq., as it may be amended from time to time, or any successor legislation.

  CAGR: Compound annual growth rate.

  Capital Securities: The Original Capital Securities and the Exchange Capital Securities.

  Capital Security Beneficial Owners: Persons owning Capital Securities representing preferred undivided beneficial interests in the Trust.

  Capital Securities Guarantee: The Original Guarantee and the Exchange
Guarantee.

  Capital Trust Voting Class: The holders of the Capital Securities when voting as a single class.

  Cedel Bank: Cedel Bank, societe anonyme.

  CFDs: Contracts for differences.

  Code: The US Internal Revenue Code of 1986, as amended.

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

  Commission: The Securities and Exchange Commission.

  Common Securities: The securities representing undivided beneficial interests in the assets of the Trust with such terms as may be set out in the Declaration.

  Company: Southern Investments UK plc.

  Creditor: Any person to whom any debts, obligations, costs, expenses and taxes, except for United States withholding taxes, are owed by the Company under the provisions of the Trust as set forth in the Declaration.

  Declaration: The Amended and Restated Declaration of Trust dated as of January 29, 1997 relating to the Trust among the Company, as Sponsor, Bankers Trust Company, as Institutional Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Regular Trustees named therein.

  Deposit Agreement: The deposit agreement among the Company, the Book-Entry Depositary and the holders and beneficial owners from time to time of interests in the Book-Entry Interests.

  Definitive Registered Debenture: The definitive Subordinated Debentures in registered form that the owners of interests in a Book-Entry Interest will be entitled to in certain circumstances described under "Description of the Exchange Subordinated Debentures--Form, Book-Entry Procedures and Transfer-- Definitive Subordinated Debentures."

  Delaware Trustee: Bankers Trust (Delaware).

  Depositary: DTC and its successor.

  Distribution Price Control Formula: A formula of P + RPI-Xd where P reflects the previous maximum average price per unit of electricity distributed, RPI reflects the percentage change in the Retail Price Index between the previous year and the current year and the Xd factor is established by the Regulator following review.

  DOL: U. S. Department of Labor

  DTC: The Depository Trust Company.

  DWAC: The DTC Deposit/Withdraw at Custodian system.

  Electricity Act: The Electricity Act 1989.

  Electricity Business Agreement: A collective bargaining agreement to which all SWEB employees who are not party to a personal employment contract are subject.

  EMFs: Electromagnetic fields.

  ERISA: Employee Retirement Income Statement Act of 1974, as amended.

  Equity Interest: Any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has not substantial equity features and specifically includes a beneficial interest in a trust.

  Euroclear: The Euroclear System.

  Exchange Act: The US Securities Exchange Act of 1934, as amended.

  Exchange Capital Securities: The $82,00,000 aggregate liquidation amount of 8.23% Subordinated Capital Income Securities to be issued by the Trust in exchange for Original Capital Securities.


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

  Exchange Guarantee: The Capital Securities Guarantee Agreement from the Company in favor of Bankers Trust Company, as Capital Securities Guarantee Trustee for the benefit of the holders of the Exchange Capital Securities to be issued in exchange for the Original Guarantee.

  Exchange Offer: This exchange offer pursuant to which the Exchange Capital Securities, the Exchange Subordinated Debentures and the Exchange Guarantee, each covered by a registration statement filed by the Company and the Trust, and having the same terms (except with respect to the transfer restrictions and, in certain circumstances, an increased distribution rate) as the Original Capital Securities, the Original Guarantee and the Original Subordinated Debentures, respectively, are offered in exchange for the Original Capital Securities, the Original Guarantee and the Original Subordinated Debentures, respectively.

  Exchange Securities: The Exchange Capital Securities, the Exchange Guarantee and the Exchange Subordinated Debentures.

  Exchange Subordinated Debentures: The $84,537,000 aggregate liquidation amount of Exchange Subordinated Debentures due 2027 to be issued by the Company to the Trust in exchange for Original Subordinated Debentures.

  Expiration Date:          , 1997, unless the Exchange Offer is extended by
the Company or the Trust (in which case the term Expiration Date shall mean the latest date and time to which the Exchange Offer is extended).

  Extension Period: A deferral period not exceeding 10 consecutive semi-annual interest periods in which the Company has the right to defer payments of interest on the Subordinated Debentures, provided that no Extension Period may extend beyond the Stated Maturity Date.

  Financial Institution: A securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

  Fiscal Year: A year ended March 31.

  Fossil Fuel Levy: A levy system instituted to reimburse the generators and the RECs for the extra costs involved in generating electricity from non-fossil fuel plants as compared to generating electricity from fossil fuel plants.

  Franchise Area: SWEB's service area as determined by its PES license.

  Franchise Supply Customers: Customers with demand of not more than 100kW.

  FSA: The Financial Services Act 1986.

  GDP: Gross domestic product.

  Georgia Power: Georgia Power Company, a subsidiary of Southern.

  Global Capital Securities: Capital Securities represented by one or more Capital Securities in registered, global form.

  Guarantee Payments: Certain payments or distributions with respect to the Capital Securities to the extent not paid or made by the Trust and payable under the Capital Securities Guarantee.

  Holdings: Southern Investments UK Holdings Limited, the direct parent company of the Company.

  Indenture: The Indenture dated as of January 29, 1997 between the Company, Bankers Trust Company, as trustee, and Bankers Trust Luxembourg, as paying and transfer agent.

  Indenture Trustee: Bankers Trust Company.

  Indirect Participants: Persons that hold interests in the Book-Entry Interest through persons that have accounts with DTC.

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

  Initial Purchasers: Lehman Brothers Inc. and J.P. Morgan Securities Inc., as initial purchasers of the Capital Securities.

  Institutional Trustee: Bankers Trust Company.

  Interest Payment Date: Semi-annual dates, in arrears, on February 1 and August 1 of each year, commencing on August 1, 1997, when interest payments are payable.

  IRS: Internal Revenue Service.

  Investment Company Event: As a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940.

  Luxembourg Wort: A leading newspaper having general circulation in Luxembourg.

  Mighteager: Mighteager Limited, a Director of the Company.

  Mission Energy: Mission Energy Company.

  MMC: The UK Monopolies and Mergers Commission.

  NASD Automated Quotation System: The automated quotation system of the National Association of Securities Dealers.

  NFFOs: Obligations of RECs to obtain a specified amount of generating capacity from non-fossil fuel sources.

  NGC: The National Grid Company plc, which is wholly-owned by NGG.

  NGC Settlements Limited: A subsidiary of NGC.

  NGG: The National Grid Group plc.

  Noon Buying Rate: The noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

  Non-franchise: Competitive sector of the electricity market.

  Non-Franchise Supply Customers: Customers with demand greater than 100kW.

  Original Capital Securities: The $82,000,000 aggregate liquidation amount of 8.23% Subordinated Capital Income Securities issued by the Trust on January 29, 1997.

  Original Guarantee: The Capital Securities Guarantee Agreement dated as of January 29, 1997 from the Company in favor of Bankers Trust Company, as Capital Securities Guarantee Trustee for the benefit of the holders of Original Capital Securities.

  Original Securities: The Original Capital Securities, the Original Guarantee and the Original Subordinated Debentures.


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

  Original Subordinated Debentures: The $84,537,000 aggregate liquidation amount of 8.23% Subordinated Debentures due 2027 issued by the Company to the Trust on January 29, 1997.

  Own-generation limits: The limit imposed by the PES license on the extent of generation capacity in which a REC may hold an interest.

  Participants: Persons that have accounts with DTC.

  Participating Broker-Dealer: Any broker-dealer who acquired the Capital Securities for its own account as a result of market-making or other trading activities.

  Paying Agent: Initially, the Institutional Trustee and any co-paying agent chosen by the Institutional Trustee and acceptable to the Regular Trustees and the Company.

  PES license: A Public Electricity Supply license.

  PESs: The public electricity (or first tier) suppliers.

  PMDC: Power Markets Development Company, an indirect shareholder in Holdings and a subsidiary of PP&L Resources.

  PMDC Directors: Accentacross and Mighteager.

  Pool: The wholesale trading market for electricity in England and Wales.

  Pooling and Settlement Agreement: The agreement which governs the constitution and operation of the Pool and the calculation of payments to and from generators and suppliers.

  PP&L Resources: PP&L Resources, Inc., the parent of PMDC.

  Predecessor Company: South Western Electricity plc prior to its acquisition by the Company.

  Primary Treasury Dealer: A primary US Government securities dealer in New York City.

  PSB: NGG's pumped storage electricity generation business.

  PTCE's: Prohibited transaction class exemptions.

  Purchase Money Indebtedness: Indebtedness evidenced by a note, debenture, bond or other instrument.

  Qualified Institutional Buyers: As defined in Rule 144A under the Securities Act.

  RECs: The 12 regional electricity companies in England and Wales licensed to distribute, supply and, to a limited extent, generate electricity.

  RPI: Retail Price Index.

  Redemption Price: As defined in "Description of the Exchange Capital Securities--Redemption Price."

  Registration Rights Agreement: The Registration Rights Agreement dated as of January 29, 1997 among the Company, the Trust and the Initial Purchasers for the benefit of the holders of the Capital Securities.

  Regulator: The Director General of Electricity Supply in Great Britain.

  Regular Trustees: See "Southern Investments UK Capital Trust I."

  Relevant Date: Whichever is the later of (i) the date on which a payment on the Subordinated Debentures first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Book-Entry Depositary or the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders in accordance with the Indenture.

  Securities Act: The United States Securities Act of 1933, as amended.

  Secretary of State: The UK Secretary of State for Trade and Industry.

  SEI Holdings, Inc.: A subsidiary of Southern.

  Senior Notes: The 6.375% Notes and the 6.800% Notes.

  SFAS: US GAAP Statement of Financial Accounting Standards.

  SFAS No. 71: Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation."

  Shareholders' Agreement: Shareholders' Agreement dated July 1, 1996 among SEI-Europe PMDC UK and Holdings.

  Southern: The Southern Company, the ultimate parent company of the Company.

  Southern Company system: Southern and its subsidiaries.

  Southern Energy: Southern Energy, Inc., an affiliate of the Company and a wholly-owned subsidiary of Southern.

  Special Event: A Tax Event or an Investment Company Event.

  Staff: The staff of the Securities and Exchange Commission.

  Stated Maturity Date: February 1, 2027, the scheduled maturity date of the Subordinated Debentures.

  Subordinated Debentures: The Original Subordinated Debentures and the Exchange Subordinated Debentures.

  Successor Company: Southern Investments UK plc and its subsidiaries.

  Supply Price Control Formula: P + RPI-Xs + Y where P reflects the maximum average price per unit of electricity supplied, RPI reflects the percentage change in the Retail Price Index between the previous year and the current year, the Xs factor is established by the Regulator following review and the Y term is a pass through of certain costs.

  SWEB: South Western Electricity plc, a subsidiary of the Company.

  Tax Event: As defined in "Description of the Capital Exchange Securities-- Special Event Redemption or Distribution."

  Treasury Yield: With respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

  Trust: Southern Investments UK Capital Trust I, a statutory business trust formed under the Delaware Business Trust Act.

  Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

  Trust Securities: The Common Securities and the Capital Securities.

  Trustees: The Regular Trustees, the Institutional Trustee and the Delaware Trustee are sometimes collectively referred to as the Trustees.

  Unit: Electricity expressed in kilowatt hours for determining the maximum average price that can be charged by a REC.

  UK GAAP: Accounting principles generally accepted in the United Kingdom.

  UK Taxes: Any taxes, duties, assessments or any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the UK or by or within any political subdivision thereof or any authority therein or thereof having power to tax.

  US GAAP: Accounting principles generally accepted in the United States of America.

  U.S. Holder: A holder of Capital Securities who or that is for United States federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if both: (A) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and (B) one or more United States trustees or fiduciaries have authority to control all substantial decisions of the trust.

                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES (SUCCESSOR COMPANY)
Report of Independent Public Accountants..................................  F-2
Financial Statements......................................................  F-3
  Consolidated Balance Sheet as of March 31, 1996.........................  F-3
  Consolidated Statement of Income for the Period From Inception (June 23,
   1995) to March 31, 1996................................................  F-4
  Consolidated Statement of Changes in Stockholder's Equity for the Period
   From Inception (June 23, 1995) to March 31, 1996.......................  F-5
  Consolidated Statement of Cash Flows for the Period From Inception (June
   23, 1995) to March 31, 1996............................................  F-6
Notes to the Consolidated Financial Statements............................  F-7
SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES (PREDECESSOR COMPANY)
Report of Independent Auditors............................................ F-20
Report of Independent Public Accountants.................................. F-21
Financial Statements
  Consolidated Balance Sheet as of March 31, 1995......................... F-22
  Consolidated Statements of Income for the Years Ended March 31, 1994 and
   1995 and for the Period From April 1, 1995 to September 17, 1995....... F-23
  Consolidated Statements of Changes in Stockholders' Equity for the Years
   Ended March 31, 1994 and March 31, 1995 and for the Period From April
   1, 1995 to September 17, 1995.......................................... F-24
  Consolidated Statements of Cash Flows for the Years Ended March 31, 1994
   and 1995 and the Period From April 1, 1995 to September 17, 1995....... F-25
Notes to the Consolidated Financial Statements............................ F-26
SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES (SUCCESSOR COMPANY)
 AND SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES (PREDECESSOR COMPANY)
Financial Statements
  Unaudited Condensed Consolidated Balance Sheet as of December 31, 1996.. F-36
  Unaudited Condensed Consolidated Statements of Income for the Nine
   Months Ended December 31, 1995 and 1996................................ F-37
  Unaudited Condensed Consolidated Statement of Cash Flows for the Nine
   Months Ended
   December 31, 1996...................................................... F-38
  Unaudited Condensed Consolidated Statement of Cash Flows for the Period
   from Inception (June 23, 1995) to December 31, 1995.................... F-39
Notes to the Unaudited Condensed Consolidated Financial Statements........ F-40
Unaudited Pro Forma Consolidated Financial Information.................... F-42
Unaudited Pro Forma Consolidated Statement of Income for the Year Ended
 March 31, 1996........................................................... F-43
Unaudited Pro Forma Consolidated Statement of Income for the Nine Months
 Ended December 31, 1995.................................................. F-44

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Southern Investments UK plc:

  We have audited the accompanying consolidated balance sheet of SOUTHERN INVESTMENTS UK plc AND SUBSIDIARIES (Successor Company) as of March 31, 1996 and the related consolidated statements of income, changes in stockholder's equity, and cash flows for the period from inception (June 23, 1995) to March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Investments UK plc and subsidiaries as of March 31, 1996 and the results of their operations and their cash flows for the period from inception (June 23, 1995) to March 31, 1996 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN

Bristol, England
July 25, 1996

                          SOUTHERN INVESTMENTS UK PLC

                                AND SUBSIDIARIES

                              (SUCCESSOR COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1996

                                 (IN MILLIONS)

                                                            MARCH 31, MARCH 31,
                          ASSETS                              1996      1996
                          ------                            --------- ---------
                                                            (Pounds)   U.S. $
PROPERTY, PLANT, AND EQUIPMENT (Note 9)....................   1,227     2,101
 Less accumulated depreciation.............................      20        34
                                                              -----     -----
   Property, plant, and equipment, net.....................   1,207     2,067
                                                              -----     -----
OTHER ASSETS:
 Investments (Note 11).....................................      22        37
 Prepaid pension cost (Note 2).............................      95       163
 Goodwill, net of accumulated amortization of (Pounds)2
  ($3).....................................................     173       296
                                                              -----     -----
   Total other assets......................................     290       496
                                                              -----     -----
CURRENT ASSETS:
 Cash and cash equivalents.................................      20        34
 Investments (Note 11).....................................      26        45
 Receivables:
  Customer accounts, less provision for uncollectibles of
   (Pounds)17 ($29)........................................      95       163
  Other....................................................      20        34
                                                              -----     -----
 Receivables, net..........................................     115       197
 Materials and supplies....................................       3         5
 Prepaid expenses..........................................      25        43
                                                              -----     -----
   Total current assets....................................     189       324
                                                              -----     -----
   Total assets............................................   1,686     2,887
                                                              =====     =====
           STOCKHOLDER'S EQUITY AND LIABILITIES
           ------------------------------------
                                                            (Pounds)   U.S. $
STOCKHOLDER'S EQUITY (Note 12):
 Share capital, (Pounds)1 par value; 500,400,587 shares
  authorized, issued, and outstanding......................     500       856
 Retained earnings/(deficit)...............................    (132)     (226)
                                                              -----     -----
   Total stockholder's equity..............................     368       630
                                                              -----     -----
OTHER NON-CURRENT LIABILITIES
 Deferred income taxes (Note 6)............................     352       603
 Provision for loss contracts (Note 4).....................      62       106
 Other.....................................................      66       113
                                                              -----     -----
   Total other non-current liabilities.....................     480       822
                                                              -----     -----
CURRENT LIABILITIES:
 Short-term debt (Note 10).................................     650     1,113
 Accounts payable..........................................      45        77
 Accrued income taxes......................................      19        33
 Unearned revenue..........................................      10        17
 Other.....................................................     114       195
                                                              -----     -----
   Total current liabilities...............................     838     1,435
                                                              -----     -----
COMMITMENTS AND CONTINGENT MATTERS (Notes 2, 4 and 10)
   Total stockholder's equity and liabilities..............   1,686     2,887
                                                              =====     =====

The accompanying notes are an integral part of this consolidated balance sheet.

                          SOUTHERN INVESTMENTS UK PLC

                                AND SUBSIDIARIES

                              (SUCCESSOR COMPANY)

                        CONSOLIDATED STATEMENT OF INCOME

        FOR THE PERIOD FROM INCEPTION (JUNE 23, 1995) TO MARCH 31, 1996

                                 (IN MILLIONS)

                                                                (Pounds) U.S. $
                                                                -------- ------
OPERATING REVENUES............................................    481     823
COST OF SALES.................................................    318     544
                                                                  ---     ---
GROSS MARGIN..................................................    163     279
                                                                  ---     ---
OPERATING EXPENSES:
 Maintenance..................................................     21      36
 Depreciation and amortization................................     22      38
 Selling, general, and administrative.........................     34      58
                                                                  ---     ---
   Total operating expenses...................................     77     132
                                                                  ---     ---
   Operating income...........................................     86     147
                                                                  ---     ---
OTHER INCOME (EXPENSE):
 Interest income..............................................      7      12
 Interest expense.............................................    (28)    (48)
 Gain on sale of investments (Note 11)........................     14      24
 Other, net...................................................      2       3
                                                                  ---     ---
   Total other expense........................................     (5)     (9)
                                                                  ---     ---
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES.........     81     138
PROVISION FOR INCOME TAXES....................................     28      47
                                                                  ---     ---
INCOME FROM CONTINUING OPERATIONS.............................     53      91
EXTRAORDINARY GAIN ON EARLY EXTINGUISHMENT OF DEBT, net of in-
 come tax effect of (Pounds)3 ($5) (Note 10)..................      6      10
                                                                  ---     ---
NET INCOME....................................................     59     101
                                                                  ===     ===


   The accompanying notes are an integral part of this consolidated financial statement.

                          SOUTHERN INVESTMENTS UK PLC

                                AND SUBSIDIARIES

                              (SUCCESSOR COMPANY)

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

        FOR THE PERIOD FROM INCEPTION (JUNE 23, 1995) TO MARCH 31, 1996

                                 (IN MILLIONS)

                                                      RETAINED
                                              SHARE   EARNINGS/
                                             CAPITAL  (DEFICIT)  TOTAL   TOTAL
                                             (Pounds) (Pounds)  (Pounds) U.S. $
                                             -------- --------- -------- ------
BALANCE, June 23, 1995......................     0         0         0       0
 Net income.................................     0        59        59     101
 Proceeds from sale of National Grid Hold-
  ings reflected as dividends
  (Note 12).................................     0      (191)     (191)   (327)
 Conversion of advances to equity (Note
  12).......................................   315         0       315     539
 Equity contribution (Note 12)..............   185         0       185     317
                                               ---      ----      ----    ----
BALANCE, March 31, 1996.....................   500      (132)      368     630
                                               ===      ====      ====    ====




   The accompanying notes are an integral part of this consolidated financial statement.

                  SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM INCEPTION (JUNE 23, 1995) TO MARCH 31, 1996
                                 (IN MILLIONS)

                                                              (Pounds)  U.S.$
                                                              -------- -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.................................................      59      101
                                                               ------  -------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation ............................................      20       34
    Amortization of goodwill.................................       2        3
    Gain on sales of investments.............................     (14)     (24)
    Gain on early extinguishment of debt.....................      (9)     (15)
    Changes in assets and liabilities:
      Receivables, net.......................................       6       10
      Accounts payable.......................................     (39)     (66)
      Accrued income taxes...................................       5        9
  Other, net.................................................      (5)      (9)
                                                               ------  -------
        Total adjustments....................................     (34)     (58)
                                                               ------  -------
        Net cash provided by operating activities............      25       43
                                                               ------  -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Consideration for purchase of SWEB paid to former share-
   holders...................................................  (1,023)  (1,752)
  Capital expenditures.......................................     (37)     (63)
  Proceeds received from the disposal of investments.........     270      462
                                                               ------  -------
        Net cash used in investing activities................    (790) (1,353)
                                                               ------  -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from advances from Parent (Note 12)...............     315      539
  Capital contribution received (Note 12)....................     185      317
  Payments of dividends (Note 12)............................    (191)    (327)
  Payment of preacquisition dividends........................     (75)    (128)
  Proceeds from issuance of notes............................     650    1,113
  Proceeds from issuance of bonds............................     597    1,022
  Repayment of bonds.........................................    (696)  (1,192)
                                                               ------  -------
        Net cash provided by financing activities............     785    1,344
                                                               ------  -------
NET INCREASE IN CASH AND CASH EQUIVALENTS....................      20       34
CASH AND CASH EQUIVALENTS, beginning of period...............       0        0
                                                               ------  -------
CASH AND CASH EQUIVALENTS, end of period.....................      20       34
                                                               ======  =======
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid for interest.....................................      21       36
                                                               ======  =======
  Cash paid for income taxes.................................      26       45
                                                               ======  =======
  Business acquisitions:
    Fair value of assets acquired............................   1,940    3,322
      Less equity contribution to purchase common stock......    (500)    (856)
      Less bonds issued to purchase common stock.............    (523)    (896)
      Less noncash consideration issued in exchange for com-
       mon stock.............................................     (40)     (68)
                                                               ------  -------
    Liabilities assumed......................................     877    1,502
                                                               ======  =======
  Non-cash conversion of advances from Parent to equity (Note
   12).......................................................     315      539
                                                               ======  =======

   The accompanying notes are an integral part of this consolidated financial statement.

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1996


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General

  The Company is a wholly-owned subsidiary of Southern Investments UK Holdings Limited ("Holdings"), which is wholly-owned indirectly by The Southern Company ("Southern") (see Note 13). The Company was incorporated as a public limited company under the laws of England and Wales on June 23, 1995 as a vehicle for the acquisition of South Western Electricity plc (together with its subsidiaries "SWEB"), one of the 12 regional electricity companies ("RECs") in England and Wales licensed to distribute, supply, and, to a limited extent, generate electricity. On September 18, 1995, the Company gained effective control of SWEB, having acquired approximately 84% of its shares (the "Acquisition"). Accordingly, the Company has designated September 18, 1995 as the effective date of the Acquisition (the "Acquisition Date"). Given that SWEB represents substantially all of the current operations of the Company, SWEB is considered the Predecessor Company (the "Predecessor Company"). All references in the financial statements to the Successor Company represent the Company and to the Predecessor Company represent South Western Electricity plc and its subsidiaries. See Note 7 for a further discussion of the Acquisition.

  SWEB is one of the twelve RECs in England and Wales licensed to distribute, supply, and, to a limited extent, generate electricity. The RECs were created as a result of the privatization of the UK electricity industry in 1990 after the state owned low voltage distribution networks were allocated to the then existing twelve regional boards. SWEB's main business, the distribution and supply of electricity to customers in the southwest of England, is regulated under the terms of SWEB's Public Electricity Supply license by the Office of Electricity Regulation ("OFFER").

  SWEB's operates primarily in its franchise area in southwest England. SWEB's franchise area covers approximately 5,560 square miles running from Bristol and Bath in the northeast, 188 miles southwest along the peninsula to Land's End and 28 miles beyond to the Isles of Scilly, and has a resident population of approximately 2.8 million.

 Basis of Presentation

  The financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States. The accompanying financial statements have not been prepared in accordance with the policies of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("SFAS No. 71"). This pronouncement, under which most U.S. electric utilities report financial statements, applies to entities which are subject to cost-based rate regulation. By contrast, SWEB is not subject to rate regulation, but, rather, is subject to price cap regulation (Note 3) and therefore the provisions of SFAS No. 71 do not apply. Financial statements presented in accordance with SFAS No. 71 contain deferred items which have not yet been included in rates charged to customers in compliance with the respective regulatory authorities, but which would have been included in the income statement of enterprises in general under U.S. GAAP. The accompanying financial statements of the Company do not contain such deferrals.

  The consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries and have been prepared from records maintained by SWEB in the United Kingdom. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in companies in which the Company's ownership interests range from 20% to 50% and the Company exercises

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

significant influence over operating and financial policies are accounted for using the equity method. Other investments are accounted for using the cost method (Note 11).

  These financial statements are presented in pounds sterling ((Pounds)) and in U.S. dollars ($ or U.S. $), solely for the convenience of the reader, at the exchange rate of (Pounds)1 = U.S. $1.7123, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on December 31, 1996. No representation is made that the pounds sterling amounts have been, could have been, or could be converted into U.S. dollars at that or any other rate of exchange.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  SWEB records revenue net of value added tax and accrues revenues for services provided but unbilled at the end of each reporting period. SWEB purchases power primarily from a market for the bulk trading of electricity (the "Pool").

  The Company has a diversified base of customers. No single customer or industry comprises 10% or more of revenues.

 Cash and Cash Equivalents

  The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

 Property, Plant, and Equipment

  Property, plant, and equipment are recorded at fair market value as adjusted at the acquisition date (Note 7) in accordance with Accounting Principles Board Opinion ("APB") No. 16, "Accounting for Business Combinations." Items capitalized subsequent to the Acquisition are recorded at original cost, which includes materials, labor, appropriate administrative and general costs, and the estimated cost of funds used during construction. The cost of maintenance, repairs, and replacement of minor items of property is charged to maintenance expense.

  Depreciation of the recorded cost of depreciable property, plant, and equipment is provided by using primarily composite straight-line rates (Note
9), which approximate 3.1% per year (2.5% per year for depreciable utility plant in service).

 Information Technology Consultancy and Development Costs

  Significant information technology ("IT") consultancy and development costs are capitalized when they become technologically feasible and are amortized over their estimated useful economic life from the date of first use. Other IT consultancy and development costs are charged to income in the period in which they are

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

incurred. This policy has been adopted effective October 1, 1995 as the Company has embarked on a significant program of investment and will be incurring significant development costs which are fundamental to the future performance of the business and which will benefit the business for a number of years. The Directors are of the opinion that in relation to the planned development costs to be incurred in the future, the policy followed by the Predecessor Company of writing off such costs to the Statement of Income does not give a fair reflection of the period over which the benefits will accrue. Prior to this change in accounting policy the Company expensed all IT consultancy and development costs as incurred. The effect of adopting this policy has resulted in the capitalization of (Pounds)3.0 million in the three months to December 31, 1995, (Pounds)5.2m of costs in the year ended March 31, 1996 and (Pounds)8.6m of costs in the nine months to December 31, 1996. If the policy had been adopted by the Predecessor Company, the amount that would have been capitalized at acquisition would have been zero, as no tangible benefits were believed to have accrued from current development work at that date and any costs relating to earlier development work had been fully amortized.

 Goodwill

  The Company amortizes costs in excess of fair value of net assets of the business acquired using the straight-line method over a period of 40 years. Recoverability (performed on the basis of undiscounted operating cash flow analysis) is reviewed annually or sooner if events or changes in circumstances indicate that the carrying amount may exceed fair value, in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Goodwill shown in the accompanying consolidated financial statements relates to the acquisition of SWEB (Note 7).

 Investments

  The Company accounts for its current investments in accordance with SFAS No. 115, "Accounting for Investments for Certain Debt and Equity Securities." These investments represent investments in debt securities, which management classifies as available-for-sale securities in accordance with SFAS No. 115. The Company's long-term investments consist of investments accounted for using the cost method (See Note 11).

 Income Taxes

  SFAS No. 109, "Accounting for Income Taxes," requires the asset and liability approach for financial accounting and reporting for deferred income taxes. The Company uses the liability method of accounting for deferred income taxes and provides deferred income taxes for all significant income tax temporary differences.

 Unearned Revenue

  Unearned revenue primarily represents the liability for payments received from customers in connection with the assessment of a value added tax ("VAT") on electricity sales, which was imposed by the UK government effective April 1, 1994 to include electricity sales to residential customers. As part of the adoption of the tax, customers were allowed to prepay their bills and avoid the VAT on the element of the future electricity consumption which was prepaid. Revenues are recognized as electricity is supplied to these customers.

  The Regulator permits the Company to bill for all estimated allowed revenue, while actual allowed revenue is not known until after the end of the fiscal year. When billings exceed the actual allowed revenue, revenues are deferred on the excess amounts. The deferred amount is deducted from revenues and included in current liabilities. When billings are less than the allowed revenue, no anticipation of any potential future recovery is made.

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


 Financial Instruments

  The Company uses financial instruments primarily to mitigate the risk of exposure to volatility in electricity prices and fluctuations in interest rates. Such instruments are accounted for as hedges, and accordingly, gains and losses are deferred and recognized over the same period as the item hedged (Note 8).

  The Company's carrying amount of financial instruments at March 31, 1996 was zero (Note 8).

 New Accounting Standards

  In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, which provides guidance on when to assess and how to measure impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain intangibles to be disposed of. The Company adopted SFAS No. 121 on January 1, 1996, with no material effect on its financial position or results of operations.

2. RETIREMENT BENEFITS

 Pension Plans

  SWEB has two pension plans, a defined benefit plan and a defined contribution plan.

 Defined Contribution Plan

  The defined contribution plan was established in the year ended March 31, 1994. The assets of the defined contribution plan are held and administered by an independent trustee. Contributions to the plan by SWEB on behalf of its employees were (Pounds)0.1 million ($0.2 million) for the period from inception (June 23, 1995) through March 31, 1996.

 Defined Benefit Plan

  SWEB participates in the Electricity Supply Pension Scheme, which provides pension and other related defined benefits, based on final pensionable pay, to substantially all employees throughout the Electricity Supply Industry in the United Kingdom. Contributions to the plan by SWEB on behalf of its employees were (Pounds)4.8 million ($8.2 million) for the period from inception (June 23, 1995) through March 31, 1996.


  In accordance with SFAS No. 87, as of the date of the Acquisition, the assignment of the purchase price to individual assets acquired and liabilities assumed includes the plan assets in excess of the projected benefit obligation. SWEB uses the "entry age normal method with a frozen initial liability" actuarial method for funding purposes. Amounts funded to the pension trust(s) are primarily invested in equity and fixed-income securities. SFAS No. 87 requires use of the "projected unit credit" actuarial method for financial reporting purposes.

  The following table shows the actuarial results and assumptions for pension benefits as computed under SFAS No. 87 (in millions):

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                                            MARCH 31, MARCH 31,
                                                              1996      1996
                                                            --------- ---------
                                                            (Pounds)      $
      Actuarial present value of benefit obligation:
        Vested benefits...................................    (488)      (836)
        Nonvested benefits................................       0          0
                                                              ----      -----
      Accumulated benefit obligation......................    (488)      (836)
      Effect of future increases in compensation..........     (37)       (63)
                                                              ----      -----
      Projected benefit obligation........................    (525)      (899)
        Less:
          Fair value of plan assets.......................     642      1,099
          Unrecognized net gain...........................     (22)       (38)
                                                              ----      -----
      Prepaid asset recognized in the consolidated balance
       sheets.............................................      95        162
                                                              ====      =====

  The weighted average rates assumed in the actuarial calculations were as follows at March 31, 1996:

      Discount rate....................................................... 8.75%
      Annual salary rate increase......................................... 6.00
      Long term rate of return on plan assets............................. 9.50

  The components of the plan's net pension income during the period from inception (June 23, 1995) to March 31, 1996 are shown below (in millions):

                                                                   (Pounds)  $
                                                                   -------- ---
      Benefits earned during the period...........................     2      3
      Interest cost on projected benefit obligation...............    22     38
      Actual return on plan assets................................   (50)   (86)
      Net amortization and deferral...............................    22     38
                                                                     ---    ---
      Net pension income..........................................    (4)    (7)
                                                                     ===    ===

3. REGULATORY MATTERS

  OFFER controls the revenues generated by SWEB in its distribution and supply businesses by applying a price control formula, P + RPI - X (where X is currently 3% for distribution and 2% for supply), where P is the price level at the beginning of each new regulatory period, RPI is the change in the Retail Price Index and X is an adjustment factor determined by OFFER.

  In the distribution business, the Distribution Price Control Formula ("DPCR") is usually set for a five-year period, subject to more frequent adjustments as determined necessary by the Director General of Electricity Supply (the "Regulator"). At each review, the Regulator can require a one-time price reduction. An initial review by the Regulator of allowable income in the distribution business led to a reduction of the price level by 14% for SWEB starting April 1, 1995, followed by efficiency factors of X = 2% for each year until March 2000. On July 6, 1995, the Regulator announced the result of a further distribution price review which was precipitated by certain market events in the UK electric utility industry. For SWEB, such announcement meant a further real reduction of 11% in allowable distribution income for the twelve months from April 1, 1996, followed by an efficiency factor of X = 3% for each year until March 31, 2000, before an allowed increase for inflation.

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  In the supply business, which is progressively being opened to competition, price regulation still applies to the market for customers with a demand of not more than 100kW. The calculation of the maximum supply charge is based on a Supply Price Control Formula, similar to the DPCR and is set for a four-year period. In 1993, OFFER announced the supply franchise market (i.e., with demand of not more than 100kW) income entitlement for the four-year period ending March 1998. A relatively small efficiency factor of X = 2% was applied to SWEB and is being offset by an allowance for both unit and customer growth. The nonfranchise markets (above 1MW) were opened to full competition during privatization in 1990; the nonfranchise markets above 100 kW were opened to full competition starting in April 1994.

4. COMMITMENTS AND CONTINGENT MATTERS

 Power Purchase Agreements

  SWEB has entered into a contract relating to the purchase of 200 megawatts of capacity from a 7.69% owned related party, Teesside Power Limited ("Teesside"), for a period of 15 years beginning April 1, 1993. The contract sets escalating electricity purchase prices at predetermined levels. The Company has recognized an accrual at the acquisition date for the excess of these Teesside power purchase costs in each year over an estimate of the equivalent pool costs in that respective year. These costs have been discounted at an appropriate rate to today's present value of (Pounds)60 million ($103 million).

  The Company has additional contracts with unaffiliated parties relating to the purchase of electricity, which expire by March 31, 1998, and contracts relating to the purchase of gas which expire by September 30, 1998, the terms of which are immaterial with respect to quantity and price, both annually and in the aggregate.

 Operating Leases

  SWEB has commitments under operating leases with various terms and expiration dates. Expenses associated with these commitments totaled (Pounds)3 million ($5 million) for the period from inception (June 23, 1995) to March 31, 1996. At March 31, 1996, estimated minimum rental commitments for noncancelable operating leases were as follows:

                                                                    AMOUNT
                                                               ----------------
                                                               ((Pounds)M) ($M)
      Fiscal year:
        1997..................................................       2       3
        1998..................................................       2       3
        1999..................................................       2       3
        2000..................................................       1       2
        2001..................................................       1       2
        Thereafter............................................      10      17
                                                                   ---     ---
          Total minimum payments..............................      18      30
                                                                   ===     ===

 Labor Subject to Collective Bargaining Agreements

  Substantially all of SWEB's employees are subject to one of five collective bargaining agreements. Such agreements are ongoing in nature, and SWEB's employee participation level is consistent with that of the electric utility industry in Great Britain.

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


 Change of Government in the UK

  On May 1, 1997 a new Labour government in the UK was elected.The Labour Party's election manifesto included the commitment to introduce a windfall tax on excess profits of privatised utilities. Neither the total amount of government revenue to be raised by the tax nor the allocation of the tax between utilities has been announced. There can be no assurance that the introduction of a windfall tax or other policies of the new government would not adversely affect the Company.

 Pension Contingency

  The Pensions Ombudsman (a UK statutorily appointed independent arbitrator) has issued a determination in favor of complaints made by members of the Electricity Supply Pension Scheme ("ESPS") relating to another employer's use of ESPS surplus to offset the employer's costs of providing enhanced pensions on redundancies. Under that determination the Pensions Ombudsman directed the employer to pay into ESPS the amount of that use of the surplus plus interest. The determination is being challenged in the courts and no payments are required until such challenge has been heard. If the challenge is unsuccessful, either at the first challenge or on a subsequent appeal, it will have an adverse effect on SWEB. It is not practical to make an estimate of the exposure at the present time.

5. SEGMENT REPORTING

  The Company is primarily engaged in two electric industry segments: distribution, which involves the transmission of electricity across its network and its transfer and delivery to its customers, and supply, which involves bulk purchase of electricity from the Pool and arranging for its sale and transfer to its customers. Intersegment sales primarily represent sales from distribution to supply for the use of the distribution network. Information about the Company's operations in these individual segments during the period from inception (June 23, 1995) through March 31, 1996 and as of March 31, 1996 is detailed below (in millions):

                           DISTRIBUTION     SUPPLY       OTHER     ELIMINATIONS  CONSOLIDATED
                          -------------- ------------ ------------ ------------ --------------
                          (Pounds)   $   (Pounds)  $  (Pounds)  $  (Pounds)  $  (Pounds)   $
Operating revenues......     147     252   450    770    33     57   (149)  255    481     824
Operating income........      72     123    13     22     1      2      0     0     86     147
Depreciation and amorti-
 zation.................      16      27     1      2     5      9      0     0     22      38
Total assets employed at
 period-end.............   1,422   2,435   102    175   162    277      0     0  1,686   2,887
Capital expenditures....      32      55     1      2     4      7      0     0     37      64

  Included in "Other" above are insignificant operating subsidiaries of SWEB, as well as corporate activities and assets not allocated to specific segments (i.e., dividends, taxes, investments, and financing), with the exception of total assets employed, the values above exclude discontinued operations. The eliminations above primarily relate to internal sales from the distribution business to the supply business for use of the network. Such sales are priced at rates applicable to SWEB and other suppliers operating in the SWEB franchise area.

6. INCOME TAXES

  Details of the income tax provision for the period from inception (June 23, 1995) to March 31, 1996 (including the amount related to the extraordinary gain in the accompanying consolidated statement of operations) are as follows (in millions):

                                                                     (Pounds)  $
                                                                     -------- ---
      Provision for income taxes:
        Currently payable...........................................    12    21
        Deferred....................................................    19     32
                                                                       ---    ---
          Total provision...........................................    31     53
                                                                       ===    ===

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The tax effects of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases, which give rise to deferred tax assets and liabilities, are as follows (in millions):

                                                                       MARCH 31,
                                                                          1996
                                                                      ------------
                                                                      (Pounds)  $
                                                                      -------- ---
      Deferred tax liabilities:
        Property, plant, and equipment basis differences.............   341    584
        Pensions.....................................................    32     55
                                                                        ---    ---
          Total......................................................   373    639
                                                                        ---    ---
      Deferred tax assets:
        Acquisition related accruals.................................    21     36
        Other........................................................     0      0
                                                                        ---    ---
          Total......................................................    21     36
                                                                        ---    ---
      Net deferred tax liabilities...................................      352 603
                                                                             0   0
      Portion included in current liabilities, net................... -------- ---
      Accumulated deferred income taxes in the consolidated balance        352 603
       sheets........................................................ ======== ===

  A reconciliation of the UK statutory rate to the effective income tax rate for the period from inception (June23, 1995) to March 31, 1996 is as follows:

      UK statutory rate..................................................... 33%
      Nondeductible amortization of goodwill................................   1
                                                                             ---
      Effective income tax rate.............................................  34%
                                                                             ===

7. ACQUISITION

  The Acquisition of SWEB in the amount of (Pounds)1.063 ($1.820) billion was accomplished through the purchase of shares via both cash and non-cash consideration (see accompanying consolidated statement of cash flows) between July and November 1995. The Company purchased 14% of SWEB through open market purchases during July and August 1995. On August 25, 1995, the Company acquired an additional 16% of SWEB through open market purchases. On August 31, 1995, the Company's offer to purchase all shares of SWEB was endorsed by its Directors. By September 18, 1995, the Company had gained effective control of approximately 84% of its shares, and, therefore, effective control of SWEB. The Company acquired the remaining shares by November 27, 1995, the date on which the notice for compulsory acquisition from non-assenting shareholders expired. The Company's equity in the earnings of SWEB prior to September 18, 1995 and the minority interest in the earnings of SWEB subsequent to the Acquisition Date were each immaterial and, accordingly, are not separately presented in the accompanying consolidated statement of income.

  The Acquisition was accounted for using the purchase method of accounting in accordance with APB No. 16, "Accounting for Business Combinations" ("APB No. 16"). The purchase price of SWEB has been allocated to the underlying assets and liabilities based on estimated fair values at the acquisition date. The acquisition cost exceeded the fair market value of net assets acquired, including (Pounds)28 million ($48 million) of acquisition related costs, by (Pounds)175 million ($300 million) and is considered goodwill. The operating results of

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

SWEB have been included in the Company's financial statements from the effective date of the Acquisition. The revisions to the estimate of fair values on the Acquisition Date were not material; the final valuations are shown in the "Notes to the Unaudited Condensed Consolidated Financial Statements" for the nine months ended December 31 , 1996.

  The net purchase price of (Pounds)1.063 billion was allocated as follows (in millions):

                                                                (Pounds)   $
                                                                -------- ------
      Property, plant, and equipment...........................  1,190    2,037
      Current assets...........................................     317     543
      Investments..............................................     258     442
      Goodwill.................................................     175     300
      Current liabilities......................................    (244)   (418)
      Other liabilities........................................    (633) (1,084)
                                                                 ------  ------
      Purchase price...........................................   1,063   1,820
                                                                 ======  ======

  The Company recognized certain liabilities in connection with the Acquisition, including a plan to increase the ongoing severance program and costs to exit its electrical contracting and servicing business lines. A program of staff reductions is being effected which, when completed by the end of calendar 1997, is expected to reduce the number of staff in the main electricity business by 21% compared to that at the date of acquisition by the Company. The Company recorded this provision related to exiting these businesses in accordance with EITF Consensus No. 95-3, "Recognition of Liabilities in Connection With a Purchase Business Combination." During the period, the Company sold South Western Electricity (Connect) Limited to its existing management and SWEB Servicing Limited to an unaffiliated party. The activity in these categories is as follows (in millions):

                                                                       BUSINESS
                                                        SEVERANCE     DISPOSALS
                                                       ------------  ------------
                                                       (Pounds)  $   (Pounds)  $
      Balance at Acquisition .........................    26     44     11     19
       Utilized.......................................    (2)    (3)    (5)    (9)
                                                         ---    ---    ---    ---
      Balance at March 31, 1996.......................    24     41      6     10
                                                         ===    ===    ===    ===

  Liabilities existing at March 31, 1996 in respect of business disposals represent outstanding contractual commitments to the respective purchasers, which will be resolved by March, 1999.

  The following pro forma information has been prepared assuming that the Acquisition had occurred at the beginning of the respective periods. This pro forma information includes adjustments for depreciation expense resulting from the fair valuation of the assets upon acquisition, amortization of goodwill resulting from the excess of the fair values of the assets minus liabilities over the purchase price, incremental interest expense resulting from the fair valuation of debt obligations upon acquisition, interest expense that would have been incurred to finance the acquisition as if they were incurred at the beginning of the period, and the exclusion of the Company's gain on sale of its investment in NGG and its acquisition bid defense costs. The pro forma information is presented for informational purposes only and may not be indicative of the results of operations as they would have been had the Acquisition occurred at the beginning of the respective periods, nor is the information necessarily indicative of the results of operations which may occur in the future.

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                                                    FISCAL YEAR ENDED MARCH 31
                                                   -----------------------------
                                                        1996           1995
                                                   -------------- --------------
                                                   (Pounds)   $   (Pounds)   $
      Operating Revenues (in millions) ...........   780    1,336   776    1,329
      Net income (in millions)....................    54       92    47       80

8. FINANCIAL INSTRUMENTS

  SWEB utilizes contracts for differences ("CFDs") to mitigate its exposure to volatility in the prices of electricity purchased through the Pool. Such contracts allow the Company to effectively convert the majority of its anticipated Pool purchases from market prices to fixed prices. CFDs are in place to hedge a portion of electricity purchases on approximately 33,000 GWh through the year 2008. Accordingly, the gains and losses on such contracts are deferred and recognized as electricity is purchased. It is not possible to estimate the fair value of these contracts at present as the contract prices are based on future events, the effects of which currently are not estimable. Current CFD's have been entered into with UK Power Generators.

  Interest rate swaps are used by the Company to hedge its exposure to fluctuations in interest rates by allowing the Company to effectively convert its outstanding variable-rate debt into fixed rates. At March 31, 1996, sterling interest rate swaps expiring February 8, 2006 with notional amounts totaling (Pounds)250 million ($428 million), resulted in an unrealized gain of (Pounds)11 million ($19 million).

  The fair value of the swaps is estimated using pricing models which provide the present value of the difference between the contracted swap rates and market interest rates over the remaining life of the swaps and represent the amounts the bank would pay to terminate the swaps at March 31, 1996. Should the Company terminate the swaps, the gain or loss on termination would be deferred and amortized to interest expense over the period of the related debt.

  The Company is exposed to losses in the event of nonperformance by counterparties to both its CFDs and interest rate swaps. To manage this credit risk, the Company selects counterparties based on their credit ratings, limits its exposure to any one counterparty under defined guidelines, and monitors the market position of the programs and its relative market position with each counterparty.

9. PROPERTY, PLANT, AND EQUIPMENT

  The Company records book depreciation expense on a straight-line basis, using the following estimated useful lives:

                                                                          YEARS
                                                                         -------
      Distribution network assets.......................................      40
      Generation assets.................................................      15
      Buildings.........................................................      40
      Fixtures and equipment............................................ 3 to 20
      Vehicles and mobile plant......................................... 4 to 10

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  Property, plant, and equipment consisted of the following (in millions):

                                                             MARCH 31, MARCH 31,
                                                               1996      1996
                                                             --------- ---------
                                                             (Pounds)      $
      Generation............................................      2          3
      Distribution..........................................  1,123      1,923
      Non-network land and buildings........................     41         70
      Fixtures and equipment................................     48         82
      Vehicles and mobile plant.............................     13         22
                                                              ------     -----
                                                              1,227      2,100
      Accumulated depreciation..............................    (20)       (34)
                                                              ------     -----
      Property, plant, and equipment, net...................  1,207      2,066
                                                              ======     =====

  At March 31, 1996, nonnetwork land and buildings include approximately (Pounds)2 million ($3 million) of property and equipment held for sale. Management believes that the carrying amount of these assets approximates their net realizable value. There is an arrangement in place whereby HM Government is entitled to a share in the profits realized by the Company on certain property disposals made up to March 2000. Full provision for such clawback liabilities is made as soon as the sale is recognized.


10. DEBT

  Short-term debt at March 31, 1996 consists of the following (in millions):

                                                                  (Pounds)   $
                                                                  -------- -----
      Borrowings under term loan facility........................   325      556
      Borrowings under revolving credit facility.................   160      274
      Short term notes--banks....................................   138      236
      Loan notes to former shareholders..........................    27       46
                                                                    ---    -----
                                                                    650    1,112
                                                                    ===    =====

  The weighted average balance of debt outstanding during the period was (Pounds)605 million ($1,036 million) at a weighted average interest rate of 8.7%.

  At March 31, 1996, the Company had in place a (Pounds)325 million ($556 million) term loan facility with certain banks. Interest is payable monthly based on an interest rate of LIBOR plus 0.23%, which was 6.355% at March 31, 1996. Outstanding borrowings are due February 5, 1997.

  SWEB has in place a (Pounds)275 million ($471 million) revolving credit facility with certain banks, under which (Pounds)160 million ($274 million) had been drawn at March 31, 1996 at an interest rate of 6.46% (LIBOR plus 0.58%). Each revolving advance may have a term of up to six months, and this facility expires February 6, 1999.

  Short-term notes represent borrowings by SWEB from banks which have maturities of 90 days or less from March 31, 1996. Amounts outstanding include (Pounds)120 million from committed loan facilities and (Pounds)12 million from uncommitted loan facilities. Interest rates on outstanding borrowings were between 6.06% and 6.19% at March 31, 1996.

  In lieu of cash payments to former shareholders of SWEB for their shares, the Company offered loan notes at the time of acquisition; the notes are redeemable at the option of the note holders between June 30, 1996 and

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

December 31, 2002. Accordingly, these notes are classified as current liabilities in the accompanying balance sheet. Also, on October 6, 1995 and on November 24, 1995, the Company issued a total of (Pounds)597 million ($1,022 million) of Secured Floating Rate Bonds to finance the acquisition of SWEB which were redeemed on February 8, 1996.

  During the period, SWEB purchased from, and extinguished certain debt held by, the UK government. Shortly after the Acquisition Date, management had all the facts necessary to complete a calculation of the fair value of such debt. The principal and interest amounts to be paid and relevant current market interest rates were known, permitting a fair calculation based on the present value of the amounts to be paid discounted at an appropriate market interest rate, in accordance with APB No. 16. The terms of such debt gave SWEB no redemption right (except at a redemption premium considered by SWEB to be not economically feasible), unless the UK government were to offer the debt for public sale.

  On November 21, 1995, the Company learned of the UK government's intent to conduct a public auction of a portion of the UK RECs' debt and subsequently submitted a bid to the UK government to redeem such debt for (Pounds)98 million ($168 million), together with accrued interest. The offer made was below the fair value of the debt at the Acquisition Date as a result of two changes in circumstances which were not anticipated by SWEB. First, the UK government elected to hold the debt auction. Because the premium on redemption in excess of the par value of the debt is not deductible by SWEB, the UK government agreed to apply a premium in SWEB's bid reflecting the present value of the income tax related to the deduction for interest expense which SWEB would no longer be able to deduct once the debt was extinguished. Second, the market's perception of SWEB's credit risk changed due to the acquisitions of several other RECs which occurred in late 1995 and uncertainty in the market with respect to the future debt levels of SWEB following the Acquisition.

  Consequently, the market rate of interest on similar debt had increased from the time of the Acquisition to the auction date. The premium applied by the UK government and the higher market interest rate allowed SWEB to offer a price for the redemption of the debt which was lower than such debt's fair value upon Acquisition. The UK government accepted SWEB's offer on February 1, 1996. Accordingly, the Company recorded an extraordinary gain on the early extinguishment of this debt in the amount of (Pounds)6 million ($10 million), net of taxes of (Pounds)3 million ($5 million). This gain is nonrecurring in nature as it is the result of changes in circumstances after the fair valuation of such debt resulting from the application of APB No. 16, which valuation was finalized shortly after the Acquisition Date.

11. SALE OF INVESTMENTS

  The Company's long-term investments accounted for under the cost method consist of its 7.69% ownership of Teesside (Note 4), the fair value of which is not readily determinable. The Company's short-term investments are classified as available-for-sale under SFAS No. 115, the fair value of which approximated cost at March 31, 1996.

  During the period, SWEB sold its share of The National Grid Holding plc ("NGH") into the market, following the listing of the NGH shares on the London Stock Exchange on December 11, 1995. At the Acquisition Date, the eventual listing of shares in NGH was not certain as it required numerous actions by the 12 RECs, NGH and the UK government followed by the consent of the shareholders given at meetings of each of the 12 RECs on the terms of a listing. Regardless of the outcome of the above uncertainties, the Company intended to retain its investment even if such listing did ultimately occur. Accordingly, management determined that it had all the facts necessary to complete a calculation of the fair value of its long term investment in NGH, and it utilized a discounted cash flow methodology to determine the asset's fair value shortly after the Acquisition

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Date in accordance with APB No. 16. The Company's valuation of (Pounds)199 million ($341 million) was within the range of independent appraisals of NGH performed during the same period.

  Subsequent to the Acquisition Date, certain facts and circumstances changed which increased the value of the Company's investment in NGH. First, the listing of shares was structured in a manner found acceptable by the shareholders of each of the RECs, thereby transforming the Company's illiquid investment into a liquid investment. Additionally, while the Company viewed its investment in NGH as long-term in nature at the Acquisition Date, the acquisition of SWEB and the acquisition of several RECs subsequent to the Acquisition Date caused the UK government to be concerned that the listing of NGH would not result in NGH being broadly held by the public and that the NGH would be controlled by the holding companies that had acquired, or announced plans to acquire, RECs. As such, at the insistence of the UK government, each REC, including SWEB, agreed to dispose of its investment in NGH within one year of the listing and that such shares could not be retained by a REC's parent holding company, such as the Company.

  SWEB disposed of its shares over a period of approximately two months through a series of market transactions. The net proceeds of such sales were (Pounds)201 million ($344 million) resulting in a pretax gain of (Pounds)14 million ($24 million). (Further proceeds of (Pounds)12 million were received from the sale of shares transferred to SWEB's former shareholders and bring the total proceeds received to (Pounds)213 million.) This gain is nonrecurring in nature as it is the result of changes in circumstances after the fair valuation of the investment in NGH resulting from the application of APB No. 16 which valuation was finalized shortly after the Acquisition Date.

  The offering of NGH was conditional on the prior demerger of NGH's Pumped Storage Business ("PSB") which was completed in November 1995. The Company's estimated share of the proceeds from the sale of the PSB on December 21, 1995 was (Pounds)39 million ($67 million). No gain or loss was recognized on this sale.

12. STOCKHOLDER'S EQUITY

  As discussed in Note 7, the Company obtained effective control of SWEB on September 18, 1995. During October 1995, (Pounds)315 million ($539 million) of advances from the parent of the Company were converted to share capital, an equity contribution of (Pounds)185 million ($317 million) was received from the parent of the Company, and a combination of short-term and long-term debt financing was obtained to facilitate the payment of the former shareholders. These transactions are reflected in the accompanying consolidated statements of changes in stockholder's equity and cash flows.

  Dividends in the amount of (Pounds)191 million ($327 million) were declared and paid by the Company during the period ending March 31, 1996 as proceeds from the sale of the Company's shares in NGH (Note 11) provided cash in addition to that provided from operations during the period.

13. SUBSEQUENT EVENT

  On July 1, 1996, PP&L Resources, Inc. indirectly purchased a 25% share of the Company's parent, Southern Investments UK Holdings Limited, for (Pounds)121.5 million ($208 million).

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
South Western Electricity plc:

  We have audited the accompanying consolidated balance sheet of SOUTH WESTERN ELECTRICITY plc AND SUBSIDIARIES (Predecessor Company) as of March 31, 1995 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from those generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of South Western Electricity plc and subsidiaries as of March 31, 1995 and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States.

ERNST & YOUNG
Chartered Accountants

Bristol, England
August 27, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
South Western Electricity plc:

  We have audited the accompanying consolidated statement of income, statement of changes in stockholders' equity and statement of cash flows for the period from April 1, 1995 to September 17, 1995 of SOUTH WESTERN ELECTRICITY plc AND SUBSIDIARIES (Predecessor Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of South Western Electricity plc and subsidiaries for the period from April 1, 1995 to September 17, 1995 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN

Bristol, England
August 27, 1996

                 SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1995
                                 (IN MILLIONS)

                                                                      MARCH 31,
                                                                        1995
                                                                      ---------
                                                                      (Pounds)
                               ASSETS
PROPERTY, PLANT, AND EQUIPMENT (Note 9)..............................    830
  Less accumulated depreciation......................................    289
                                                                         ---
      Property, plant, and equipment, net............................    541
                                                                         ---
OTHER ASSETS:
  Investments........................................................     25
  Prepaid pension cost (Note 2)......................................     52
  Other..............................................................     17
                                                                         ---
      Total other assets.............................................     94
                                                                         ---
CURRENT ASSETS:
  Cash and cash equivalents..........................................     27
  Investments........................................................     21
  Receivables:
    Customer accounts, less provision for uncollectibles of
     (Pounds)12......................................................    113
    Other............................................................     15
                                                                         ---
    Receivables, net.................................................    128
  Materials and supplies.............................................     18
  Prepaid taxes......................................................     33
  Prepaid expenses...................................................      7
                                                                         ---
      Total current assets...........................................    234
                                                                         ---
      Total assets...................................................    869
                                                                         ===

                      STOCKHOLDERS' EQUITY AND LIABILITIES

STOCKHOLDERS' EQUITY (Note 11):
  Share capital, 50p par value common shares; 200 million shares au-
   thorized, 111.1 million issued, and outstanding...................     56
  Capital redemption reserve.........................................      6
  Retained earnings..................................................    312
                                                                         ---
      Total stockholders' equity.....................................    374
                                                                         ---
Long-term debt (Note 10).............................................     95
OTHER NON-CURRENT LIABILITIES:
  Deferred income taxes (Note 7).....................................    154
  Other..............................................................     26
                                                                         ---
      Total other non-current liabilities............................    180
                                                                         ---
CURRENT LIABILITIES:
  Accounts payable...................................................     50
  Electricity purchases payable......................................     36
  Accrued income taxes...............................................     43
  Unearned revenue...................................................     34
  Regulatory overrecovery............................................      6
  Bank loans.........................................................     24
  Other..............................................................     27
                                                                         ---
      Total current liabilities......................................    220
                                                                         ---
COMMITMENTS AND CONTINGENT MATTERS (Notes 2, 5 and 10)
      Total stockholders' equity and liabilities.....................    869
                                                                         ===

The accompanying notes are an integral part of this consolidated balance sheet.

                 SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                       CONSOLIDATED STATEMENTS OF INCOME

                    FOR YEARS ENDED MARCH 31, 1994 AND 1995
          AND FOR THE PERIOD FROM APRIL 1, 1995 TO SEPTEMBER 17, 1995
                                 (IN MILLIONS)

                                                YEAR ENDED       PERIOD FROM
                                                 MARCH 31,     APRIL 1, 1995 TO
                                             -----------------  SEPTEMBER 17,
                                               1994     1995         1995
                                             -------- -------- ----------------
                                             (Pounds) (Pounds)     (Pounds)
OPERATING REVENUES.........................    808      776          299
COST OF SALES..............................    511      480          186
                                               ---      ---          ---
GROSS MARGIN...............................    297      296          113
                                               ---      ---          ---
OPERATING EXPENSES:
  Maintenance..............................     42       45           18
  Depreciation.............................     28       31           15
  Selling, general, and administrative.....    105       81           40
                                               ---      ---          ---
      Total operating expenses.............    175      157           73
                                               ---      ---          ---
      Operating income.....................    122      139           40
                                               ---      ---          ---
OTHER INCOME (EXPENSE):
  Interest income..........................      4        7            2
  Interest expense.........................    (11)     (11)          (5)
  Investment income........................     15       14            1
  Other, net...............................      1        2            0
                                               ---      ---          ---
      Total other income (expense).........      9       12           (2)
                                               ---      ---          ---
INCOME FROM CONTINUING OPERATIONS BEFORE
 INCOME
 TAXES.....................................    131      151           38
PROVISION FOR INCOME TAXES.................     43       50           13
                                               ---      ---          ---
INCOME FROM CONTINUING OPERATIONS..........     88      101           25
INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
 net of income tax effect of (Pounds)0 for
 all periods (Note 12).....................      0        1           (1)
LOSS ON DISPOSAL OF DISCONTINUED OPERA-
 TIONS, net of income tax effect of
 (Pounds)4.................................      0       (8)           0
                                               ---      ---          ---
NET INCOME.................................     88       94           24
                                               ===      ===          ===

  The accompanying notes are an integral part of these consolidated financial statements.

                 SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    FOR YEARS ENDED MARCH 31, 1994 AND 1995
          AND FOR THE PERIOD FROM APRIL 1, 1995 TO SEPTEMBER 17, 1995
                                 (IN MILLIONS)

                         NUMBER OF ORDINARY   SHARE    CAPITAL                TOTAL
                         ORDINARY  SHARES OF PREMIUM  REDEMPTION RETAINED STOCKHOLDERS'
                          SHARES   50P EACH  ACCOUNT   RESERVE   EARNINGS    EQUITY
                         --------- --------- -------- ---------- -------- -------------
                                   (Pounds)  (Pounds)  (Pounds)  (Pounds)   (Pounds)
APRIL 1, 1993...........    123        62        0         0        289        351
  Issue of share capi-
   tal..................      0         0        0         0          0          0
  Dividends (21p per
   share)...............      0         0        0         0        (26)       (26)
  Net income............      0         0        0         0         88         88
                            ---       ---      ---       ---       ----       ----
MARCH 31, 1994..........    123        62        0         0        351        413
  Repurchase of own
   shares (Note 11).....    (12)       (6)       0         6       (103)      (103)
  Issue of share capi-
   tal..................      0         0        0         0          0          0
  Dividends (25p per
   share)...............      0         0        0         0        (30)       (30)
  Net income............      0         0        0         0         94         94
                            ---       ---      ---       ---       ----       ----
MARCH 31, 1995..........    111        56        0         6        312        374
  Issue of share capi-
   tal..................      1        --        2         0          0          2
  Dividends:
    20p per share for
     111 million
     shares.............      0         0        0         0        (23)       (23)
    65p per share for 81
     million shares.....      0         0        0         0        (52)       (52)
  Net income............      0         0        0         0         24         24
                            ---       ---      ---       ---       ----       ----
SEPTEMBER 17, 1995......    112        56        2         6        261        325
                            ===       ===      ===       ===       ====       ====


  The accompanying notes are an integral part of these consolidated financial statements.

                 SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    FOR YEARS ENDED MARCH 31, 1994 AND 1995
          AND FOR THE PERIOD FROM APRIL 1, 1995 TO SEPTEMBER 17, 1995
                                 (IN MILLIONS)

                                                YEAR ENDED       PERIOD FROM
                                           ------------------- APRIL 1, 1995 TO
                                           MARCH 31, MARCH 31,  SEPTEMBER 17,
                                             1994      1995          1995
                                           --------- --------- ----------------
                                           (Pounds)  (Pounds)      (Pounds)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..............................      88        94           24
                                              ---      ----          ---
 Adjustments to reconcile net income to
  net cash provided by operating activi-
  ties:
   Depreciation..........................      28        31           15
   Changes in assets and liabilities:
     Prepaid pension cost................     (15)      (24)          (8)
     Receivables, net....................      28        (5)          32
     Credit sales, noncurrent............      (1)       (6)          16
     Materials and supplies..............      (1)       (1)          12
     Prepaid expenses....................      (8)       (2)          (3)
     Accounts payable....................      12         1           (7)
     Accrued income taxes................      (8)       (5)          (3)
     Unearned revenue....................      61       (30)          (9)
     Other liabilities...................       3        24           (9)
     Deferred taxes......................      33        13            4
     Other, net..........................      16        10            5
                                              ---      ----          ---
      Total adjustments..................     148         6           45
                                              ---      ----          ---
      Net cash provided by operating ac-
       tivities..........................     236       100           69
                                              ---      ----          ---
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures....................     (61)      (68)         (22)
 Loans to related parties................       0         0           (3)
 Proceeds from property, plant, and
  equipment sales........................       1         1            5
 Purchases of investments................     (53)      (66)         (28)
 Proceeds from sales of investments......      38        66           26
                                              ---      ----          ---
      Net cash used in investing activi-
       ties..............................     (75)      (67)         (22)
                                              ---      ----          ---
CASH FLOWS FROM FINANCING ACTIVITIES:
 Issue of share capital..................       0         0            2
 Common shares purchased.................       0      (103)           0
 Payments of dividends...................     (26)      (30)           0
 Change in short term borrowings.........     (37)       24          (23)
                                              ---      ----          ---
      Net cash used in financing activi-
       ties..............................     (63)     (109)         (21)
                                              ---      ----          ---
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.............................      98       (76)          26
CASH AND CASH EQUIVALENTS, beginning of
 period..................................       5       103           27
                                              ---      ----          ---
CASH AND CASH EQUIVALENTS, end of peri-
 od......................................     103        27           53
                                              ===      ====          ===
SUPPLEMENTAL CASH FLOW DISCLOSURES:
 Cash paid for interest..................      10        11            5
                                              ===      ====          ===
 Cash paid for income taxes..............      11        33            6
                                              ===      ====          ===

  The accompanying notes are an integral part of these consolidated financial statements.

                SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 General

  South Western Electricity plc ("SWEB") is one of the twelve regional electricity companies ("RECs") in England and Wales licensed to supply, distribute, and, to a limited extent, generate electricity. The RECs were created as a result of the privatization of the UK electricity industry in 1990 after the state owned low voltage distribution networks were allocated to the then existing twelve regional boards. SWEB's main business, the distribution and supply of electricity to customers in the southwest of England, is regulated under the terms of SWEB's Public Electricity Supply license by the Office of Electricity Regulation ("OFFER").

  SWEB operates primarily in its Franchise Area in southwest England. SWEB's Franchise Area covers approximately 5,560 square miles running from Bristol and Bath in the northeast, 188 miles southwest along the peninsular to Land's End and 28 miles beyond to the Isles of Scilly, and has a resident population of approximately 2.8 million.

 Basis of Presentation

  The financial statements of the Company are presented in pounds sterling ((Pounds)) and in conformity with accounting principles generally accepted in the United States. The accompanying financial statements have not been prepared in accordance with the policies of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" ("SFAS No. 71"). This pronouncement, under which most U.S. electric utilities report financial statements, applies to entities which are subject to cost-based rate regulation. By contrast, SWEB is not subject to rate regulation, but, rather, is subject to price cap regulation (Note 4) and therefore the provisions of SFAS No. 71 do not apply. Financial statements presented in accordance with SFAS No. 71 contain deferred items which have not yet been included in rates charged to customers in compliance with the respective regulatory authorities, but which would have been included in the income statement of enterprises in general under U.S. GAAP. The accompanying financial statements of the Company do not contain such deferrals.

  The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries and have been prepared from records maintained by SWEB in the United Kingdom. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in companies in which the Company's ownership interests range from 20% to 50% and the Company exercises significant influence over operating and financial policies are accounted for using the equity method. Other investments are accounted for using the cost method. Dividends received from investments accounted for under the cost method were (Pounds)9 million for the year ended 1994, (Pounds)12 million for the year ended 1995, and nil for the period from April 1, 1995 to September 17, 1995.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 Revenue Recognition

  SWEB records revenue net of value added tax ("VAT") and accrues revenues for services provided but unbilled at the end of each reporting period. SWEB purchases power primarily from a market for the bulk trading of electricity (the "Pool").

  The Company has a diversified base of customers. No single customer or industry comprises 10% or more of revenues.

 Cash and Cash Equivalents

  The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

 Property, Plant, and Equipment

  Property, plant, and equipment are recorded at original cost which includes materials, labor, appropriate administrative and general costs, and the estimated cost of funds used during construction. The cost of maintenance, repairs, and replacement of minor items of property is charged to maintenance expense.

  Depreciation of the recorded cost of depreciable property, plant, and equipment is provided by using composite straight-line rates, except for distribution network assets which are charged at 3% for 20 years and 2% for the remaining 20 years (Note 9), which are approximately 4.2% per year (2.8% per year for depreciable utility plant in service).

 Information Technology Consultancy and Development Costs

  Information technology consultancy and development costs are expensed when incurred.

 Investments

  The Company accounts for its current investments in accordance with Statement of Financial Accounting Standard ("SFAS") No. 115, "Accounting for Investments for Certain Debt and Equity Securities." These investments represent investments in debt securities, which management classifies as available-for-sale securities in accordance with SFAS No. 115, the fair value of which approximates cost. The Company's long-term investments are accounted for using the cost-method and consist of its 7.69% ownership of Teesside (Note
5) the fair value of which is not readily determinable.

 Income Taxes

  SFAS No. 109, "Accounting for Income Taxes," requires the asset and liability approach for financial accounting and reporting for deferred income taxes. The Company uses the liability method of accounting for deferred income taxes and provides deferred income taxes for all significant income tax temporary differences.

 Unearned Revenue

  Unearned revenue primarily represents the liability for payments received from customers in connection with the assessment of a VAT on electricity sales, which was imposed by the UK government effective April 1, 1994 to include electricity sales to residential customers. As part of the adoption of the tax, customers were

                SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

allowed to prepay their electricity bills and avoid the VAT on the element of the future electricity consumption which was prepaid. Revenues are recognized as electricity is supplied to these customers.

  Price regulation permits the Company to bill for all estimated allowed revenue, while actual allowed revenue is not known until after the end of the fiscal year. When billings exceed the actual allowed revenue, revenues are deferred on the excess amounts. The deferred amount is deducted from revenues and included in current liabilities. When billings are less than the allowed revenue, no anticipation of any potential future recovery is made.

 Financial Instruments

  The Company uses financial instruments primarily to mitigate the risk of exposure to volatility in electricity prices. Such instruments are accounted for as hedges, and accordingly, gains and losses are deferred and recognized over the same period as the item hedged (Note 8).

  The Company's carrying amount of financial instruments at March 31, 1995 was zero (Note 8).

2. RETIREMENT BENEFITS

 Pension Plans

  The Company operates two schemes, one based on defined contributions and a second based on defined benefits.

 Defined Contribution

  The defined contribution plan was established in the year ended March 31, 1994. The assets of the defined contribution plan are held and administered by an independent trustee. Contributions to the defined plan were not material for any period presented.

 Defined Benefit

  SWEB participates in the Electricity Supply Pension Scheme, which provides pension and other related defined benefits, based on final pensionable pay, to substantially all employees throughout the Electricity Supply Industry in the United Kingdom. Contributions to the plan by SWEB on behalf of its employees were (Pounds)9.6 million for the period ended March 31, 1994, (Pounds)9.8 million for March 31, 1995, and (Pounds)3.7 million for the period from April 1, 1995 to September 17, 1995.

  SWEB uses the "entry age normal method with a frozen initial liability" actuarial method for funding purposes. Amounts funded to the pension are primarily invested in equity and fixed income securities.

  It was not feasible to adopt SFAS No. 87 on the effective date of the standard. Accordingly, the unrecognized net transition asset at the date of initial application of SFAS No. 87, April 1, 1993, is being amortized over 15 years, beginning April 1, 1989, in accordance with the interpretations of the staff of the Securities and Exchange Commission. The amount of the unrecognized net transition asset credited to equity on April 1, 1993 was (Pounds)12.9 million.

  The following table shows the actuarial results and assumptions for pension benefits in respect of SWEB's share of the scheme, as computed under SFAS No. 87 (in millions):

                SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                                                       MARCH 31,
                                                                         1995
                                                                       ---------
                                                                       (Pounds)
      Actuarial present value of benefit obligation:
        Vested benefits...............................................   (443)
        Nonvested benefits............................................      0
                                                                         ----
      Accumulated benefit obligation..................................   (443)
      Effect of future increase in compensation.......................    (33)
                                                                         ----
      Projected benefit obligation....................................   (476)
                                                                         ----
        Less:
          Fair value of plan assets...................................    547
          Unrecognized net transition asset...........................    (29)
          Unrecognized net loss.......................................     10
                                                                         ----
                                                                          528
                                                                         ----
      Prepaid pension asset...........................................     52
                                                                         ====

  The weighted average rates assumed in the actuarial calculations as of the following dates were:

                                                   MARCH 31, MARCH 31, MARCH 31,
                                                     1993      1994      1995
                                                   --------- --------- ---------
Discount rate.....................................   8.75%     8.25%     8.75%
Annual salary rate increase.......................    6.0       5.5       6.0
Long-term rate of return on plan assets...........    9.5       9.5       9.5

  The components of the plan's net pension income during the periods are shown below (in millions):

                                              YEARS ENDED       PERIOD FROM
                                          ------------------- APRIL 1, 1995 TO
                                          MARCH 31, MARCH 31,  SEPTEMBER 17,
                                            1994      1995          1995
                                          --------- --------- ----------------
                                          (Pounds)  (Pounds)      (Pounds)
Benefits earned during the period........      6         5            3
Interest cost on projected benefit obli-
 gation..................................     37        37           20
Actual return on plan assets.............    (89)        0          (69)
Net amortization and deferral............     40       (56)          42
                                             ---       ---          ---
Net pension income.......................     (6)      (14)          (4)
                                             ===       ===          ===

3. EMPLOYEE INCENTIVE PLANS

  South Western Electricity plc had established incentive compensation plans under which it was authorized to grant incentive stock options in its common shares. There were two plans in operation.

  The Sharesave Plan, which qualifies as a noncompensatory plan under APB Opinion No. 25, was open to all eligible employees at the date of grant on December 11, 1990 at a price of (Pounds)1.75. The options were exercisable in 1996 or at an earlier date if the employee retired or if the Company was subject to acquisition (see Note 13). The activity in this plan was:

                SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                                                      NUMBER OF
                                                                       OPTIONS
                                                                      ---------
      March 31, 1993 outstanding and exercisable..................... 3,958,004
      1994 activity:
        Exercised....................................................  (192,924)
                                                                      ---------
        March 31, 1994 outstanding and exercisable................... 3,765,080
      1995 activity:
        Exercised....................................................  (279,801)
                                                                      ---------
        March 31, 1995 outstanding and exercisable................... 3,485,279
      Activity to September 17, 1995:
        Exercised....................................................   (81,122)
                                                                      ---------
        September 17, 1995 outstanding and exercisable............... 3,404,157
                                                                      =========

  The Executive Share Option Plan was open to Executive Directors and Senior Employees. Options were granted at a price equal to the market value of the stock at the date of grant and generally became exercisable over three to ten years following the grant. The activity in this plan was:

                                                                       AVERAGE
                                                            NUMBER OF   OPTION
                                                             OPTIONS    PRICE
                                                            ---------  --------
                                                                       (Pounds)
      March 31, 1993 outstanding........................... 1,356,447    2.96
      1994 activity:
        Granted............................................    73,202    6.90
        Exercised..........................................  (692,902)   2.64
        Lapsed.............................................   (15,822)   3.16
                                                            ---------
      March 31, 1994 outstanding...........................   720,925
      1995 activity:
        Granted............................................   429,295    7.57
        Exercised..........................................  (563,388)   3.17
                                                            ---------
      March 31, 1995 and September 17, 1995 outstanding....   586,832    7.00
                                                            =========

4. REGULATORY MATTERS

  OFFER controls the revenues generated by SWEB in its distribution and supply businesses by applying a price control formula, P + RPI - X, where P is the price level at the beginning of each new regulatory period, RPI is the change in the Retail Price Index (inflation) and X is an adjustment factor determined by OFFER. For the year ended March 31, 1994, X was -2.25% for distribution and 0.0% for supply. For the year ended March 31, 1995, X was -2.25% for distribution and 2.0% for supply, and for the period April 1, 1995 to September 17, 1995, X was 3.0% for distribution and 2.0% for supply.

  In the distribution business, the Distribution Price Control Formula ("DPCR") is usually set for a five-year period, subject to more frequent adjustments as determined necessary by the Director General of Electricity Supply (the "Regulator"). At each review, the Regulator can require a one-time price reduction. An initial review by the Regulator of allowable income in the distribution business led to a reduction of the price level by 14% for SWEB for the twelve months starting April 1, 1995, followed by efficiency factors of X= 2.0% for each year until March 2000. On July 6, 1995, the Regulator announced the result of a further distribution price review which was precipitated by certain market events in the UK electric utility industry. For SWEB, such

                SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

announcement meant a further real reduction of 11% in allowable distribution income for the 12 months starting from April 1, 1996 followed by an efficiency factor of X = 3.0% for each year until March 31, 2000.

  In the supply business, which is progressively being opened to competition, price regulation still applies to the market for customers with a demand of up to 100kW. The calculation of the maximum supply charge is based on a Supply Price Control Formula, similar to the DPCR and is set for a four-year period. In 1993, OFFER announced the supply franchise market (customers with demand of not more than 100 kW) income entitlement for the four-year period ending March 1998. A relatively small efficiency factor of X = 2.0% was applied to SWEB and is being offset by an allowance for both unit and customer growth. The nonfranchise markets above 1MW were opened to full competition during privatization in 1990; the nonfranchise markets above 100kW were opened to full competition starting in April 1994.

5. COMMITMENTS AND CONTINGENT MATTERS

 Power Purchase Agreements

  SWEB has entered into a contract relating to the purchase of 200 megawatts of capacity from a 7.69%-owned related party, Teesside Power Limited ("Teesside"), for a period of 15 years beginning April 1, 1993.

  The Company has additional contracts with unaffiliated parties relating to the purchase of electricity, which expire by March 31, 1998, and contracts relating to the purchase of gas which expire by September 30, 1998, the terms of which are immaterial with respect to quantity and price, both annually and in the aggregate.

 Operating Leases

  SWEB has commitments under operating leases with various terms and expiration dates. Expenses associated with these commitments totaled (Pounds)5.7 million, (Pounds)6.1 million, and (Pounds)2.6 million, for the years ended March 31, 1994 and 1995 and for the period from April 1, 1995 to September 17, 1995, respectively. At March 31, 1995, estimated minimum rental commitments for noncancelable operating leases were as follows (in millions):

                                                                        AMOUNT
                                                                       --------
                                                                       (Pounds)
      Fiscal year:
        1996..........................................................     5
        1997..........................................................     4
        1998..........................................................     3
        1999..........................................................     3
        2000..........................................................     3
        Thereafter....................................................    34
                                                                         ---
          Total minimum payments......................................    52
                                                                         ===

 Labor Subject to Collective Bargaining Agreements

  Substantially all of SWEB's employees are subject to one of five collective bargaining agreements. Such agreements are ongoing in nature, and SWEB's employee participation level is consistent with that of the electric utility industry in the Great Britain.

                SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

6. SEGMENT REPORTING

  The Company is primarily engaged in two electric industry segments: distribution, which involves the transmission of electricity across its network and its transfer and delivery to its customers, and supply, which involves bulk purchase of electricity from the Pool and arranging for its sale and transfer to its customers. Intersegment sales primarily represent sales from distribution to supply for the use of the distribution networks. Information about the Company's operations in these individual segments during the years ended March 31, 1994 and 1995, and for the period from April 1, 1995 through September 17, 1995 and as of those respective period ends is detailed below (in millions):

                                               MARCH 31, 1994
                          --------------------------------------------------------
                          DISTRIBUTION  SUPPLY   OTHER   ELIMINATIONS CONSOLIDATED
                          ------------ -------- -------- ------------ ------------
                            (Pounds)   (Pounds) (Pounds)   (Pounds)     (Pounds)
Operating revenues......      250        772       54        (268)        808
Operating income........       84         27       11           0         122
Depreciation............       21          0        7           0          28
Total assets employed at
 period end.............      483         92      324         (50)        849
Capital expenditures....       53          1       10           0          64

                                               MARCH 31, 1995
                          --------------------------------------------------------
                          DISTRIBUTION  SUPPLY   OTHER   ELIMINATIONS CONSOLIDATED
                          ------------ -------- -------- ------------ ------------
                            (Pounds)   (Pounds) (Pounds)   (Pounds)     (Pounds)
Operating revenues......      274        725       57        (280)        776
Operating income........      112         18       10          (1)        139
Depreciation............       24          0        7           0          31
Total assets employed at
 period end.............      531         93      294         (49)        869
Capital expenditures....       54          0       13           0          67

                              PERIOD FROM APRIL 1, 1995 TO SEPTEMBER 17, 1995
                          --------------------------------------------------------
                          DISTRIBUTION  SUPPLY   OTHER   ELIMINATIONS CONSOLIDATED
                          ------------ -------- -------- ------------ ------------
                            (Pounds)   (Pounds) (Pounds)   (Pounds)     (Pounds)
Operating revenues......      105        276       23        (105)        299
Operating income........       42          2       (4)          0          40
Depreciation............       12          0        3           0          15
Total assets employed at
 period end.............      537         54      289         (45)        835
Capital expenditures....       19          0        2           0          21

  Included in "Other" above are insignificant operating subsidiaries of SWEB (as well as corporate activities), and with the exception of total assets employed, the values above exclude discontinued operations.

7. INCOME TAXES

  Details of the income tax provision for the years ended March 31, 1994 and 1995 and for the period from April 1, 1995 to September 17, 1995 are as follows (in millions):

                                                YEARS ENDED      PERIOD FROM
                                                 MARCH 31      APRIL 1, 1995 TO
                                             -----------------  SEPTEMBER 17,
                                               1994     1995         1995
                                             -------- -------- ----------------
                                             (Pounds) (Pounds)     (Pounds)
      Provision for income taxes:
        Currently payable...................    10       33           10
        Deferred............................    33       13            3
                                               ---      ---          ---
          Total provision...................    43       46           13
                                               ===      ===          ===

                 SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


  The tax effects of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases, which give rise to deferred tax assets and liabilities, are as follows (in millions):

                                                                     MARCH 31,
                                                                       1995
                                                                     ---------
                                                                     (Pounds)
      Deferred tax liabilities:
        Property, plant, and equipment basis differences............    147
        Pensions....................................................     17
                                                                        ---
            Total...................................................    164
      Deferred tax assets...........................................     10
                                                                        ---
      Accumulated deferred income taxes in the consolidated balance
       sheet........................................................    154
                                                                        ===

  Reconciliations of the UK statutory rate to the effective income tax rate for the year ended March 31, 1994, March 31, 1995, and for the period from April 1, 1995 to September 17, 1995, are as follows:

                                                YEAR ENDED        PERIOD FROM
                                                 MARCH 31       APRIL 1, 1995 TO
                                                -------------    SEPTEMBER 17,
                                                1994    1995          1995
                                                -----   -----   ----------------
      UK statutory rate........................    33%     33%         33%
      Permanent differences....................    (0)     (0)          2
                                                -----      --          --
      Effective income tax rate................    33%     33%         35%
                                                =====      ==          ==

8. FINANCIAL INSTRUMENTS

  SWEB utilizes contracts for differences ("CFDs") to mitigate its exposure to volatility in the prices of electricity purchased through the Pool. Such contracts allow the Company to effectively convert the majority of its anticipated Pool purchases from market prices to fixed prices. CFDs are in place to hedge a portion of electricity purchases on approximately 39,100 GWh through the year 2008. Accordingly, the gains and losses on such contracts are deferred and recognized as electricity is purchased. It is not possible to estimate the fair value of these contracts at present as the contract prices are based on future events, the effects of which currently are not estimable. CFDs have been entered into with UK Power Generators.

  The Company is exposed to losses in the event of nonperformance by counterparties to its CFDs. To manage this credit risk, the Company selects counterparties based on their credit ratings, limits its exposure to any one counterparty under defined guidelines, and monitors the market position of the programs and its relative market position with each counterparty.

9. PROPERTY, PLANT, AND EQUIPMENT

  The Company records book depreciation expense on a straight-line basis, except for distribution network assets which are charged at 3% for 20 years and 2% for the remaining 20 years. Assets are depreciated using the following estimated useful lives:

                                                                         YEARS
                                                                        --------
      Distribution network assets......................................       40
      Generation assets................................................ 15 to 40
      Buildings........................................................ Up to 60
      Fixtures and equipment...........................................  3 to 20
      Vehicles and mobile plant........................................  4 to 10

                SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  Leasehold improvements are depreciated over the shorter of their useful lives or related lease terms.

  Property, plant, and equipment consisted of the following (in millions):

                                                                       MARCH 31,
                                                                         1995
                                                                       ---------
                                                                       (Pounds)
      Generation......................................................      2
      Distribution....................................................    804
      Nonnetwork land and buildings...................................     46
      Fixtures and equipment..........................................    101
      Vehicles and mobile plant.......................................     24
      Consumers' contributions........................................   (147)
                                                                         ----
                                                                          830
      Accumulated depreciation........................................   (289)
                                                                         ----
      Property, plant, and equipment, net.............................    541
                                                                         ====

  There is an arrangement in place, known as "clawback," whereby HM Government is entitled to a share in the profits realized by the Company on certain property disposals made up to March 2000. Full provision for such clawback liabilities is made as soon as the sale is recognized.

10. DEBT

  Long-term debt at March 31, 1995 consisted of the following (in millions):

                                                                        (Pounds)
                                                                        --------
      HM Government bonds..............................................    80
      Consortium tax creditor..........................................    10
      Long term loan...................................................     5
                                                                          ---
        Total..........................................................    95
                                                                          ===

  On October 22, 1990, the Predecessor Company issued (Pounds)80 million 12.365% bonds to HM Government which were due for repayment at par in 2008. Based on market rates, the HM Government bonds had a fair value of (Pounds)100 million at March 31, 1995.

  Consortium tax creditor represents the benefit of losses surrendered from consortia in which the Company has invested, which are required to be repaid at a later date depending on when such consortia have UK taxable income.

  The carrying value of the remaining debt instruments approximate fair value. No interest is payable on debts other than the (Pounds)80 million HM Government bonds.

11. STOCKHOLDERS' EQUITY

  Under the authority of a special resolution passed at the 1994 Annual General Meeting, the Company purchased 12.3 million of its own shares during the year ended March 31, 1995, which were subsequently canceled. The total consideration was (Pounds)103.1 million. The excess of cost over par value ((Pounds)96.9 million) was charged to retained earnings.

                SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES
                             (PREDECESSOR COMPANY)

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



  176,526 ordinary shares were issued during the year ended March 31, 1995 under South Western Electricity's Sharesave Scheme (Note 3) to employees who had left the Company. The shares were fully paid up by the former employees at an exercise price of (Pounds)1.75 per ordinary share. The average market price of SWEB's shares during the year ended March 31, 1995 was (Pounds)7.14.

  One special rights redeemable preference share, held by the Secretary of State, was redeemed at par on March 30, 1995 in accordance with the Company's Articles of Association.

  The share premium account and the capital redemption reserve are not distributable.

12. DISCONTINUED OPERATIONS

  On June 5, 1995, the Company sold its electrical retailing business for (Pounds)4.3 million plus payment for materials and supplies, which resulted in a loss on disposal of (Pounds)8.1 million, net of income tax effect of (Pounds)4 million. A (Pounds)7.9 million charge for write-down of electrical retailing assets is included in income from discontinued operations. These losses and charges were included in net income for year ended March 31, 1995. Subsequent revenues in the period April 1, 1995 to June 5, 1995 were (Pounds)9 million and (Pounds)77 million for the year ended March 31, 1995.

  In connection with the acquisition of SWEB, the Company announced its plans to dispose of the appliance servicing business on December 13, 1995 and its electrical installation and contracting business on January 25, 1996. The sales were completed in February 1996 and March 1996, respectively. All of these losses and charges were provided on acquisition at September 18, 1995.

13. SUBSEQUENT EVENTS

  On September 18, 1995, Southern Investments UK plc's ("SIUK") agreed bid for SWEB was declared wholly unconditional, and as a result, SWEB's parent Company is SIUK. SIUK is a wholly owned subsidiary of Southern Investments UK Holdings Limited ("Holdings"), which was itself wholly owned indirectly by The Southern Company.

  On July 1, 1996, PP&L Resources, Inc. indirectly purchased a 25% share of Holdings for (Pounds)121.5 million ($208.0 million).

                          SOUTHERN INVESTMENTS UK PLC
                              (SUCCESSOR COMPANY)

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1996
                                 (IN MILLIONS)

                                                                (Pounds) U.S. $
                                                                -------- ------
                            ASSETS
PROPERTY, PLANT, AND EQUIPMENT.................................  1,298   2,223
 Less accumulated depreciation.................................     49      84
                                                                 -----   -----
     Property, plant, and equipment, net.......................  1,249   2,139
                                                                 -----   -----
OTHER ASSETS:
 Investments...................................................     18      31
 Prepaid pension cost..........................................    103     176
 Goodwill, net of accumulated amortization of (Pounds)6($10)...    178     305
                                                                 -----   -----
     Total other assets........................................    299     512
                                                                 -----   -----
CURRENT ASSETS:
 Cash and cash equivalents.....................................      2       3
 Investments...................................................     20      35
 Receivables:
   Customer accounts, less provision for uncollectibles of
    (Pounds)14 ($24)...........................................    110     188
   Other.......................................................     16      27
                                                                 -----   -----
     Receivables, net..........................................    126     215
 Materials and supplies........................................      4       7
 Prepaid expenses..............................................     11      19
                                                                 -----   -----
     Total current assets......................................    163     279
                                                                 -----   -----
     Total assets..............................................  1,711   2,930
                                                                 =====   =====
             STOCKHOLDER'S EQUITY AND LIABILITIES
STOCKHOLDER'S EQUITY:
 Share capital, (Pounds)1 par value, 500,400,587 shares autho-
  rized, issued, and outstanding...............................    500     856
 Accumulated deficit (Note 1)..................................   (134)   (229)
                                                                 -----   -----
      Total stockholder's equity...............................    366     627
                                                                 -----   -----
OTHER NON-CURRENT LIABILITIES:
 Long-term debt................................................    300     514
 Deferred income taxes.........................................    376     644
 Provision for loss contracts..................................     68     116
 Other.........................................................     64     110
                                                                 -----   -----
     Total other non-current liabilities.......................    808   1,384
                                                                 -----   -----
CURRENT LIABILITIES:
 Short-term borrowings.........................................    332     568
 Accounts payable..............................................     55      94
 Accrued income taxes..........................................     21      36
 Unearned revenue..............................................     15      26
 Common dividend declared......................................     25      43
 Other.........................................................     89     152
                                                                 -----   -----
     Total current liabilities.................................    537     919
                                                                 -----   -----
COMMITMENTS AND CONTINGENT MATTERS (Note 3)
     Total stockholder's equity and liabilities................  1,711   2,930
                                                                 =====   =====

       The accompanying notes are an integral part of this balance sheet.

                          SOUTHERN INVESTMENTS UK PLC
                              (SUCCESSOR COMPANY)

             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

             FOR THE NINE MONTHS ENDED DECEMBER 31, 1995 AND 1996
                                 (IN MILLIONS)

                                                                                                           SUCCESSOR SUCCESSOR
                                                                                                 PRO FORMA  COMPANY   COMPANY
                                                                                                  1995(1)    1996      1996
                                                                                                 --------- --------- ---------
                                                                                                 (Pounds)  (Pounds)    U.S.$
OPERATING REVENUES..............................................................................    541       602      1,031
COST OF SALES...................................................................................    343       417        714
                                                                                                    ---       ---      -----
GROSS MARGIN....................................................................................    198       185        317
                                                                                                    ===       ===      =====
OPERATING EXPENSES:
 Maintenance....................................................................................     30        26         45
 Depreciation and amortization..................................................................     31        32         55
 Selling, general, and administrative...........................................................     57        37         63
                                                                                                    ---       ---      -----
     Total operating expenses...................................................................    118        95        163
                                                                                                    ---       ---      -----
     Operating income...........................................................................     80        90        154
                                                                                                    ---       ---      -----
OTHER INCOME (EXPENSE):
 Interest income................................................................................      7         1          2
 Interest expense...............................................................................    (55)      (39)       (67)
 Gain on sale of investment.....................................................................      7         1          2
 Other, net.....................................................................................      3         4          7
                                                                                                    ---       ---      -----
     Total other expense........................................................................    (38)      (33)       (56)
                                                                                                    ===       ===      =====
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES...........................................     42        57         98
PROVISION FOR INCOME TAXES......................................................................    (15)      (22)       (38)
                                                                                                    ---       ---      -----
NET INCOME......................................................................................     27        35         60
--------------------------------------------------
                                                                                                    ===       ===      =====

--------
(1) Pro forma financial information gives effect to the acquisition of the Predecessor Company by the Successor Company as if it had occurred on April 1, 1995. See page F-44.


 The accompanying notes are an integral part of these consolidated statements.

                          SOUTHERN INVESTMENTS UK PLC
                              (SUCCESSOR COMPANY)

            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1996
                                 (IN MILLIONS)

                                                             SUCCESSOR SUCCESSOR
                                                              COMPANY   COMPANY
                                                               1996      1996
                                                             --------- ---------
                                                             (Pounds)    U.S.$
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES.............     52        89
                                                               ----      ----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................    (54)      (93)
  Loans to related parties..................................     (2)       (3)
  Proceeds from property sales..............................      6        10
  Proceeds from sale of fixed asset investments.............      4         7
  Disposal of current asset investments, net................      6        10
                                                               ----      ----
      Net cash used in investing activities.................    (40)      (69)
                                                               ----      ----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of dividends.....................................    (12)      (20)
  Proceeds of bond issues...................................    300       514
  Change in short term borrowings...........................   (318)     (545)
                                                               ----      ----
      Net cash used in financing activities.................    (30)      (51)
                                                               ----      ----
NET DECREASE IN CASH AND CASH EQUIVALENTS...................    (18)      (31)
CASH AND CASH EQUIVALENTS, beginning of period..............     20        34
                                                               ----      ----
CASH AND CASH EQUIVALENTS, end of period....................      2         3
                                                               ====      ====
SUPPLEMENTAL CASH FLOW DISCLOSURES:
      Cash paid for interest................................    (39)      (67)
                                                               ====      ====
      Cash paid for income tax refunds......................     (9)      (15)
                                                               ====      ====


  The accompanying notes are an integral part of this consolidated statement.

                          SOUTHERN INVESTMENTS UK PLC
                              (SUCCESSOR COMPANY)

           UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

      FOR THE PERIOD FROM INCEPTION (JUNE 23, 1995) TO DECEMBER 31, 1995
                                 (IN MILLIONS)

                                                               (Pounds)   $
                                                               -------- ------
NET CASH PROVIDED BY OPERATING ACTIVITIES.....................      73     125
                                                                ------  ------
CASH FLOWS FORM INVESTING ACTIVITIES:
 Consideration for purchase of SWEB paid to former sharehold-
  ers.........................................................  (1,023) (1,752)
 Proceeds from sale of fixed asset investments................     111     190
 Capital expenditures.........................................     (23)    (39)
                                                                ------  ------
  Net cash used in investing activities.......................    (935) (1,601)
                                                                ------  ------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from advances from Parent...........................     315     539
 Capital contributions received...............................     185     317
 Payments of dividends........................................     (75)   (128)
 Proceeds of bond issues......................................     597   1,022
 Charges in short-term borrowings.............................     139     238
                                                                ------  ------
  Net cash provided by financing activities...................   1,161   1,988
                                                                ------  ------
INCREASE IN CASH AND CASH EQUIVALENTS.........................     299     512
CASH AND CASH EQUIVALENTS, beginning of period................       0       0
                                                                ------  ------
CASH AND CASH EQUIVALENTS, end of period......................     299     512
                                                                ======  ======
 Cash paid for interest.......................................      (8)    (14)
 Cash received from income tax................................       6      10

The Predecessor Company audited consolidated statement of cash flows for the period from April 1, 1995 to September 17, 1995 is included on page F-25.




  The accompanying notes are an integral part of this consolidated statement.

                            NOTES TO THE UNAUDITED

                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  The accompanying condensed consolidated financial statements are unaudited and have been prepared by the management of Southern Investments UK plc (the "Company") in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures usually found in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of the management of the Company, all adjustments (consisting of only normal recurring adjustments) considered necessary for fair presentation of the condensed consolidated financial statements have been included, and the accompanying condensed consolidated financial statements present fairly the financial position and the results of operations for the interim periods presented. The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements included elsewhere in this prospectus.

  The Predecessor Company audited consolidated statement of cash flows for the period from April 1, 1995 to September 17, 1995 is included on page F-25.

  As shown within the Consolidated Statement of Changes in Stockholder's Equity on page F-5, the accumulated deficit is due to the proceeds from the sale of the Company's investment in NGH being reflected as dividends.

  The financial statements as of December 31, 1996 are presented in pounds sterling ("(Pounds)") and in U.S. dollars ("$ or U.S. $"), solely for the convenience of the reader, at the exchange rate of (Pounds)1 = U.S. $1.7123, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on December 31, 1996. No representation is made that the pounds sterling amounts have been, could have been, or could be converted into U.S. dollars at that or any other rate of exchange.

2. COMPARABILITY OF PERIODS

  The condensed financial information included herein shows the results of the Successor Company for the nine months ended December 31, 1996 and pro forma results for the nine months ended December 31, 1995. The results for both periods have been prepared under US GAAP.

  As a result of the acquisition, the basis of accounting for the Successor Company differs from that for the Predecessor Company. The condensed consolidated financial statements of the Predecessor Company are presented on a historical cost basis while the consolidated financial statements of the Successor Company reflect the acquisition under the purchase method of accounting. Under the purchase method of accounting, fair value was assigned to the assets and liabilities of SWEB at the date the Company acquired effective control of SWEB. Goodwill was created to the extent the purchase price exceeded the difference between the fair value of SWEB's assets and the fair value of its liabilities.

  The Unaudited Condensed Consolidated Statements of Income show a pro forma statement of income for the nine months to December 31, 1995. This pro forma statement comprises the consolidated statement of income for the period from inception (June 23, 1995) to December 31, 1995 of the Successor Company and the consolidated statement of income for the Predecessor Company for the period from April 1, 1995 to September 17, 1995, adjusted for the effects of the acquisition as though it had taken place on April 1, 1995. See page F-44.

                            NOTES TO THE UNAUDITED

  During the six months ended September 30, 1996, as required by APB No. 16 the Company completed its assessment of the fair values of assets and liabilities acquired at the date of Acquisition Date. As a result, goodwill increased from (Pounds)175 million to (Pounds)183 million. The recorded assets and liabilities of SWEB immediately prior to the time the Company gained effective control of SWEB were (Pounds)855 million ($1.464 billion) and (Pounds)515 million ($882 million), respectively. As a result of applying the purchase method of accounting, the amount of SWEB's assets recorded on the books of the Company was increased by (Pounds)927 million ($1.587 billion) to their fair value of (Pounds)1.782 billion ($3.051 billion), and the amount of SWEB's liabilities recorded on the books of the Company was increased by (Pounds)385 million ($659 million) to their fair value of (Pounds)900 million ($1.541 billion). The increase in liabilities included the establishment of reserves totaling (Pounds)44 million ($75 million) related to staff reductions and the disposition of ancillary businesses. The resulting difference between the purchase price of (Pounds)1.065 billion ($1.824 billion) and the difference between the fair value of the assets acquired and the fair value of the liabilities assumed as well as the reserves established resulted in goodwill of (Pounds)183 million ($313 million).

3. COMMITMENTS AND CONTINGENT MATTERS

 Power Purchase Agreements

  SWEB has entered into a contract relating to the purchase of 200 megawatts of capacity from a 7.69%-owned related party, Teesside Power Limited ("Teesside"), for a period of 15 years beginning April 1, 1993. The contract with Teesside involves purchases which were above market rates at the acquisition date. Accordingly, the Company recognized a (Pounds)60 million ($103 million) accrual at the acquisition date for the cost of this contract.

  The Company has additional contracts with unaffiliated parties relating to the purchase of electricity, which expire by March 31, 1998, and contracts relating to the purchase of gas which expire by September 30, 1998, the terms of which are immaterial with respect to quantity and price, both annually and in the aggregate.

 Operating Leases

  SWEB has commitments under operating leases with various terms and expiration dates. Expenses associated with these commitments totaled (Pounds)3 million ($5 million) for the period from September 18, 1995 to March 31, 1996. At March 31, 1996, estimated minimum rental commitments for noncancelable operating leases were as follows (in millions):

                                                                      AMOUNT
                                                                   ------------
                                                                   (Pounds)  $
      Fiscal year:
        1997......................................................     2      3
        1998......................................................     2      3
        1999......................................................     2      3
        2000......................................................     1      2
        2001......................................................     1      2
        Thereafter................................................    10     17
                                                                     ---    ---
          Total minimum payments..................................    18     30
                                                                     ===    ===

 Labor Subject to Collective Bargaining Agreements

  Substantially all of SWEB's employees are subject to one of five collective bargaining agreements. Such agreements are ongoing in nature, and SWEB's employee participation level is consistent with that of the electric utility industry in Great Britain.

 Change of Government in the UK

  On May 1, 1997 a new Labour government in the UK was elected. The Labour Party's election manifesto included the commitment to introduce a windfall tax on excess profits of privatised utilities. Neither the total amount of government revenue to be raised by the tax nor the allocation of the tax between utilities has been announced. There can be no assurance that the introduction of a windfall tax or other policies of the new government would not adversely affect the Company.

 Pension Contingency

  The Pensions Ombudsman (a UK statutorily appointed independent arbitrator) has issued a determination in favor of complaints made by members of the Electricity Supply Pension Scheme ("ESPS") relating to another employer's use of ESPS surplus to offset the employer's costs of providing enhanced pensions on redundancies. Under that determination the Pensions Ombudsman directed the employer to pay into ESPS the amount of that use of the surplus plus interest. The determination is being challenged in the courts and no payments are required until such challenge has been heard. If the challenge is unsuccessful, either at the first challenge or on a subsequent appeal, it will have an adverse effect on SWEB. It is not practical to make an estimate of the exposure at the present time.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The unaudited pro forma consolidated statement of income for the year ended March 31, 1996 reflects the historical results of Southern Investments UK plc for the period from inception (June 23, 1995) to March 31, 1996 and of South Western Electricity plc for the period from April 1, 1995 to September 17, 1995, adjusted to show the results for the year ended March 31, 1996 as if the purchase business combination had occurred on April 1, 1995. The unaudited pro forma consolidated statement of income for the nine months ended December 31, 1995 reflects the historical results of Southern Investments UK plc for the period from inception (June 23, 1995) to December 31, 1995 and of South Western Electricity plc for the period from April 1, 1995 to September 17, 1995, adjusted for the effects of the acquisition as though it had taken place on April 1, 1995. The pro forma adjustments relate to the allocation of fair values of assets acquired and liabilities assumed, as well as the reversal of certain non-recurring items.

  This information is prepared for illustrative purposes only and, because of its nature, cannot give a complete picture of the Company's results of operations had the transactions been consummated on the date assumed and does not project the Company's financial position or results of operations for any future date or period. The unaudited pro forma consolidated statement of income should be read in conjunction with the consolidated financial statements of Southern Investments UK plc and the related notes thereto.

  Unaudited amounts have been prepared based upon the consolidated financial statements of the Company, which have been prepared in accordance with US GAAP.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED MARCH 31, 1996

  The following unaudited pro forma statement of income is based upon the consolidated statement of income for the period from inception (June 23, 1995) to March 31, 1996 of the Successor Company and the consolidated statement of income of the Predecessor Company for the period from April 1, 1995 to September 17, 1995, adjusted to reflect the items described in notes (1) to
(5) below as if the purchase business combination had occurred at the beginning of the period.

                                                                        IN MILLIONS
                                      -------------------------------------------------------------------------------------
                                          SUCCESSOR PERIOD      PREDECESSOR PERIOD                           PRO FORMA FOR
                                      INCEPTION (JUNE 23, 1995)  APRIL 1, 1995 TO                           THE YEAR ENDED
                                          TO MARCH 31, 1996     SEPTEMBER 17, 1995                          MARCH 31, 1996
                                              U.S. GAAP             U.S. GAAP          ADJUSTMENTS             U.S. GAAP
                                      ------------------------- ------------------ -----------------------  --------------
                                              (Pounds)               (Pounds)       1    2    3    4    5   (Pounds) U.S. $
Operating revenues...................            481                   299         --   --   --   --   --     780    1,336
Cost of sales........................            318                   186         --   --   --   --   --     504      863
                                                 ---                   ---         ---  ---  ---  ---  ---    ---    -----
Gross margin.........................            163                   113         --   --   --   --   --     276      473
                                                 ---                   ---         ---  ---  ---  ---  ---    ---    -----
Operating expenses:
  Maintenance........................             21                    18         --   --   --   --   --      39       67
  Depreciation and amortization......             22                    14           3    2  --   --   --      41       70
  Selling, general, and
   administrative....................             34                    41         --   --   --   --    (8)    67      115
                                                 ---                   ---         ---  ---  ---  ---  ---    ---    -----
    Total operating expenses.........             77                    73           3    2  --   --    (8)   147      252
                                                 ---                   ---         ---  ---  ---  ---  ---    ---    -----
    Operating income.................             86                    40          (3)  (2) --   --     8    129      221
                                                 ---                   ---         ---  ---  ---  ---  ---    ---    -----
Other income (expense):
  Interest income....................              7                     2         --   --   --   --   --       9       15
  Interest expense...................            (28)                   (5)        --   --    (1) (32) --     (66)    (113)
  Gain on sale of investment.........             14                   --          --   --   --   --   (14)   --       --
  Other, net.........................              2                     1         --   --   --   --   --       3        5
                                                 ---                   ---         ---  ---  ---  ---  ---    ---    -----
    Total other expense..............             (5)                   (2)        --   --    (1) (32) (14)   (54)     (93)
                                                 ---                   ---         ---  ---  ---  ---  ---    ---    -----
Income from continuing operations
 before income taxes.................             81                    38          (3)  (2)  (1) (32)  (6)    75      128
Provision for income taxes...........             28                    13          (1)  (1) --   (11)  (2)    26       44
                                                 ---                   ---         ---  ---  ---  ---  ---    ---    -----
Income from continuing operations....             53                    25          (2)  (1)  (1) (21)  (4)    49       84
                                                 ===                   ===         ===  ===  ===  ===  ===    ===    =====

--------
(1) Depreciation expense which would have been recorded based on the valuation of property, plant, and equipment recorded in connection with the purchase business combination, as if such combination had occurred on April 1, 1995. It has been provided using composite straight line rates which approximate 3.1% on an asset value of (Pounds)1,190 million for 170 days, less depreciation already charged to the Predecessor Company's consolidated statement of income.
(2) Amortization of goodwill recorded in connection with the purchase business combination as if the combination had occurred on April 1, 1995.
(3) Reflect the fair value of long-term debt obligations and associated interest expense recorded in connection with the purchase business combination as if the combination had occurred on April 1, 1995. The charge relates to notional interest ((Pounds)2 million) on the discounted provision in respect of Teesside, partly offset by a reduction in interest to market rates on the HM debt ((Pounds)1 million).
(4) Reflect the interest expense recorded in connection with the purchase business combination as if the combination had occurred on April 1, 1995 and had been 100% financed with short-term borrowings at an interest rate of 6% per year. The impact of a 1/8% change in the assumed interest rate would change income from continuing operations by (Pounds)0.4 million.
(5) Remove gain on the sale of investment in NGG and costs incurred by the Predecessor Company relating to bid defense associated with the Acquisition.

  The unaudited pro forma consolidated statement of income information above does not give effect to the Senior Notes issued, nor to the Original Capital Securities issued. Interest expense for the pro forma fiscal year would have increased by (Pounds)3 million ($5 million) assuming the Senior Notes were outstanding as of April 1, 1995. Refer to "Use of Proceeds" and "Capitalization" on page 33 of this Prospectus for further information regarding the impact of the Offering on the debt of the Company.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED DECEMBER 31, 1995

  The following unaudited pro forma statement of income is based upon the consolidated statement of income for the period from inception (June 23, 1995) to December 31, 1995 of the Successor Company and the consolidated statement of income of the Predecessor Company for the period from April 1, 1995 to September 17, 1995, adjusted to reflect the items described in notes (1) to
(5) below as if the purchase business combination had occurred at the beginning of the period.

                                                                       IN MILLIONS
                                     -------------------------------------------------------------------------------------
                                                                                                              PRO FORMA
                                                                                                               FOR THE
                                                                                                             NINE MONTHS
                                         SUCCESSOR PERIOD      PREDECESSOR PERIOD                               ENDED
                                     INCEPTION (JUNE 23, 1995)  APRIL 1, 1995 TO                            DECEMBER 31,
                                       TO DECEMBER 31, 1995    SEPTEMBER 17, 1995                               1995
                                             U.S. GAAP             U.S. GAAP          ADJUSTMENTS             U.S. GAAP
                                     ------------------------- ------------------ -----------------------   ------------
                                             (Pounds)               (Pounds)       1    2    3    4    5   (Pounds) U.S. $
Operating revenues...................           242                   299          --   --   --   --   --    541     926
Cost of sales........................           157                   186          --   --   --   --   --    343     587
                                                ---                   ---         ---  ---  ---  ---  ---    ---     ---
Gross margin.........................            85                   113          --   --   --   --   --    198     339
                                                ---                   ---         ---  ---  ---  ---  ---    ---     ---
Operating expenses:
  Maintenance........................            12                    18          --   --   --   --   --     30      51
  Depreciation and amortization......            12                    14           3    2   --   --   --     31      53
  Selling, general, and
   administrative....................            24                    41          --   --   --   --   (8)    57      98
                                                ---                   ---         ---  ---  ---  ---  ---    ---     ---
    Total operating expenses.........            48                    73           3    2   --   --   (8)   118     202
                                                ---                   ---         ---  ---  ---  ---  ---    ---     ---
    Operating income.................            37                    40          (3)  (2)  --   --    8     80     137
                                                ---                   ---         ---  ---  ---  ---  ---    ---     ---
Other income (expense):
  Interest income....................             5                     2          --   --   --   --   --      7      12
  Interest expense...................           (17)                   (5)         --   --   (1) (32)  --    (55)    (94)
  Gain on sale of investment.........             7                    --          --   --   --   --   --      7      12
  Other, net.........................             2                     1          --   --   --   --   --      3       5
                                                ---                   ---         ---  ---  ---  ---  ---    ---     ---
    Total other expense..............            (3)                   (2)         --   --   (1) (32)  --    (38)    (65)
                                                ---                   ---         ---  ---  ---  ---  ---    ---     ---
Income from continuing operations
 before income taxes.................            34                    38          (3)  (2)  (1) (32)   8     42      72
Provision for income taxes...........            12                    13          (1)  (1)  --  (11)   3     15      26
                                                ---                   ---         ---  ---  ---  ---  ---    ---     ---
Income from continuing operations....            22                    25          (2)  (1)  (1) (21)   5     27      46
-------------------------------------
                                                ===                   ===         ===  ===  ===  ===  ===    ===     ===

--------
(1) Depreciation expense which would have been recorded based on the valuation of property, plant, and equipment recorded in connection with the purchase business combination, as if such combination had occurred on April 1, 1995. It has been provided using composite straight line rates which approximate 3.1% on an asset value of (Pounds)1,190 million for 170 days, less depreciation already charged to the Predecessor Company's consolidated statement of income.
(2) Amortization of goodwill recorded in connection with the purchase business combination as if the combination had occurred on April 1, 1995.
(3) Reflect the fair value of long-term debt obligations and associated interest expense recorded in connection with the purchase business combination as if the combination had occurred on April 1, 1995. The charge relates to notional interest ((Pounds)2 million) on the discounted provision in respect of Teesside, partly offset by a reduction in interest to market rates on the HM debt ((Pounds)1 million).
(4) Reflect the interest expense recorded in connection with the purchase business combination as if the combination had occurred on April 1, 1995 and had been 100% financed with short-term borrowings at an interest rate of 6% per year. The impact of a 1/8% change in the assumed interest rate would change income from continuing operations by (Pounds)0.4 million.
(5) Remove the costs incurred by the Predecessor Company relating to bid defense associated with the Acquisition.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Trust. Neither the delivery of this Pro-spectus nor any sale made hereunder shall under any circumstance create an im-plication that there has been no change in the affairs of the Company or the Trust since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   7
Enforcement of Civil Liabilities.........................................   8
Summary..................................................................   9
Risk Factors.............................................................  22
Southern Investments UK Capital Trust I..................................  27
The Company..............................................................  30
Use of Proceeds..........................................................  33
Capitalization...........................................................  33
Accounting Treatment.....................................................  34
Exchange Rates...........................................................  34
Selected Financial Data..................................................  35
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  41
Business.................................................................  52
The Electric Utility Industry in Great Britain...........................  61
Management...............................................................  68
Certain Relationships and Related Transactions...........................  69
Security Ownership.......................................................  70
The Exchange Offer.......................................................  71
Description of the Exchange Capital Securities...........................  80
Description of the Exchange Guarantee....................................  94
Description of the Exchange Subordinated Debentures......................  96
Description of the Original Securities................................... 110
Relationship Among the Capital Securities, the Subordinated Debentures
 and the Capital Securities Guarantee.................................... 110
Certain Income Tax Considerations........................................ 112
Certain ERISA Considerations............................................. 117
Plan of Distribution..................................................... 119
Validity of Exchange Capital Securities.................................. 120
Experts.................................................................. 120
Glossary................................................................. 121
Index to the Consolidated Financial Statements........................... F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $82,000,000

                                    SOUTHERN
                                 INVESTMENTS UK
                                CAPITAL TRUST I


             8.23% Exchange Subordinated Capital Income Securities (Liquidation Amount $1,000 per Exchange Capital Security)

                     Fully and Unconditionally Guaranteed,
                            as Described Herein, by


                                    SOUTHERN
                               INVESTMENTS UK PLC


                                ---------------

                                   PROSPECTUS

                                        , 1997

                                ---------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under UK law there is a general rule that any provision (whether contained in a company's articles or in any other arrangement with the company) exempting an officer of the company from, or indemnifying him against, any liability for negligence or other breach of duty in relation to the company is void (this would include liability for fraud or dishonesty). As an exemption to this rule, a company may indemnify an officer against a liability incurred by him in defending any proceedings in which judgment is given in his favor or in which he is acquitted. A company may also give an indemnity where, in any proceedings against a director, the court relieves him from liability for negligence or breach of duty where he has acted honestly and reasonably and ought fairly to be excused from liability. An indemnity is permitted where a director acts within his powers and is not guilty of negligence or other breach of duty. A company is also permitted to purchase insurance against any such liability.

  Southern has an insurance policy covering the liabilities and expenses of Southern and its direct and indirect subsidiaries which might arise in connection with their lawful indemnification of their directors and officers for certain of their liabilities and expenses and also covering their officers and directors against certain other liabilities and expenses.

  The Bylaws of Southern Energy provide that no present or future director or officer of Southern Energy shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any federal or state statute or municipal ordinance regulating Southern Energy or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In the event that the foregoing provisions are found not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer is required to be reimbursed under such Bylaws for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in such provisions described.

  The Bylaws of Southern Energy further provide that each person who is or was a director of Southern Energy or officer or employee of Southern Energy holding one or more positions of management through and inclusive of Project managers and Business Development Managers (but not positions below the level of such managers) (such positions being hereinafter referred to as "Management Positions") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving at the request of Southern Energy as a director, alternate director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by Southern Energy as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. Expenses (including attorneys' fees) incurred by a director of Southern Energy or officer or employee of Southern Energy holding one or more Management Positions with respect to the defense of any such claim, action, suit or proceeding may be advanced by Southern Energy prior to the final disposition of such claim, action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by Southern Energy under such provisions or otherwise.

  The Articles of Association of the Company provide that, without prejudice to the provisions of Regulation 118 of Table A of the Companies Acts 1985 to 1989 under UK law, the directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, or employees or auditors of the Company, or of any other company which is its holding company or parent undertaking or in which the Company or such holding company or parent undertaking or any of the predecessors of the Company or of such holding company or parent undertaking has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund. For the purposes of this Regulation "holding company," "parent undertaking" and "subsidiary undertaking" shall have the same meanings as in the Companies Acts 1985 to 1989.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

     EXHIBIT                             DESCRIPTION
     -------                             -----------
             Indenture of Southern Investments UK plc relating to the
      4.1    Subordinated Debentures
      4.2    Form of Certificate of Subordinated Debentures (included as
             Exhibit A to Exhibit 4.1)
      4.3    Certificate of Trust of Southern Investments UK Capital Trust I
      4.4    Amended and Restated Declaration of Trust of Southern Investments
             UK Capital Trust I
      4.5    Form of Capital Security Certificate for Southern Investments UK
             Capital Trust I (included as Exhibit A-1 to Exhibit 4.4)
      4.6    Form of Exchange Guarantee of Southern Investments UK plc relating to the Exchange Capital Securities
      4.7    Registration Rights Agreement
      4.8    Capital Securities Guarantee of Southern Investments UK plc
             relating to the Original Capital Securities
      4.9    Common Securities Guarantee of Southern Investments UK plc
             relating to the Common Securities
      4.10   Deposit Agreement between Bankers Trust Company, as Book-Entry
             Depositary, and Southern Investments UK plc
      5.1    Opinion and consent of Shearman & Sterling to Southern Investments
             UK plc as to legality of the Exchange Subordinated Debentures and the Exchange Guarantee to be issued by Southern Investments UK plc*
      5.2    Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the Exchange Capital Securities to be issued by
             Southern Investments UK Capital Trust I*
      8.1    Opinion of Troutman Sanders LLP, special tax counsel, as to certain United States federal income tax matters*
      8.2    Opinion of Allen & Overy, special tax counsel, as to certain
             United Kingdom income tax matters*
     12.1    Statement re: Computation of ratio of earnings to fixed charges

     EXHIBIT                           DESCRIPTION
     -------                           -----------
     16.1    Letter re: Change in Certifying Accountants
     21.1    List of Subsidiaries of Southern Investments UK plc
     23.1    Consent of Arthur Andersen
     23.2    Consent of Ernst & Young
     23.3    Consent of Arthur Andersen
     23.4    Consent of Shearman & Sterling (included in Exhibit 5.1)*
     23.5    Consent of Richards, Layton & Finger (included in Exhibit 5.2)*
     23.6    Consent of Troutman Sanders LLP (included in Exhibit 8.1)*
     23.7    Consent of Allen & Overy (included in Exhibit 8.2)*
     24.1    Power of Attorney of certain officers and directors of Southern
             Investments UK plc
     24.2    Resolution of Southern Investments UK plc re: Power of Attorney
     25.1    Form T-1 Statement of Eligibility of Bankers Trust Company
     99.1    Form of Letter of Transmittal*
     99.2    Form of Notice of Guaranteed Delivery*
     99.3    Form of Exchange Agent Agreement*

--------
* To be filed by amendment.

  (B) FINANCIAL STATEMENT SCHEDULES

  The following financial statement schedules of the Predecessor Company and the Successor Company are filed as part of this Registration Statement:

                         SOUTH WESTERN ELECTRICITY PLC
                             (PREDECESSOR COMPANY)

          SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                    FOR YEARS ENDED MARCH 31, 1994 AND 1995
          AND FOR THE PERIOD FROM APRIL 1, 1995 TO SEPTEMBER 17, 1995

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

      AND FOR THE PERIOD FROM INCEPTION (JUNE 23, 1995) TO MARCH 31, 1996

ITEM 22. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT, SOUTHERN INVESTMENTS UK PLC, A PUBLIC LIMITED COMPANY DULY INCORPORATED AND EXISTING UNDER THE LAWS OF ENGLAND AND WALES, HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 12TH DAY OF MAY, 1997.

                                        Southern Investments UK plc

                                                  RICHARD J. PERSHING
                                        By:  DIRECTOR AND CHIEF EXECUTIVE
                                                        OFFICER


                                                     /s/ Wayne Boston
                                        By: ___________________________________
                                                     WAYNE BOSTON
                                                   ATTORNEY-IN-FACT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING DIRECTORS AND OFFICERS OF SOUTHERN INVESTMENTS UK PLC IN THE CAPACITIES AND ON THE DATE INDICATED:

             SIGNATURE                       TITLE                 DATE

        Richard J. Pershing           Chairman and Chief
                                       Executive Officer

           C. B. Harreld              Chief Financial and
                                       Accounting Officer

          Thomas G. Boren

         Alan W. Harrelson

           Gale E. Klappa

         C. Philip Saunders

         Charles W. Whitney
                                      Directors

        Accentacross Limited

          By: Roger L. Petersen
             Director

         Mighteager Limited

          By: Stephen J. Feerrar
             Director

              SIGNATURE                TITLE                         DATE

          /s/ Wayne Boston

                                                                 May 12, 1997
-------------------------------------
            WAYNE BOSTON
          Attorney-in-Fact

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SOUTHERN INVESTMENTS UK CAPITAL TRUST I HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON THE 12TH DAY OF MAY, 1997.

                                          Southern Investments UK Capital
                                           Trust I

                                                     /s/ Wayne Boston
                                          By: _________________________________
                                                       WAYNE BOSTON
                                                      REGULAR TRUSTEE

            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS AS TO SCHEDULE

To the Board of Directors of Southern Investments UK plc:

We have audited in accordance with generally accepted auditing standards, the financial statements of SOUTHERN INVESTMENTS UK plc AND SUBSIDIARIES (Successor Company) included in this registration statement and have issued our report thereon dated July 25, 1996. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 21(b) is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

Arthur Andersen

Bristol, England
July 25, 1996

                        REPORT OF INDEPENDENT AUDITORS
                                  ON SCHEDULE

To: THE BOARD OF DIRECTORS
  South Western Electricity plc

  We have audited the consolidated financial statements of South Western Electricity plc (Predecessor Company) as of March 31, 1995 and for the years ended March 31, 1995 and 1994, and have issued our report thereon dated August 27, 1996. Our audit also included the financial statement schedule listed in
Item 21(b). This schedule is the responsibility of the company's management. Our responsibility is to express an opinion based on our audit.

  In our opinion, the financial statement schedule referred to above, when considered in relation to the financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                       ERNST & YOUNG
                                       Chartered Accountants

Bristol, England
August 27, 1996

            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS AS TO SCHEDULE

To the Board of Directors of South Western Electricity plc:

We have audited in accordance with generally accepted auditing standards, the financial statements of SOUTH WESTERN ELECTRICITY plc AND SUBSIDIARIES (Predecessor Company) included in this registration statement and have issued our report thereon dated August 27, 1996. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in Item 21(b) is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

Arthur Andersen

Bristol, England
August 27, 1996

                         SOUTH WESTERN ELECTRICITY PLC
                             (PREDECESSOR COMPANY)

          SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                    FOR YEARS ENDED MARCH 31, 1994 AND 1995
          AND FOR THE PERIOD FROM APRIL 1, 1995 TO SEPTEMBER 17, 1995
                            (IN MILLIONS (Pounds))

                                            ADDITIONS
                                        -----------------
                                        CHARGED
                            BALANCE AT  TO COSTS CHARGED             BALANCE AT
                           BEGINNING OF   AND    TO OTHER              END OF
                              PERIOD    EXPENSES ACCOUNTS DEDUCTIONS   PERIOD
                           ------------ -------- -------- ---------- ----------
Provision for Uncollecti-
 ble Accounts:
  Year Ended March 31,
   1994..................       14          6                 (7)        13
                               ===        ===                ===        ===
  Year Ended March 31,
   1995..................       13          7                 (8)        12
                               ===        ===                ===        ===
  Period from April 1,
   1995 to
   September 17, 1995....       12          2                 (3)        11
                               ===        ===                ===        ===

                 SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES
                              (SUCCESSOR COMPANY)

          SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

      AND FOR THE PERIOD FROM INCEPTION (JUNE 23, 1995) TO MARCH 31, 1996
                            (IN MILLIONS (Pounds))

                                            ADDITIONS
                                        -----------------
                                        CHARGED
                            BALANCE AT  TO COSTS CHARGED             BALANCE AT
                           BEGINNING OF   AND    TO OTHER              END OF
                              PERIOD    EXPENSES ACCOUNTS DEDUCTIONS   PERIOD
                           ------------ -------- -------- ---------- ----------
Provision for Uncollecti-
 ble Accounts:
  Period from Inception
   (June 23, 1995)
   to March 31, 1996......      15(1)       3                 (1)        17
                               ===        ===                ===        ===

--------
(1) Includes an additional (Pounds)4 million of provision created resulting from the application of purchase accounting at the acquisition.

                                 EXHIBIT INDEX

 EXHIBIT                           DESCRIPTION                             PAGE
 -------                           -----------                             ----
         Indenture of Southern Investments UK plc relating to the
  4.1    Subordinated Debentures
  4.2    Form of Certificate of Subordinated Debentures (included as
         Exhibit A to Exhibit 4.1)
  4.3    Certificate of Trust of Southern Investments UK Capital Trust I
  4.4    Amended and Restated Declaration of Trust of Southern
         Investments UK Capital Trust I
  4.5    Form of Capital Security Certificate for Southern Investments
         UK Capital Trust I (included as Exhibit A-1 to Exhibit 4.4)
  4.6    Form of Exchange Guarantee of Southern Investments UK plc
         relating to the Exchange Capital Securities
  4.7    Registration Rights Agreement
  4.8    Capital Securities Guarantee of Southern Investment UK plc
         relating to the Original Capital Securities
  4.9    Common Securities Guarantee of Southern Investment UK plc
         relating to the Common Securities
  4.10   Deposit Agreement between Bankers Trust Company, as Book-Entry
         Depositary, and Southern Investment UK plc
  5.1    Opinion and consent of Shearman & Sterling to Southern
         Investments UK plc as to legality of the Exchange Subordinated
         Debentures and the Exchange Guarantee to be issued by Southern
         Investments UK plc*
  5.2    Opinion of Richards, Layton & Finger, special Delaware counsel, as to legality of the Exchange Capital Securities to be issued by Southern Investments UK Capital Trust I*
  8.1    Opinion of Troutman Sanders LLP, special tax counsel, as to certain United States federal income tax matters*
  8.2    Opinion of Allen & Overy, special tax counsel, as to certain
         United Kingdom income tax matters*
 12.1    Statement re: Computation of ratio of earnings to fixed charges
 16.1    Letter re: Change in Certifying Accountants
 21.1    List of Subsidiaries of Southern Investments UK plc
 23.1    Consent of Arthur Andersen
 23.2    Consent of Ernst & Young
 23.3    Consent of Arthur Andersen
 23.4    Consent of Shearman & Sterling (included in Exhibit 5.1)*
 23.5    Consent of Richards, Layton & Finger (included in Exhibit 5.2)*
 23.6    Consent of Troutman Sanders LLP (included in Exhibit 8.1)*
 23.7    Consent of Allen & Overy (included in Exhibit 8.2)*
 24.1    Power of Attorney of certain officers and directors of Southern
         Investments UK plc
 24.2    Resolution of Southern Investments UK plc re: Power of Attorney
 25.1    Form T-1 Statement of Eligibility of Bankers Trust Company
 99.1    Form of Letter of Transmittal*
 99.2    Form of Notice of Guaranteed Delivery*
 99.3    Form of Exchange Agent Agreement*

--------
* To be filed by amendment.